FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226850-04

Dated October 30, 2019	BBCMS 2019-C5

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2019-C5

$1,001,321,188 (Approximate Mortgage Pool Balance)

$849,764,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2019-C5

Barclays Capital Real Estate Inc.

KeyBank National Association

Natixis Real Estate Capital LLC

Societe Generale Financial Corporation

Rialto Mortgage Finance, LLC

BSPRT CMBS Finance, LLC

Mortgage Loan Sellers

Barclays	Natixis	Société Générale	KeyBanc Capital Markets

Co-Lead Managers and Joint Bookrunners

Bancroft Capital, LLC Co-Manager		Academy Securities Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated October 30, 2019	BBCMS 2019-C5

This material is for your information, and none of Barclays Capital Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, Natixis Securities Americas LLC, Bancroft Capital, LLC and Academy Securities, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226850) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2019-C5 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.  The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this document are made as of the date hereof.  We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Indicative Capital Structure

 Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate I nitial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$21,460,000	30.000%	2.60	12/19-6/24	40.0%	15.4%
A-2	AAA(sf) / AAAsf / AAA(sf)	$86,300,000	30.000%	4.74	6/24-10/24	40.0%	15.4%
A-3	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	40.0%	15.4%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	40.0%	15.4%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$30,830,000	30.000%	6.98	10/24-11/28	40.0%	15.4%
X-A	AAA(sf) / AAAsf / AAA(sf)	$674,990,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$174,774,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	AA+(sf) / AAAsf / AAA(sf)	$94,017,000	20.250%	9.89	10/29-10/29	45.5%	13.5%
B	AA- / AA-sf / AA(sf)	$40,981,000	16.000%	9.94	10/29-11/29	48.0%	12.9%
C	NR / A-sf / A(sf)	$39,776,000	11.875%	9.97	11/29-11/29	50.3%	12.3%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB-sf / BBB(sf)	$44,598,000(10)	N/A	N/A	N/A	N/A	N/A
X-F	NR / BB-sf / BB(sf)	$22,902,000(11)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB+(sf)	$25,313,000	9.250%	9.97	11/29-11/29	51.8%	11.9%
E	NR / BBB-sf / BBB(sf)	$19,285,000	7.250%	9.97	11/29-11/29	53.0%	11.6%
F	NR / BB-sf / BB(sf)	$22,902,000	4.875%	9.97	11/29-11/29	54.3%	11.4%
G-RR	NR / B-sf / B+(sf)	$9,642,000	3.875%	9.97	11/29-11/29	54.9%	11.2%
H-RR	NR / NR / NR	$37,366,303	0.000%	9.97	11/29-11/29	57.1%	10.8%
Non-Offered Eligible Vertical Interest
VRR Interest	NR / NR / NR	$37,048,884.73	N/A	9.10	12/19-11/29	N/A	N/A
(1)

In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts.

(2)

The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-VRR certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlements, as further described in “Credit Risk Retention” in the Preliminary Prospectus dated October 30, 2019 (the “Preliminary Prospectus”).

(3)	Assumes 0% CPR / 0% CDR and a November 26, 2019 closing date. Based on modeling assumptions as described in the Preliminary Prospectus.
(4)

The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the VRR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the VRR Interest). The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)

The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the VRR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the VRR Interest) divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)

The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and expected principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial available certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $536,400,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-3	$100,000,000 – $260,000,000	9.37 – 9.60	11/28-7/29 / 11/28-9/29
Class A-4	$276,400,000 – $436,400,000	9.87 – 9.83	9/29-10/29 / 7/29-10/29
(7)

The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates outstanding from time to time.

(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(9)

The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates and the VRR Interest are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.

(10)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Summary of Transaction Terms

Securities Offered:	$849,764,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC and Natixis Securities Americas LLC.
Co-Managers:	Bancroft Capital, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:

Barclays Capital Real Estate Inc. (“Barclays”) (25.8%), KeyBank National Association (“KeyBank”) (28.7%), Natixis Real Estate Capital LLC (“Natixis”) (20.0%),  Societe Generale Financial Corporation (“SGFC”) (11.2%), Rialto Mortgage Finance, LLC (“RMF”) (8.9%) and BSPRT CMBS Finance, LLC (“BSPRT”) (5.4%).

Master Servicer:	KeyBank National Association.
Special Servicer:	KeyBank National Association.
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).
Initial Risk Retention Consultation Parties:	KeyBank National Association, Barclays Bank PLC and Natixis Real Estate Capital LLC.
Initial Majority Controlling Class Certificateholder:	LD II Sub VII, LLC, a Delaware limited liability company, an affiliate of Prime Finance Advisor, L.P.
U.S. Credit Risk Retention:	For a discussion on the manner in which KeyBank, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:

None of the sponsors, the underwriters, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the transaction is not structured to satisfy the EU risk retention and due diligence requirements.

Closing Date:	On or about November 26, 2019.
Cut-off Date:

With respect to each mortgage loan, the related due date in November 2019, or in the case of any mortgage loan that has its first due date after November 2019, the date that would have been its due date in November 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in December 2019.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next business day, commencing in December 2019.
Assumed Final Distribution Date:	The Distribution Date in November 2029 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in November 2052.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:

On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Summary of Transaction Terms

Minimum Denominations:

The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:

The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
KeyBank	13	55	$287,195,263	28.7%
Barclays	17	17	$258,560,638	25.8%
Natixis	8	11	$200,650,000	20.0%
SGFC	5	6	$111,798,719	11.2%
RMF	6	7	$89,450,000	8.9%
BSPRT	6	19	$53,666,568	5.4%
Total:	55	115	$1,001,321,188	100.0%
Loan Pool
Initial Pool Balance (“IPB”):	$1,001,321,188
Number of Mortgage Loans:	55
Number of Mortgaged Properties:	115
Average Cut-off Date Balance per Mortgage Loan:	$18,205,840
Weighted Average Current Mortgage Rate:	3.86875%
10 Largest Mortgage Loans as % of IPB:	40.6%
Weighted Average Remaining Term to Maturity/ARD:	113 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.39x
Weighted Average UW NOI Debt Yield(1):	10.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	57.1%
Weighted Average Maturity Date/ARD LTV(1)(3):	52.8%
Other Statistics
% of Mortgage Loans with Additional Debt:	18.2%
% of Mortgaged Loans with Single Tenants(4):	13.1%
% of Mortgaged Loans secured by multiple Properties:	17.9%
Amortization
Weighted Average Original Amortization Term(5):	357 months
Weighted Average Remaining Amortization Term(5):	357 months
% of Mortgage Loans with Interest-Only:	58.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	19.4%
% of Mortgage Loans with Amortizing Balloon:	17.1%
% of Mortgage Loans with Partial Interest-Only followed by ARD-Structure	2.9%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	2.5%
Lockboxes(6)
% of Mortgage Loans with Hard Lockboxes:	47.5%
% of Mortgage Loans with Springing Lockboxes:	31.4%
% of Mortgage Loans with Soft Lockboxes:	15.0%
% of Mortgage Loans with No Lockbox:	6.2%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	79.1%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	37.6%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	68.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	49.8%

(1)

In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 15, 22, 27 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 4, 8, 15 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 15, 18 and 48, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)

For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 1, 6, 7, 9, 15, 18 , 25, 26, 27, 32 and 33, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(4)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(5)	Excludes 23 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(6)

For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan Nos. 2 and 4, the loan is structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Soft Lockbox for calculations shown.

(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Collateral Characteristics

	Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	GNL Office and Industrial Portfolio	Various	KeyBank	12	$66,000,000	6.6%	2,195,042	Various	2.60x	10.6%	55.1%	55.1%
2	Presidential City	Philadelphia, PA	SGFC	1	$45,000,000	4.5%	1,015	Multifamily	4.30x	15.5%	30.8%	30.8%
3	Ceasar’s Bay Shopping Center	Brooklyn, NY	Barclays	1	$42,000,000	4.2%	301,300	Retail	3.61x	11.6%	51.5%	51.5%
4	NEMA San Francisco	San Francisco, CA	Natixis	1	$40,000,000	4.0%	754	Multifamily	2.27x	10.3%	37.7%	37.7%
5	Equinix Data Center	Secaucus, NJ	RMF	1	$40,000,000	4.0%	663,621	Leased Fee	2.44x	8.2%	49.8%	49.8%
6	Inland Life Storage Portfolio	Various	KeyBank	32	$37,000,000	3.7%	17,278	Self Storage	1.68x	9.5%	61.8%	53.2%
7	Uline Arena	Washington, DC	Natixis	1	$36,000,000	3.6%	248,381	Mixed Use	1.75x	7.4%	56.6%	56.6%
8	10000 Santa Monica Boulevard	Los Angeles, CA	Natixis	1	$35,000,000	3.5%	281	Multifamily	2.34x	9.9%	39.8%	39.8%
9	765 Broad Street	Newark, NJ	Natixis	1	$33,850,000	3.4%	209,671	Office	1.88x	9.1%	65.2%	65.2%
10	Rivertop Apartments	Nashville, TN	KeyBank	1	$31,410,000	3.1%	224	Multifamily	2.52x	8.6%	54.9%	54.9%

	Top 3 Total/Weighted Average			14	$153,000,000	15.3%			3.38x	12.3%	47.0%	47.0%
	Top 5 Total/Weighted Average			16	$233,000,000	23.3%			3.03x	11.3%	45.9%	45.9%
	Top 10 Total/Weighted Average			52	$406,260,000	40.6%			2.60x	10.3%	50.1%	49.3%
	Non-Top 10 Total/Weighted Average			63	$595,061,188	59.4%			2.25x	11.2%	62.0%	55.3%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 4 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 15, 18 and 48, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 6, 7 and 9, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	GNL Office and Industrial Portfolio	KeyBank	$66,000,000	$204,000,000	CF 2019-CF2	KeyBank	LNR	CF 2019-CF2 Future Securitization(s)	$68,000,000 $70,000,000
2	Presidential City	SGFC	$45,000,000	$117,000,000	SGCMS 2019-PREZ	KeyBank	Aegon	SGCMS 2019-PREZ Future Securitization(s)	$57,000,000 $15,000,000
3	Ceasar’s Bay Shopping Center	Barclays	$42,000,000	$87,500,000	WFCM 2019-C53	Wells	Midland	WFCM 2019-C53	$45,500,000
4	NEMA San Francisco	Natixis	$40,000,000	$205,000,000	NCMS 2019-NEMA(2)	KeyBank	Situs	NCMS 2019-NEMA BBCMS 2019-C3	$130,000,000 $35,000,000
5	Equinix Data Center	RMF	$40,000,000	$100,000,000	WFCM 2019-C53	Wells	Midland	WFCM 2019-C53	$60,000,000
6	Inland Life Storage Portfolio	KeyBank	$37,000,000	$139,100,000	CF 2019-CF2	KeyBank	LNR	CF 2019-CF2 BBCMS 2019-C4 WFCM 2019-C52	$39,505,000 $31,297,500 $31,297,500
7	Uline Arena	Natixis	$36,000,000	$120,000,000	CD 2019-CD8	Midland	Midland	CD 2019-CD8 CF 2019-CF2	$42,000,000 $42,000,000
8	10000 Santa Monica Boulevard	Natixis	$35,000,000	$220,000,000	NCMS 2019-10K	KeyBank	KeyBank	NCMS 2019-10K BMARK 2019-B12 BBCMS 2019-C4 UBS 2019-C17	$100,000,000 $50,000,000 $10,000,000 $25,000,000
11	Ocean Edge Resort & Golf Club	KeyBank	$29,957,940	$69,901,861	CF 2019-CF2	KeyBank	LNR	CF 2019-CF2	$40,000,000
15	Moffett Towers II – Buildings 3 & 4	Barclays	$25,000,000	$350,000,000	MFTII 2019-B3B4	KeyBank	Situs	MFTII 2019-B3B4 BBCMS 2019-C4 BANK 2019-BNK19 WFCM 2019-C52 CD 2019-CD8 CGCMT 2019-GC41 GSMS 2019-GC42	$5,000,000 $65,000,000 $50,000,000 $49,750,000 $34,450,000 $55,250,000 $65,550,000
22	Bison Portfolio	SGFC	$19,548,719	$39,895,345	CSAIL 2019-C17	Midland	Midland	CSAIL 2019-C17	$20,400,000
27	NMR Pharmacy Portfolio	BSPRT	$14,300,000	$31,800,000	(3)	(3)	(3)	Future securitization(s)	$17,500,000
49	Vanguard Portfolio	Natixis	$4,825,000	$116,842,500	BBCMS 2019-C3(2)	Midland	Midland	BBCMS 2019-C3 BBCMS 2019-C4	$55,000,000 $57,017,500
(1)	In the case of Loan Nos. 2, 4, 8, 15 and 49, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.

(2)	Control rights are currently exercised by the holder of the related Subordinate Companion Loan until the occurrence and during the continuance of a control appraisal period for the related Whole Loan, as described under “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans” in the Preliminary Prospectus.

(3)	In the case of Loan No. 27, the related whole loan will be serviced under the BBCMS 2019-C5 pooling and servicing agreement until such time that the controlling pari passu companion loan is securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is BSPRT Finance Sub-Lender 1, LLC or an affiliate, as holder of the related controlling pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
2	Presidential City	$45,000,000	$72,000,000	$173,000,000	$290,000,000	4.30x	1.41x	30.8%	76.3%	15.5%	6.3%
4	NEMA San Francisco	$40,000,000	$165,000,000	$179,000,000	$384,000,000	2.27x	1.15x	37.7%	70.6%	10.3%	5.5%
8	10000 Santa Monica Boulevard	$35,000,000	$185,000,000	$130,000,000	$350,000,000	2.34x	1.47x	39.8%	63.3%	9.9%	6.2%
15	Moffett Towers II – Buildings 3 & 4	$25,000,000	$325,000,000	$240,000,000	$590,000,000	3.46x	1.91x	44.3%	74.7%	13.2%	7.9%
23	145 Spring Street	$18,500,000	NAP	$2,500,000	$21,000,000	1.53x	1.15x	67.0%	76.1%	6.5%	5.7%
27	NMR Pharmacy Portfolio	$14,300,000	$17,500,000	$8,500,000	$40,300,000	1.96x	1.17x	62.7%	79.5%	8.9%	7.0%
49	Vanguard Portfolio	$4,825,000	$112,017,500	$12,982,500	$129,825,000	2.03x	1.68x	61.8%	68.6%	10.1%	9.0%
(1)	In the case of Loan Nos. 4, 8 and 49, subordinate debt represents one or more Subordinate Companion Loans. In the case of Loan Nos. 2 and 15, subordinate debt represents one or more Subordinate Companion Loans and a mezzanine loan. In the case of Loan Nos. 23 and 27, subordinate debt represents one or more mezzanine loans.

(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related pari passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loans and mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Collateral Characteristics

Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity/ARD Date LTV(2)(4)
Retail	Anchored	11	$161,690,714	16.1%	2.31x	10.9%	65.4%	57.3%
	Freestanding	16	52,250,000	5.2%	1.75x	8.3%	63.8%	63.1%
	Unanchored	1	3,750,000	0.4%	1.62x	10.0%	64.0%	55.7%
	Subtotal:	28	$217,690,714	21.7%	2.16x	10.3%	65.0%	58.7%
Office	Suburban	11	$129,027,698	12.9%	2.21x	10.7%	61.3%	57.8%
	CBD	3	69,488,226	6.9%	2.13x	9.4%	62.3%	62.3%
	R&D Lab	1	18,069,502	1.8%	2.60x	10.6%	55.1%	55.1%
	Subtotal:	15	$216,585,426	21.6%	2.22x	10.3%	61.1%	59.0%
Multifamily	High Rise	3	$120,000,000	12.0%	3.05x	12.1%	35.7%	35.7%
	Garden	6	67,485,573	6.7%	2.25x	9.2%	60.8%	56.0%
	Subtotal:	9	$187,485,573	18.7%	2.76x	11.1%	44.8%	43.0%
Self Storage	Self Storage	40	$118,627,076	11.8%	3.31x	13.1%	50.9%	46.3%
Hotel	Full Service	2	$43,957,940	4.4%	2.21x	14.2%	55.4%	43.8%
	Select Service	2	31,750,000	3.2%	1.66x	10.9%	65.1%	53.3%
	Extended Stay	3	31,076,525	3.1%	2.15x	13.4%	68.0%	53.8%
	Limited Service	1	6,300,000	0.6%	2.06x	13.5%	64.3%	51.5%
	Subtotal:	8	$113,084,465	11.3%	2.03x	13.0%	62.1%	49.7%
Mixed Use	Office/Retail	1	$36,000,000	3.6%	1.75x	7.4%	56.6%	56.6%
	Multifamily/Retail/Office	1	18,500,000	1.8%	1.53x	6.5%	67.0%	67.0%
	Subtotal:	2	$54,500,000	5.4%	1.68x	7.1%	60.1%	60.1%
Leased Fee	Leased Fee	2	$46,500,000	4.6%	2.60x	8.9%	47.6%	47.6%
Industrial	Warehouse/Distribution	5	$31,813,510	3.2%	1.79x	9.4%	61.7%	57.4%
	Manufacturing	4	10,411,064	1.0%	2.60x	10.6%	55.1%	55.1%
	Subtotal:	9	$42,224,574	4.2%	1.99x	9.7%	60.1%	56.8%
Manufactured Housing		2	$4,623,360	0.5%	1.42x	8.6%	71.4%	59.3%
Total / Weighted Average:		115	$1,001,321,188	100.0%	2.39x	10.8%	57.1%	52.8%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 15, 22, 27 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 4, 8, 15 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 15, 18 and 48, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 1, 6, 7, 9, 15, 18 , 25, 26, 27, 32 and 33, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Collateral Characteristics

Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
California	5	$138,069,502	13.8%	3.58x	13.1%	39.2%	39.2%
New York	5	88,700,000	8.9%	2.60x	9.7%	57.6%	57.2%
Pennsylvania	9	83,046,133	8.3%	3.13x	13.0%	47.0%	44.5%
New Jersey	2	73,850,000	7.4%	2.18x	8.6%	56.9%	56.9%
Ohio	9	69,881,253	7.0%	1.66x	9.9%	67.4%	58.1%
Virginia	4	53,541,384	5.3%	2.37x	10.5%	59.0%	56.7%
Florida	3	44,115,000	4.4%	2.43x	10.0%	58.5%	58.5%
Texas	10	38,593,295	3.9%	1.93x	9.9%	61.7%	55.8%
Michigan	4	36,632,020	3.7%	1.80x	10.2%	71.4%	59.0%
Massachusetts	2	36,357,940	3.6%	2.03x	13.1%	54.5%	44.0%
District of Columbia	1	36,000,000	3.6%	1.75x	7.4%	56.6%	56.6%
Tennessee	3	34,623,003	3.5%	2.47x	8.6%	55.6%	55.6%
Georgia	6	34,120,901	3.4%	2.01x	11.7%	66.9%	56.6%
Delaware	3	34,100,000	3.4%	1.64x	10.4%	69.2%	57.2%
Arizona	3	33,988,963	3.4%	2.01x	9.8%	59.7%	52.9%
Alabama	2	25,156,037	2.5%	2.45x	12.3%	61.8%	55.0%
Hawaii	1	23,500,000	2.3%	2.26x	9.3%	61.8%	61.8%
Louisiana	11	20,490,401	2.0%	1.72x	9.6%	65.9%	55.3%
Arkansas	2	19,548,719	2.0%	1.82x	11.5%	70.5%	64.5%
Indiana	4	15,943,035	1.6%	2.03x	10.7%	63.6%	55.8%
Montana	1	14,000,000	1.4%	2.33x	14.5%	63.6%	50.4%
Mississippi	8	11,337,803	1.1%	1.68x	9.5%	61.8%	53.2%
North Carolina	6	9,056,189	0.9%	1.62x	9.1%	70.1%	59.7%
Kansas	1	8,175,000	0.8%	1.46x	9.1%	75.0%	63.0%
Oregon	1	7,788,113	0.8%	3.75x	20.2%	32.2%	25.0%
South Carolina	5	5,290,673	0.5%	1.68x	9.5%	61.8%	53.2%
Colorado	1	2,237,360	0.2%	1.37x	8.5%	70.5%	57.2%
Kentucky	2	1,816,730	0.2%	1.96x	8.9%	62.7%	62.7%
Wyoming	1	1,361,734	0.1%	2.60x	10.6%	55.1%	55.1%
Total / Weighted Average:	115	$1,001,321,188	100.0%	2.39x	10.8%	57.1%	52.8%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 15, 22, 27 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 4, 8, 15 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 15, 18 and 48, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 1, 6, 7, 9, 15, 18 , 25, 26, 27, 32 and 33, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
$2,237,360	-	$9,999,999	19	$112,273,556	11.2%	4.00821%	119	1.89x	11.0%	63.9%	53.6%
$10,000,000	-	$19,999,999	15	210,469,692	21.0%	3.97962%	110	2.06x	10.8%	64.8%	57.5%
$20,000,000	-	$29,999,999	11	272,317,940	27.2%	3.88084%	113	2.55x	11.5%	58.9%	54.2%
$30,000,000	-	$39,999,999	5	173,260,000	17.3%	4.01159%	105	2.02x	8.9%	55.7%	53.9%
$40,000,000	-	$49,999,999	4	167,000,000	16.7%	3.55381%	117	3.19x	11.5%	42.2%	42.2%
$50,000,000	-	$66,000,000	1	66,000,000	6.6%	3.65000%	119	2.60x	10.6%	55.1%	55.1%
Total / Weighted Average:			55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
2.79200	-	3.24999	3	$74,000,000	7.4%	2.96851%	119	5.14x	15.6%	42.3%	42.3%
3.25000	-	3.74999	14	314,493,249	31.4%	3.51786%	119	2.64x	11.0%	54.3%	50.5%
3.75000	-	3.99999	9	193,363,739	19.3%	3.82719%	118	2.23x	11.6%	59.9%	53.3%
4.00000	-	4.24999	12	195,823,819	19.6%	4.10177%	118	1.75x	9.3%	61.4%	55.3%
4.25000	-	4.49999	10	142,798,719	14.3%	4.35087%	108	1.85x	9.8%	57.3%	53.5%
4.50000	-	4.74999	5	64,916,661	6.5%	4.70519%	63	1.82x	9.1%	63.8%	62.3%
4.75000	-	4.90000	2	15,925,000	1.6%	4.88788%	74	1.85x	9.3%	66.3%	66.3%
Total / Weighted Average:			55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
60	4	$88,498,719	8.8%	4.65251%	57	1.84x	9.6%	65.3%	63.9%
120	51	912,822,469	91.2%	3.79277%	118	2.45x	10.9%	56.3%	51.7%
Total / Weighted Average:	55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
55	-	59	4	$88,498,719	8.8%	4.65251%	57	1.84x	9.6%	65.3%	63.9%
108	-	120	51	912,822,469	91.2%	3.79277%	118	2.45x	10.9%	56.3%	51.7%
Total / Weighted Average:			55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 15, 22, 27 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 4, 8, 15 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 15, 18 and 48, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 1, 6, 7, 9, 15, 18 , 25, 26, 27, 32 and 33, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
Interest Only	23	$606,260,000	60.5%	3.81506%	111	2.79x	10.7%	51.5%	51.5%
300	1	18,305,000	1.8%	3.56200%	120	1.63x	10.8%	70.9%	50.2%
360	31	376,756,188	37.6%	3.97005%	116	1.78x	11.0%	65.6%	55.2%
Total / Weighted Average:	55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
Interest Only			23	$606,260,000	60.5%	3.81506%	111	2.79x	10.7%	51.5%	51.5%
300			1	18,305,000	1.8%	3.56200%	120	1.63x	10.8%	70.9%	50.2%
358	-	360	31	376,756,188	37.6%	3.97005%	116	1.78x	11.0%	65.6%	55.2%
Total / Weighted Average:			55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
Interest Only	22	$581,260,000	58.0%	3.81726%	110	2.77x	10.6%	51.8%	51.8%
IO-Balloon	14	194,717,000	19.4%	3.95963%	119	1.61x	9.7%	68.8%	58.7%
Balloon	16	171,594,188	17.1%	3.91558%	112	2.01x	12.7%	62.9%	50.3%
ARD-IO-Balloon	2	28,750,000	2.9%	4.10600%	119	1.50x	9.2%	63.0%	57.0%
ARD-Interest Only	1	25,000,000	2.5%	3.76386%	116	3.46x	13.2%	44.3%	44.3%
Total / Weighted Average:	55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
1.37x	-	1.39x	1	$2,237,360	0.2%	4.55000%	119	1.37x	8.5%	70.5%	57.2%
1.40x	-	1.49x	6	68,961,000	6.9%	4.11364%	119	1.46x	9.1%	69.0%	60.5%
1.50x	-	1.59x	9	84,415,262	8.4%	4.10750%	119	1.56x	9.3%	69.6%	60.2%
1.60x	-	1.69x	7	118,762,858	11.9%	3.94684%	118	1.65x	9.5%	65.7%	56.8%
1.70x	-	1.79x	5	100,450,000	10.0%	4.06741%	112	1.75x	9.3%	64.1%	57.4%
1.80x	-	1.99x	5	98,937,682	9.9%	4.48081%	70	1.86x	9.5%	63.7%	61.7%
2.00x	-	2.49x	11	245,093,913	24.5%	3.88649%	117	2.28x	10.9%	52.6%	48.9%
2.50x	-	9.38x	11	282,463,113	28.2%	3.39896%	119	3.70x	13.1%	45.9%	45.7%
Total / Weighted Average:			55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 15, 22, 27 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 4, 8, 15 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 15, 18 and 48, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan Nos. 15, 18 and 48, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 1, 6, 7, 9, 15, 18 , 25, 26, 27, 32 and 33, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
20.4%	-	49.9%	10	$241,538,113	24.1%	3.64813%	117	3.57x	13.0%	38.6%	38.4%
50.0%	-	59.9%	9	253,606,903	25.3%	3.71190%	113	2.43x	10.3%	54.8%	52.5%
60.0%	-	64.9%	11	193,700,000	19.3%	3.96497%	118	2.00x	9.9%	63.0%	59.2%
65.0%	-	69.9%	11	162,576,525	16.2%	4.24710%	102	1.75x	9.9%	67.3%	61.1%
70.0%	-	75.0%	14	149,899,647	15.0%	3.95494%	111	1.62x	10.2%	72.2%	59.3%
Total / Weighted Average:			55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%

LTV Ratios as of the Maturity/ARD Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
20.4%	-	49.9%	13	$289,985,016	29.0%	3.68038%	117	3.31x	13.0%	41.0%	39.0%
50.0%	-	59.9%	25	437,920,453	43.7%	3.81787%	116	2.11x	10.3%	61.9%	55.3%
60.0%	-	64.9%	14	209,965,719	21.0%	4.01938%	113	1.89x	9.6%	66.7%	62.7%
65.0%	-	68.3%	3	63,450,000	6.3%	4.58238%	74	1.76x	8.3%	66.3%	66.3%
Total / Weighted Average:			55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
Defeasance	44	$771,145,162	77.0%	3.88530%	111	2.43x	11.0%	57.3%	52.7%
Defeasance or Yield Maintenance	2	61,000,000	6.1%	3.92683%	117	2.45x	9.8%	51.6%	51.6%
Yield Maintenance	9	169,176,026	16.9%	3.77238%	119	2.18x	10.5%	58.4%	53.7%
Total / Weighted Average:	55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ ARD LTV(1)(3)
Refinance	35	$728,161,728	72.7%	3.82211%	113	2.56x	11.2%	54.8%	50.6%
Acquisition	17	246,934,460	24.7%	3.97358%	113	1.96x	9.8%	63.1%	58.4%
Recapitalization	2	11,925,000	1.2%	4.01006%	119	1.51x	9.4%	71.5%	60.7%
Refinance/Acquisition	1	14,300,000	1.4%	4.31600%	119	1.96x	8.9%	62.7%	62.7%
Total / Weighted Average:	55	$1,001,321,188	100.0%	3.86875%	113	2.39x	10.8%	57.1%	52.8%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 15, 22, 27 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 4, 8, 15 and 49, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 15, 18 and 48, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 1, 6, 7, 9, 15, 18 , 25, 26, 27, 32 and 33, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
2	SGFC	Presidential City	Philadelphia, PA	Multifamily	$45,000,000	4.5%	NCMS 2018-PREZ
17	Barclays	One Main Plaza	Wailuku, HI	Office	$23,500,000	2.3%	LNCR 2018-CRE1
21	Barclays	Storage Etc. – Los Feliz	Los Angeles, CA	Self Storage	$20,000,000	2.0%	MSC 2011-C3
24	KeyBank	North Heights Plaza	Huber Heights, OH	Retail	$18,305,000	1.8%	BANC 2017-CRE2, BANC 2019-CRE5
27.01	BSPRT	WAG – Knoxville, TN	Knoxville, TN	Retail	$2,354,104	0.2%	COMM 2012-CR2
27.04	BSPRT	CVS – Dublin, OH	Dublin, OH	Retail	$1,137,704	0.1%	BSPRT 2018-FL3
27.05	BSPRT	CVS – Ashland, KY	Ashland, KY	Retail	$1,076,997	0.1%	BSPRT 2018-FL3
27.08	BSPRT	CVS – Bristol, VA	Bristol, VA	Retail	$881,384	0.1%	BSPRT 2018-FL3
27.09	BSPRT	CVS – Bristol, TN	Bristol, TN	Retail	$858,899	0.1%	BSPRT 2018-FL3
27.10	BSPRT	CVS – Evans, GA	Evans, GA	Retail	$845,409	0.1%	BSPRT 2018-FL3
27.12	BSPRT	CVS – Summerfield, NC	Summerfield, NC	Retail	$735,236	0.1%	BSPRT 2018-FL3
30	KeyBank	Providence Pavilion	Mableton, GA	Retail	$12,500,000	1.2%	CSMC 2006-C1
37	BSPRT	Beau Terre Apartments	Alexandria, LA	Multifamily	$9,687,267	1.0%	FNA 2013-M10
43	KeyBank	Dollar Self Storage – Chandler	Chandler, AZ	Self Storage	$7,238,963	0.7%	WFRBS 2013-C11
54	BSPRT	Sandstone Apartments	Oak Park, MI	Multifamily	$2,282,306	0.2%	FRESB 2015-SB7
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)	Maturity Date/ ARD LTV(3)
9	765 Broad Street	Newark, NJ	$33,850,000	3.4%	$33,850,000	39.2%	60	55	1.88x	9.1%	65.2%	65.2%
16	Mr. D’s Self Storage Portfolio	Various, NY	24,000,000	2.4%	24,000,000	27.8%	60	59	1.82x	8.9%	59.7%	59.7%
22	Bison Portfolio	Fayetteville, AR	19,548,719	2.0%	17,879,426	20.7%	60	58	1.82x	11.5%	70.5%	64.5%
34	Kohl’s Highland Heights	Highland Heights, OH	11,100,000	1.1%	11,100,000	12.9%	60	59	1.77x	8.9%	68.3%	68.3%
Total / Weighted Average:			$88,498,719	8.8%	$86,829,426	100.6%	60	57	1.84x	9.6%	65.3%	63.9%
(1)	The table above presents the mortgage loans for which the balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

(3)	The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loans for Loan No. 22.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Allocation between VRR Interest and the Non-VRR Certificates:

Amounts available for distributions to the holders of the Certificates (including the VRR Interest) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-VRR Certificates”, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by the VRR Percentage and (b) the Non-VRR Certificates will at all times be the product of such amount multiplied by the Non-VRR Percentage.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates and the VRR Interest) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR Certificates and the VRR Interest (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to the Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to the Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, the Non-VRR Percentage of excess interest collected in respect of any mortgage loan in the trust with an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.
■ Distribution of Principal:

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates (other than the VRR Interest) will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, and sixth to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Non-VRR Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D and Class X-F Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, and the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates. The Class X-F Certificates will be reduced by the amount of the principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of the Non-VRR Percentage of excess interest collected on any mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates, the product of (a) the Non-VRR Percentage of such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the VRR Interest) for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the VRR Interest) for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

described above, and (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the VRR Interest) for that Distribution Date over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above and (4) to the Class X-D Certificates, any remaining portion of the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

No Yield Maintenance Charges will be distributed to the Class X-F, Class F, Class G-RR, Class H-RR, Class S or Class R Certificates.

■ Realized Losses:

The Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class H-RR, Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, and Class X-F Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) and then to the related mortgage loan and any related Pari Passu Companion loans (if any).

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) beginning with the Class H-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F Certificates, fourth to the Class E Certificates, fifth to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the senior certificates).

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:

13 mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “GNL Office and Industrial Portfolio Whole Loan”, the “Presidential City Whole Loan”, the “Ceasar’s Bay Shopping Center Whole Loan”, the “NEMA San Francisco Whole Loan”, the “Equinix Data Center Whole Loan”, the “Inland Life Storage Portfolio Whole Loan”, the “Uline Arena Whole Loan”, the “10000 Santa Monica Boulevard Whole Loan”, the “Ocean Edge Resort & Golf Club Whole Loan”, the “Moffett Towers II – Buildings 3 & 4 Whole Loan”, the “Bison Portfolio Whole Loan”, the “NMR Pharmacy Portfolio Whole Loan” and the “Vanguard Portfolio Whole Loan” one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the Presidential City Whole Loan, the NEMA San Francisco Whole Loan, the 10000 Santa Monica Boulevard Whole Loan, the Vanguard Portfolio Whole Loan and the Moffett Towers II - Buildings 3 & 4 Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The GNL Office and Industrial Portfolio Whole Loan, the Presidential City Whole Loan, the Ceasar’s Bay Shopping Center Whole Loan, the NEMA San Francisco Whole Loan, the Equinix Data Center Whole Loan, the Inland Life Storage Portfolio Whole Loan, the Uline Arena Whole Loan, the 10000 Santa Monica Boulevard Whole Loan, the Ocean Edge Resort & Golf Club Whole Loan, the Moffett Towers II - Buildings 3 & 4 Whole Loan, the Bison Portfolio Whole Loan and the Vanguard Portfolio Whole Loan are each a “Non-Serviced Whole Loan” (and collectively, the “Non-Serviced Whole Loans”) and will be serviced under the related pooling and servicing agreement identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” in the Preliminary Prospectus.

The NMR Pharmacy Portfolio Whole Loan (the “Servicing Shift Whole Loan”) will initially be serviced under the pooling and servicing agreement prior to the date of securitization of the related controlling Pari Passu Companion Loan (such date, a “Servicing Shift Date”). Following the related Servicing Shift Date, the Servicing Shift Whole Loan will be a Non-Serviced Whole Loan. The holder of the controlling companion loan prior to the Servicing Shift Date will be the “Loan-Specific Directing Certificateholder”.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:	The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Pari Passu Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”), except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by such Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with (i) each Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each risk retention consultation party, in each case, other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2019-C5 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class F, Class G-RR and Class H-RR Certificates.

■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan, any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to (a) the Directing Certificateholder, the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party or (b) with respect to any risk retention consultation party, such risk retention consultation party or the holder of the majority of the related VRR Interest is a Borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	LD II Sub VII, LLC is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans and any Servicing Shift Mortgage Loan).
■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class H-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when the Class F Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Risk Retention Consultation Parties:

The initial “risk retention consultation parties” will be (i) KeyBank National Association, (ii) Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) and (iii) Natixis Real Estate Capital LLC, in each case, as a holder of a portion of the VRR Interest. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace any risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of the VRR Interest or a risk retention consultation party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, a risk retention consultation party will be entitled to consult with the Special Servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the class of G-RR and H-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.
■ Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●     reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●     reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Final Asset Status Report;

●     recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●     preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year).

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●     to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●     to consult (on a non-binding basis) with the Special Servicer with respect to Major Decisions processed by the Special Servicer or for which the consent of the Special Servicer is required.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:	The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause KBRA, Fitch and S&P to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a risk retention consultation party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.
■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:	After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance Certificates evidencing not less than 25% of the Voting Rights of all Classes of principal balance Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates (other than the VRR Interest) on an aggregate basis.

With respect to each of the Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2019-C5 trust, as holder of the related mortgage loan, has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner (in either case, other than of the VRR Interest) that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2019-C5

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

Structural Overview

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to the lesser of (a) 3.0% of liquidation proceeds and (b) $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of (A) any Specially Serviced Loan that is part of a Serviced Whole Loan with a Subordinate Companion Loan or related REO property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■   special notices,

■   summaries of any final asset status reports,

■   appraisals in connection with Appraisal Reductions plus any second appraisals ordered,

■   an “Investor Q&A Forum,”

■   a voluntary investor registry, and

■   SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 1 – GNL Office and Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 1 – GNL Office and Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 1 – GNL Office and Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$66,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$66,000,000	Property Type - Subtype:	Various – Various
% of IPB:	6.6%	Net Rentable Area (SF):	2,195,042
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Global Net Lease Operating	Occupancy:	100.0%
	Partnership, L.P.	Occupancy Date:	9/12/2019
Interest Rate:	3.65000%	4th Most Recent NOI (As of)(4):	NAV
Note Date:	9/12/2019	3rd Most Recent NOI (As of)(4):	NAV
Maturity Date:	10/1/2029	2nd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	UW Economic Occupancy:	93.1%
Original Amortization Term:	None	UW Revenues:	$30,087,669
Amortization Type:	Interest Only	UW Expenses:	$8,504,333
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW NOI:	$21,583,336
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$19,636,508
Additional Debt(1):	Yes	Appraised Value / Per SF(5):	$370,310,000 / $169
Additional Debt Balance(1):	$138,000,000	Appraisal Date(5):	9/12/2019
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$93
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$93
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	55.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(5):	55.1%
TI/LC:	$0	Springing	$6,000,000	UW NCF DSCR:	2.60x
Other:	$320,700	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$204,000,000		100.0%	Return of Equity(6)	$114,602,556	56.2%
				Payoff Existing Debt(7)	86,542,124	42.4
				Closing Costs	2,534,621	1.2
				Upfront Reserves	320,700	0.2
Total Sources	$204,000,000		100.0%	Total Uses	$204,000,000	100.0%

(1)	The GNL Office and Industrial Portfolio Mortgage Loan, as defined in “The Loan” below, is part of a whole loan evidenced by eight pari passu notes with an aggregate original principal balance of $204.0 million. The financial information presented in the chart above is based on the $204.0 million GNL Office and Industrial Portfolio Whole Loan, as defined in “The Loan” below.

(2)	The borrowers for the GNL Office and Industrial Portfolio Whole Loan are ARG CMGLTWY001, LLC, ARG SSFSRIN001, LLC, ARG EQWBGPA001, LLC, ARG HCCLHGA001, LLC, ARG UPDBNMI001, LLC, ARG CDNCNOH001, LLC, ARG MT2PKSLB001, LLC, ARG HRTFTGA001, LLC, ARC FELKCLA001, LLC, ARG EHBIRAL001, LLC, ARC ATSNTTX001, LLC and ARC SLSTCCA001, LLC.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	Historical NOI is unavailable due to the GNL Office and Industrial Portfolio Properties (as defined below) all being leased to single tenants, each on a triple net basis. In addition, nine of the GNL Office and Industrial Portfolio Properties were acquired in 2019.

(5)	The Appraised Value / Per SF, Appraisal Date, Cut-off Date LTV and Maturity Date LTV are calculated based on the appraised value of $370,310,000, which reflects an approximately 1.5% premium attributed to the aggregate “as-is” value of the individual GNL Office and Industrial Portfolio Properties. The sum of the appraised values of each of the properties on an individual basis is $364,710,000, which represents a Cut-off Date LTV and Maturity Date LTV of 55.9%.

(6)	The borrower sponsor acquired nine of the GNL Office and Industrial Portfolio Properties between March and June 2019 for $178.1 million.

(7)	Payoff Existing Debt represents two loans encumbering the Quest Property (as defined below) and the AT&T Property (as defined below) with payoff amounts of approximately $52.8 million and $33.7 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 1 – GNL Office and Industrial Portfolio

The Loan. The GNL Office and Industrial Portfolio mortgage loan (the “GNL Office and Industrial Portfolio Mortgage Loan”) is a fixed-rate loan with an original and Cut-off Date principal balance of $66.0 million secured by the borrowers’ fee simple interest in a portfolio of four office and eight industrial properties, totaling 2,195,042 square feet, located in 10 states (the “GNL Office and Industrial Portfolio Properties”). The GNL Office and Industrial Portfolio Mortgage Loan is part of a whole loan (the “GNL Office and Industrial Portfolio Whole Loan”) evidenced by eight pari passu notes with an aggregate original and Cut-off Date principal balance of $204.0 million. The GNL Office and Industrial Portfolio Mortgage Loan consists of Note A-2, Note A-4 and Note A-8, with an aggregate original and Cut-off Date principal balance of $66.0 million, and will be included in the BBCMS 2019-C5 securitization trust. The GNL Office and Industrial Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement of the CF 2019-CF2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The GNL Office and Industrial Portfolio Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$60,000,000	CF 2019-CF2	Yes
A-2	50,000,000	BBCMS 2019-C5	No
A-3	50,000,000	KeyBank	No
A-4	11,000,000	BBCMS 2019-C5	No
A-5	10,000,000	KeyBank	No
A-6	10,000,000	KeyBank	No
A-7	8,000,000	CF 2019-CF2	No
A-8	5,000,000	BBCMS 2019-C5	No
Total	$204,000,000

The Property. The GNL Office and Industrial Portfolio Properties consist of 12 single-tenant office and industrial properties with an aggregate of approximately 2.2 million square feet. The borrower sponsor acquired the GNL Office and Industrial Portfolio Properties in separate transactions, with three purchased in 2014 and nine purchased in 2019, for a total cost basis of approximately $344.6 million and resulting in a loan-to-cost ratio of 59.2%.

The GNL Office and Industrial Portfolio Properties are each 100.0% leased to a single tenant with a weighted average remaining lease term across the 12 leases of approximately 9.0 years. Approximately 79.3% of the NRA is leased to publicly traded entities (or subsidiaries of publicly traded entities) and 65.3% of NRA is leased to investment grade tenants (or subsidiaries of investment grade tenants). The GNL Office and Industrial Portfolio Properties are geographically diverse, with properties located in 10 different states and 12 different markets. Additionally, the tenants operate in a wide range of industries, including automotive parts, security systems, natural gas, fabrics, logistics, imaging solutions, technology, refrigeration and freight.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 1 – GNL Office and Industrial Portfolio

The following table presents detailed information with respect to each of the GNL Office and Industrial Portfolio Properties.

GNL Office and Industrial Portfolio Properties Summary
Property Name / Tenant Location	Property Type - Subtype	Net Rentable Area (SF)	% Office	Year Built / Renovated	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI
Quest Diagnostics, Inc. 27027 Tourney Road Santa Clarita, CA 91355	Office - R&D Lab	222,193	40%	2004/NAP	$55,851,188	27.4%	$103,300,000	$5,662,397
Encompass Health Corporation 9001 Liberty Parkway Birmingham, AL 35242	Office - Suburban	199,305	100	2018/NAP	41,078,918	20.1	76,900,000	4,173,562
AT&T Services, Inc. 1010 North Saint Mary’s Street San Antonio, TX 78215	Office - CBD	401,516	100	1961/NAP	37,518,154	18.4	70,600,000	4,249,709
UP Central Leasing LLC 4343 Wyoming Avenue Dearborn, MI 48126	Industrial - Manufacturing	220,000	6	1959/2016	10,706,026	5.2	16,800,000	1,130,998
ComDoc, Inc. 8247 Pittsburg Avenue Northwest North Canton, OH 44720	Industrial - Manufacturing	107,500	30	2019/NAP	10,244,355	5.0	17,700,000	1,114,989
Stanley Convergent Security Solutions, Inc. 8350 Sunlight Drive Fishers, IN 46037	Office - Suburban	80,000	100	2017/NAP	10,130,329	5.0	16,400,000	1,114,774
EQT Gathering, LLC 317 East Roy Furman Highway Waynesburg, PA 15370	Industrial - Warehouse/Distribution	127,135	9	1985/NAP	8,412,095	4.1	13,700,000	928,401
Metal Technologies, Inc. 909 East State Road 54 Bloomfield, IN 47424	Industrial - Manufacturing	234,377	2	1986/NAP	7,020,275	3.4	10,810,000	744,837
Heatcraft Refrigeration Products, LLC 7814 Magnolia Industrial Boulevard Tifton, GA 31794	Industrial - Warehouse/Distribution	214,757	2	1992/2000	6,942,258	3.4	11,500,000	758,153
Hanes Companies, Inc. 200 Union Grove Road Calhoun, GA 30701	Industrial - Warehouse/Distribution	275,500	2	2000/2007	6,164,179	3.0	10,100,000	656,286
FedEx Ground Package System, Inc. 6013 Horsemans Drive Lake Charles, LA 70615	Industrial - Warehouse/Distribution	76,039	2	2009/2014	5,723,227	2.8	9,800,000	618,177
Cummins, Inc. 2600 East 2nd Street Gillette, WY 82718	Industrial - Manufacturing	36,720	25	2008/NAP	4,208,996	2.1	7,100,000	431,053
Total/Wtd. Avg.		2,195,042	39%		$204,000,000	100.0%	$370,310,000	$21,583,336

(1)	The Total Appraised Value of $370,310,000 reflects an approximately 1.5% portfolio premium attributed to the aggregate “as-is” appraised value of the individual GNL Office and Industrial Portfolio Properties. The sum of the appraised values of each of the properties on an individual basis, which are reflected in the table above, is $364,710,000.

Quest Diagnostics, Inc. (222,193 square feet; 27.4% of ALA; 10.1% of NRA; 26.9% of underwritten Base Rent). The property consists of a four-story office and laboratory/R&D building constructed in 2004 (the “Quest Property”). The Quest Property is 100.0% occupied by Specialty Laboratories, Inc., a subsidiary of Quest Diagnostics, Inc. (NYSE: DGX) (rated BBB/Baa2/BBB+ by Fitch/Moody’s/S&P) (“Quest”), and is comprised of 60% laboratory space and 40% office space. The Quest Property was constructed as a build-to-suit for Specialty Laboratories, Inc., which occupies the space on an approximately 20-year lease that expires in August 2024 and is guaranteed by Quest. The lease contains two, five-year renewal options followed by one, 4.5-year renewal option. The lease does not provide any termination or contraction options.

The Quest Property is located in Santa Clarita, Los Angeles County, California within the Los Angeles-Long Beach-Anaheim, CA metropolitan statistical area. Santa Clarita had a 2018 population of approximately 216,589, making it the third largest city in the county. The Quest Property’s neighborhood is served by Interstate 5, which is located to the immediate west and provides access to downtown Los Angeles approximately 25 miles to the southeast of the Quest Property. The Los Angeles International Airport is located approximately 35 miles south of Santa Clarita. Land uses in the immediate area consist of a country club and golf course adjacent to the Quest Property as well as office, retail and industrial uses, with single and multifamily removed from major arterials.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 1 – GNL Office and Industrial Portfolio

Quest is a global provider of diagnostic testing, information and services for patients, healthcare providers, and pharmaceutical companies, life insurance companies and employers. The primary services offered by Quest include diagnostic testing, clinical trials testing, healthcare information technology, and wellness and risk management. Headquartered in Secaucus, New Jersey, Quest operates approximately 2,200 patient locations and dozens of clinical laboratories throughout the United States, with additional international laboratory facilities. Quest reported 2018 revenues in excess of $7.5 billion. With 60% of the building utilized as laboratory space, specialized testing and clinical trials are among the operations performed at the Quest Property.

Encompass Health Corporation (199,305 square feet; 20.1% of ALA; 9.1% of NRA; 19.8% of underwritten Base Rent). The property is a seven-story, class A, single-tenant office building that was constructed on 6.88 acres as a build-to-suit in 2018 (the “Encompass Property”). The Encompass Property serves as the corporate headquarters for Encompass Health Corporation (NYSE: EHC) (rated B1/BB- by Moody’s/S&P) (“Encompass”). Amenities at the property include training and conference rooms, cafeteria and dining room, fitness center, and break areas on each floor. A three-story parking garage is located on the south side of the Encompass Property, providing approximately 700 parking spaces. Encompass occupies 100.0% of the net rentable area via a 15-year lease expiring in March 2033, with 1.5% annual rent increases and four, five-year renewal options. The lease does not provide any early termination or contraction options.

The Encompass Property is located in Birmingham, Alabama, in the north-central portion of the state, approximately 101 miles northwest of Montgomery and 158 miles west of Atlanta, Georgia. Birmingham has a diversified economy largely driven by sectors that include healthcare, finance, education and service industries. In addition to Encompass, other major companies headquartered in the area include Books-A-Million and Regions Financial. Access to Interstate 459 is one mile from the Encompass Property. The Encompass Property is located along the main corridor of Liberty Park, a 4,000-acre master-planned community with residential, office, and retail uses. Liberty Parkway, which was expanded from two to four lanes to accommodate local growth, serves as the entrance into the Urban Center, which is home to the Encompass Property as well as multiple other office buildings. The Urban Center is surrounded by residential and commercial uses that serve as demand generators and amenities for the significant office presence.

Encompass is a provider of facility-based and home-based post-acute healthcare services, offered in 37 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. Encompass has over 40,000 employees and reported 2018 revenues of approximately $4.3 billion. Encompass’ footprint includes 132 hospitals, 245 home health locations, and 82 hospice locations.

AT&T Services, Inc. (401,516 square feet; 18.4% of ALA; 18.3% of NRA; 19.4% of underwritten Base Rent). The property consists of one, 16-story office building that was constructed in 1961 and has been renovated and upgraded throughout AT&T Services, Inc.’s tenancy (the “AT&T Property”). The building features typical office finishes, including private offices, conference and meeting rooms, and break rooms, as well as a cafeteria on the second floor. The AT&T Property contains 405 parking spaces, the majority of which are located in an adjacent surface parking lot and a smaller portion in a covered garage. AT&T Services, Inc. occupies 100.0% of the net rentable area on a triple net lease through July 2026, with 2.0% annual rent increases and three, five-year renewal options. The lease does not provide any early termination or contraction options.

Located on 3.76 acres, the AT&T Property is located in downtown San Antonio, Texas, within the San Antonio-New Braunfels metropolitan statistical area, which is the third largest metropolitan area in the state of Texas with a population of approximately 2.5 million in 2018. The San Antonio economy is driven by a diverse mix of industries including tourism, military and defense, biosciences, manufacturing, aerospace, and education and healthcare services. Tourism and hospitality in particular benefit from attractions such as the Alamo, Sea World, Six Flags Fiesta Texas, and the San Antonio River Walk, a public park of walkways along the banks of the San Antonio River that is lined with restaurants, shops, hotels, bars, and other attractions. The AT&T Property is situated within two miles of three interstate highways, including Interstates 37, 35, and 10, and has frontage along the River Walk and the primary arterial of North St. Mary’s Street. The immediately surrounding area predominantly consists of office and retail properties along major arterials.

AT&T Services, Inc. is a subsidiary of AT&T Inc. (NYSE: T) (rated A-/Baa2/BBB by Fitch/Moody’s/S&P) (“AT&T”), a telecommunications, media and technology services company headquartered in Dallas, Texas. AT&T operates through four distinct business units, AT&T Communications, WarnerMedia, AT&T Latin America, and Xandr, and together the four units are focused on premium video content, direct-to-consumer relationships, high-speed networks, and advertising technology.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 1 – GNL Office and Industrial Portfolio

UP Central Leasing LLC (220,000 square feet; 5.2% of ALA; 10.0% of NRA; 5.2% of underwritten Base Rent). The property consists of four, two-story industrial manufacturing buildings constructed in 1959 on 19.20 acres, with renovations completed in 2016 (the “UP Central Property”). The buildings have clear ceiling heights between 33 and 36 feet and a total of six dock high loading doors and three doors at grade level. UP Central Leasing LLC (“UP Central”) occupies 100.0% of the net rentable area on a 10-year triple net lease through March 2029. The lease provides two, five-year renewal options and no early termination or contraction options. UP Central is owned by Chicago-based UPG Enterprises LLC (formerly Union Partners I LLC), an operator of metals and logistics companies, including Maksteel, which operates out of the UP Central Property. Maksteel is a provider of purchasing, gauging, leveling, cutting and storage of steel pipe, tube and rolled steel.

The UP Central Property is located in Dearborn, Michigan, five miles west of the Detroit central business district. Dearborn is home to the Ford Motor Company world headquarters and has an economy largely supported by the manufacturing and healthcare sectors. The UP Central Property is situated in a heavily industrial neighborhood and has rail access to the active CSX line, which connects to other rail lines throughout the United States. Three major freeways are located within three miles of the UP Central Property and the Detroit Metropolitan Wayne County Airport is located six miles to the southwest.

ComDoc, Inc. (107,500 square feet; 5.0% of ALA; 4.9% of NRA; 4.9% of underwritten Base Rent). The property consists of a single-story light manufacturing building with 30% office build-out that was constructed in 2019 on 13.43 acres (the “ComDoc Property”). The building has 35-foot clear ceiling heights and a total of 15 dock high loading doors and three doors at grade level. ComDoc, Inc., a subsidiary of Xerox Holdings Corporation (NYSE: XRX), occupies 100.0% of the net rentable area on a 10-year triple net lease through April 2029. The lease provides 1.5% annual rent increases, four, five-year renewal options and no early termination or contraction options. Xerox Holdings Corporation, through its wholly owned subsidiary Xerox Corporation (rated BB/Ba1/BB+ by Fitch/Moody’s/S&P), is a provider of print technology and intelligent work solutions. The ComDoc Property serves as the corporate headquarters for ComDoc, Inc., which is a document imaging company that offers document management, mobile and cloud solutions, printing and production services, and document imaging devices and technology.

The ComDoc Property is located in North Canton, Ohio, approximately 18 miles southeast of Akron and 51 miles south of Cleveland. North Canton is a suburban community of the Canton metropolitan area, which has an economy based on the healthcare, education, accommodation/food services, and wholesale/retail trade industries. The ComDoc Property is situated in a largely industrial area and has access to Interstate 77 within one mile.

Environmental. According to Phase I environmental assessments dated between December 2018 and August 2019, there was no evidence of any recognized environmental conditions at the GNL Office and Industrial Portfolio Properties, other than the UP Central Property. Subsurface investigations at the UP Central Property identified various contaminants in the soil and groundwater at concentrations above Michigan Department of Environmental Quality (“MDEQ”) criteria. As a result, the Phase I environmental report for the UP Central Property recommended a baseline environmental assessment (“BEA”) be conducted on behalf of the borrowers for submittal to the MDEQ and that a due care plan (“DCP”) be prepared. The mortgage loan documents require that, by November 1, 2019, the borrowers (i) conduct the BEA and submit it to the MDEQ, (ii) prepare the DCP in compliance with MDEQ requirements, and (iii) provide evidence to the lender of the borrowers’ satisfaction of the preceding clauses (i) and (ii), including copies of the BEA, DCP, and any acknowledgement of receipt of the BEA received from the MDEQ. In the event the MDEQ requires further actions or controls following receipt of the BEA, the borrowers are required to comply with all actions required to obtain a “No Further Action Letter” or similar closure letter from the MDEQ.

Historical and Current Occupancy(1)
2016(2)	2017(2)	2018(2)	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The following properties were excluded from occupancy figures prior to their respective years of construction: Stanley Convergent Security Solutions, Inc. (2017), Encompass Health Corporation (2018), and ComDoc, Inc. (2019). The following properties were excluded from occupancy figures prior to the current lease start dates due to the sellers not providing occupancy history: Heatcraft Refrigeration Products, LLC (June 2018), Hanes Companies, Inc. (September 2018), UP Central Leasing LLC (April 2019), and Metal Technologies, Inc. (June 2019).

(3)	Current Occupancy is as of September 12, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 1 – GNL Office and Industrial Portfolio

Top Seven Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
AT&T Services, Inc.	Baa2 / BBB / A-	401,516	18.3%	$11.84	$4,753,929	19.4%	7/17/2026
Hanes Companies, Inc.	Baa1 / BBB / NA	275,500	12.6	$2.64	728,346	3.0	9/30/2028
Metal Technologies, Inc.	NA / NA / NA	234,377	10.7	$3.59	841,943	3.4	6/30/2033
Quest Diagnostics, Inc.	Baa2 / BBB+ / BBB	222,193	10.1	$29.70	6,599,251	26.9	8/31/2024
UP Central Leasing LLC	NA / NA / NA	220,000	10.0	$5.75	1,265,000	5.2	3/31/2029
Heatcraft Refrigeration Products, LLC	Baa3 / BBB / NA	214,757	9.8	$3.91	839,482	3.4	5/31/2028
Encompass Health Corporation	B1 / BB- / NA	199,305	9.1	$24.35	4,853,793	19.8	3/30/2033
Top Seven Tenants		1,767,648	80.5%	$11.25	$19,881,742	81.1%

Non Top Seven Tenants		427,394	19.5%	$10.82	$4,626,215	18.9%

Occupied Collateral Total		2,195,042	100.0%	$11.17	$24,507,957	100.0%

Vacant Space		0	0.0%

Collateral Total		2,195,042	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	2	298,232	13.6	7,275,495	29.7	298,232	13.6%	$7,275,495	29.7%
2025	0	0	0.0	0	0.0	298,232	13.6%	$7,275,495	29.7%
2026	1	401,516	18.3	4,753,929	19.4	699,748	31.9%	$12,029,423	49.1%
2027	0	0	0.0	0	0.0	699,748	31.9%	$12,029,423	49.1%
2028	4	606,977	27.7	3,283,333	13.4	1,306,725	59.5%	$15,312,757	62.5%
2029	2	327,500	14.9	2,475,450	10.1	1,634,225	74.5%	$17,788,207	72.6%
2030 & Beyond	3	560,817	25.5	6,719,750	27.4	2,195,042	100.0%	$24,507,957	100.0%
Total	12	2,195,042	100.0%	$24,507,957	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 1 – GNL Office and Industrial Portfolio

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$23,941,469	$10.91	74.1%
Straight-Line Rent(4)	566,488	0.26	1.8
Gross Potential Rent	$24,507,957	$11.17	75.8%
Total Reimbursements	7,808,359	3.56	24.2
Net Rental Income	$32,316,315	$14.72	100.0%
(Vacancy/Credit Loss)	(2,228,647)	(1.02)	(6.9)
Other Income	0	0.00	0.0
Effective Gross Income	$30,087,669	$13.71	93.1%

Total Expenses	$8,504,333	$3.87	28.3%

Net Operating Income	$21,583,336	$9.83	71.7%

Total TI/LC, Capex/RR	1,946,828	0.89	6.5

Net Cash Flow	$19,636,508	$8.95	65.3%
(1)	Historical cash flows are unavailable due to the GNL Office and Industrial Portfolio Properties all being leased to single tenants, each on a triple net basis. In addition, the majority of the GNL Office and Industrial Portfolio Properties were acquired in 2019.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place are based on the underwritten rent roll and include contractual rent steps through June 2020 in the amount of $102,102.

(4)	Straight-Line Rent represents $566,488 in average contractual rent increases through the terms of the applicable leases for the investment grade tenants AT&T Services, Inc., EQT Gathering, LLC, Hanes Companies, Inc., Heatcraft Refrigeration Products, LLC, Stanley Convergent Security Solutions, Inc., and Cummins, Inc.

The Markets. The GNL Office and Industrial Portfolio Properties are located across 12 separate markets. The top three properties, which generate 66.1% of the GNL Office and Industrial Portfolio underwritten base rent, consist of the Quest Property (26.9%), the Encompass Property (19.8%), and the AT&T Property (19.4%). These three properties are located in the Los Angeles, California, Birmingham, Alabama, and San Antonio, Texas markets, respectively.

According to a third-party market research report as of the second quarter of 2019, the Los Angeles office market consisted of approximately 419.1 million square feet of office space with an overall market vacancy of 9.7% and average asking rents of approximately $39.88 per square foot. The Santa Clarita Valley office submarket totaled approximately 4.9 million square feet with an average vacancy of 7.8% and average market asking rents of $36.70 per square foot.

According to a third-party market research report as of the second quarter of 2019, the Birmingham office market consisted of approximately 56.5 million square feet of office space with an overall market vacancy of 10.3% and average asking rents of approximately $19.63 per square foot. The Hwy 280/Jefferson County office submarket totaled approximately 5.5 million square feet with an average vacancy of 7.4% and average market asking rents of $23.23 per square foot.

According to a third-party market research report as of the second quarter of 2019, the San Antonio office market consisted of approximately 82.1 million square feet of office space with an overall market vacancy of 9.5% and average asking rents of approximately $25.99 per square foot. The CBD office submarket totaled approximately 9.9 million square feet with an average vacancy of 8.7% and average market asking rents of $25.41 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – GNL Office and Industrial Portfolio

GNL Office and Industrial Portfolio 2019 Demographic Summary(1)
Property Name / Tenant	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Quest Diagnostics, Inc.	Santa Clarita, CA	7,052	86,624	174,556	$110,520	$108,659	$108,990
Encompass Health Corporation	Birmingham, AL	1,738	29,720	100,488	$81,871	$94,104	$81,195
AT&T Services, Inc.	San Antonio, TX	13,278	144,291	382,062	$31,601	$30,875	$34,325
UP Central Leasing LLC	Dearborn, MI	7,978	133,534	312,228	$28,650	$32,849	$32,320
ComDoc, Inc.	North Canton, OH	2,302	33,733	94,450	$70,146	$67,216	$69,021
Stanley Convergent Security Solutions, Inc.	Fishers, IN	5,769	61,134	173,980	$94,145	$87,034	$92,954
EQT Gathering, LLC	Waynesburg, PA	2,712	9,923	13,851	$78,582	$48,283	$49,039
Metal Technologies, Inc.	Bloomfield, IN	1,349	4,132	5,777	$40,498	$47,216	$50,893
Heatcraft Refrigeration Products, LLC	Tifton, GA	104	9,716	25,399	$45,036	$29,357	$35,252
Hanes Companies, Inc.	Calhoun, GA	949	8,377	29,292	$55,220	$46,484	$43,968
FedEx Ground Package System, Inc.	Lake Charles, LA	1,691	8,916	44,903	$42,115	$37,823	$35,488
Cummins, Inc.	Gillette, WY	2,067	20,899	37,595	$66,361	$67,022	$76,553
(1)	Source: third party market research reports.

The Borrower. The borrowing entities for the GNL Office and Industrial Portfolio Whole Loan are ARG CMGLTWY001, LLC, ARG SSFSRIN001, LLC, ARG EQWBGPA001, LLC, ARG HCCLHGA001, LLC, ARG UPDBNMI001, LLC, ARG CDNCNOH001, LLC, ARG MT2PKSLB001, LLC, ARG HRTFTGA001, LLC, ARC FELKCLA001, LLC, ARG EHBIRAL001, LLC, ARC ATSNTTX001, LLC and ARC SLSTCCA001, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the GNL Office and Industrial Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Global Net Lease Operating Partnership, L.P., a Delaware limited partnership and the business operations entity of Global Net Lease, Inc. (NYSE: GNL) (“GNL”). Founded in 2011, GNL is a publicly traded real estate investment trust focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical, income producing net-lease assets across the United States and western and northern Europe. As of June 30, 2019, GNL owned a portfolio of 288 properties totaling approximately 28.3 million square feet. GNL is an affiliate of AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders and grown to one of the largest external managers of direct investment programs in the United States. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. Eleven of the GNL Office and Industrial Portfolio Properties are managed by Global Net Lease Properties, LLC, a Delaware limited liability company and an affiliate of the borrowers, and one of the GNL Office and Industrial Portfolio Properties (the Stanley Convergent Security Solutions, Inc. property) is managed by Cushman & Wakefield U.S., Inc., a Missouri corporation.

Escrows and Reserves. At origination, the borrowers deposited into escrow $320,700 for required repairs.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes and other charges for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) each applicable lease is in full force and effect and requires the applicable tenant to pay taxes directly and such tenant pays all applicable taxes prior to the due date thereof, (iii) the borrowers have delivered to lender copies of all tax bills within 30 days of receipt and (iv) the lender has received reasonably satisfactory evidence that all applicable taxes have been paid as and when required pursuant to the mortgage loan documents with respect to the applicable property.

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists and (ii) the borrowers maintain a blanket insurance policy acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – GNL Office and Industrial Portfolio

Replacement Reserve – During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $0.20 multiplied by the then existing aggregate net leasable area of the GNL Office and Industrial Portfolio Properties, divided by 12, for replacements.

TI/LC Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $1.00 multiplied by the then existing aggregate net leasable area of the GNL Office and Industrial Portfolio Properties, divided by 12, for tenant improvement and leasing commission obligations, subject to a cap of $6,000,000. In lieu of such monthly deposits, the borrowers may deposit an unconditional irrevocable letter of credit in the amount set forth in the mortgage loan documents, and on every third due date thereafter occurring during the existence of a Cash Sweep Period, the borrowers are required to cause such letter of credit to be increased by an amount equal to $1.00 multiplied by the then existing aggregate net leasable area of the applicable property, divided by four, up to a cap of $6,000,000.

Additionally, during the continuance of a Lease Rollover Event (as defined below), all excess cash flow will be deposited into the TI/LC reserve.

Major Tenant Reserve – During the continuance of a Major Tenant Cash Flow Sweep Event (as defined below), all excess cash flow will be deposited into a major tenant reserve.

Lockbox / Cash Management. The GNL Office and Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to send direction letters to all tenants instructing them to deposit all rents directly into a clearing account controlled by the lender, and the borrowers and the property managers are required to deposit all revenues otherwise received into the clearing account within two business days of receipt. Provided no Cash Sweep Period is in effect, all funds in the clearing account will be transferred on each business day to an account controlled by the borrowers. Upon the occurrence of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the GNL Office and Industrial Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the GNL Office and Industrial Portfolio Whole Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” means the occurrence of (i) an event of default and will continue until such event of default is cured; (ii) any bankruptcy action of the borrowers (in no event will a Cash Sweep Period due to a bankruptcy of the borrowers be cured); (iii) a Manager Sweep Event (as defined below); (iv) any period that the interest-only debt service coverage ratio as calculated in the loan documents based on the trailing three-month period is less than 1.85x and will continue until such time as (a) the interest-only debt service coverage ratio for the immediately preceding three-month period is at least 2.00x for two consecutive calendar quarters (a “DSCR Cure”), (b) the borrowers have delivered a letter of credit in an amount initially equal to the amount of excess cash flow for the immediately preceding three-month period, with such amount recalculated and increased every three-month period thereafter, up to any applicable capped amount (the “DSCR/Tenant Cure – Letter of Credit”), or (c) the borrowers have completed a partial prepayment of the GNL Office and Industrial Portfolio Whole Loan (including any prepayment consideration) to the extent required to achieve an interest-only debt service coverage ratio for the immediately preceding three-month period of 2.00x or greater; (v) a Major Tenant Cash Flow Sweep Event; or (vi) a Lease Rollover Event.

A ”Lease Rollover Event” means the occurrence of the last day of the loan year immediately preceding any loan year during which one or more leases are scheduled to expire, which leases constitute or represent, in the aggregate, either (i) more than 20% of the total net rentable area of the GNL Office and Industrial Portfolio Properties or (ii) more than 20% of the total annual rents from all GNL Office and Industrial Portfolio Properties.

A “Major Tenant Cash Flow Sweep Event” means the occurrence of (i) any bankruptcy action of Quest Diagnostics, Inc., AT&T Services, Inc. or Encompass Health Corporation, any successor or assign thereof as tenant under the respective lease, or any subsequent tenant under a replacement lease (each, a “Major Tenant”) or any person or entity that controls a Major Tenant (a “Major Tenant Parent”); (ii) the earlier to occur of (a) the date a Major Tenant gives notice of its intention to vacate or abandon substantially all of its premises or to go dark at such premises or (b) the date that a Major Tenant vacates, abandons, surrenders, or goes dark at substantially all of its applicable premises for five consecutive business days; (iii) the continuation of any default by a Major Tenant under its respective lease beyond any applicable notice and cure periods; or (iv) the earlier to occur of (a) the date of any early termination or cancellation of a Major Tenant lease or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – GNL Office and Industrial Portfolio

(b) the earlier to occur of the date (x) that is nine months prior to the then applicable expiration of the applicable Major Tenant lease or (y) on which notice for extension is due under the applicable lease.

A Cash Sweep Period caused by a Major Tenant Cash Flow Sweep Event or a Lease Rollover Event will continue until, in general, (A) with respect to clause (i) of a Major Tenant Cash Flow Sweep Event, the applicable Major Tenant (or applicable Major Tenant Parent) is no longer the subject of a bankruptcy or similar proceeding and has satisfied all other conditions under the GNL Office and Industrial Portfolio Whole Loan documents, (B) with respect to clause (ii) of a Major Tenant Cash Flow Sweep Event, the applicable Major Tenant has resumed operations in its Major Tenant premises and has satisfied all other requirements under the GNL Office and Industrial Portfolio Whole Loan documents, (C) with respect to clause (iii) of a Major Tenant Cash Flow Sweep Event, the applicable Major Tenant has fully cured all applicable defaults under its lease, (D) with respect to clause (iv), the borrowers have provided acceptable evidence to the lender that the applicable Major Tenant has renewed the term of its lease pursuant to the terms set forth therein, (E) the applicable Major Tenant has been replaced with an acceptable replacement tenant under the GNL Office and Industrial Portfolio Whole Loan documents, (F) with respect to clause (ii), the applicable Major Tenant has subleased its premises to an acceptable subtenant under the GNL Office and Industrial Portfolio Whole Loan documents and all other conditions under the GNL Office and Industrial Portfolio Whole Loan documents have been satisfied, (G) funds swept as a result of a Major Tenant Cash Flow Sweep Event have reached (1) $9,000,000 if related to the Quest Property, (2) $7,500,000 if related to the AT&T Property, (3) $7,150,000 if related to the Encompass Property, or (4) an amount equal to the sum of each applicable amount set forth in the preceding clauses, if related to more than one of the Quest Property, AT&T Property and Encompass Property, (H) the borrowers have delivered the DSCR/Tenant Cure – Letter of Credit, (I) the occurrence of a DSCR Cure, or (J) with respect to a Lease Rollover Event, one or more leases have been renewed pursuant to the terms set forth therein such that all leases set to expire during the applicable loan year then constitute or represent, in the aggregate, (x) 20% or less of the total net rentable area of the GNL Office and Industrial Portfolio Properties or (y) 20% or less of the total annual rents from all GNL Office and Industrial Portfolio Properties.

A “Manager Sweep Event” means (i) for a borrower affiliated manager, any bankruptcy action of the manager and (ii) for a manager that is not affiliated with the borrowers, (a) the date of the occurrence of an involuntary bankruptcy petition or (b) the date which is 60 days after the occurrence of any other bankruptcy action of such manager unless the manager is replaced with a qualified manager within such 60 day period. In any case, a Manager Sweep Event will continue until the manager is replaced with a qualified manager under a replacement management agreement.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time after November 1, 2021, and prior to the GNL Office and Industrial Portfolio Whole Loan maturity date, the GNL Office and Industrial Portfolio borrowers may obtain the release of any one or more of the GNL Office and Industrial Portfolio Properties, provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the borrowers prepay a portion of the GNL Office and Industrial Portfolio Whole Loan equal to 115% (or 120% if the property to be released is transferred to a borrower affiliate) of the allocated loan amount of the property being released (the “Release Amount”), (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (1) the interest-only debt service coverage ratio immediately preceding such release and (2) 2.65x, (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of (1) the debt yield immediately preceding such release and (2) 9.82% and (v) the release is permitted under REMIC requirements. Notwithstanding the foregoing, the Release Amount will be an amount equal to 105% of the allocated loan amount of the property being released if with respect to such property (a) the applicable tenant at such property is the subject of a bankruptcy action, (b) the applicable tenant at such property has gone dark or provided notice of its intention to go dark at all or substantially all of its premises, (c) a default by the applicable tenant at such property is then continuing under its applicable lease, or (d) a Cash Sweep Period as described in clause (iv) of the definition thereof has occurred and the lender has determined that the interest-only debt service coverage ratio, based on the trailing three-month period and calculated excluding the applicable property, is greater than or equal to 1.85x; provided, however, that the aggregate amount of the allocated loan amounts for all properties that may be released at the Release Amount of 105% of the allocated loan amount may not exceed $40,800,000.

Additionally, in the event that the borrowers receive from the tenant at the Quest Property an expansion notice pursuant to its lease requesting that the borrowers construct a new building on certain adjacent non-collateral parcels, then the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – GNL Office and Industrial Portfolio

borrowers are required, within five business days of receipt of such expansion notice, to provide written notice of the receipt of the expansion notice to the lender. Within 60 days of receipt of such expansion notice or as soon as reasonably practical, the borrowers are required to take such actions as reasonably necessary to cause the release from the collateral of the unimproved land parcel(s) identified for construction of the new building. The borrowers will not be permitted to commence construction of the new building until the identified parcel(s) have been released subject to all conditions of release under the GNL Office and Industrial Portfolio Whole Loan documents.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Presidential City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Presidential City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Presidential City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Presidential City

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	4.5%	Net Rentable Area (Units)(3):	1,015
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrowers:	Post Presidential Property Owner, LLC and Post Monroe Property Owner LLC	Year Built / Renovated:	1952 / 2017
		Occupancy:	94.5%
Borrower Sponsors:	Michael Pestronk and Matthew Pestronk	Occupancy Date:	7/26/2019
		4th Most Recent NOI (As of)(4):	NAV
		3rd Most Recent NOI (As of)(4):	NAV
Interest Rate: Note Date:	3.49816176470588% 9/6/2019	2nd Most Recent NOI (As of)(4):	NAV
		Most Recent NOI (As of)(4):	$16,025,422 (TTM 6/30/2019)
Maturity Date:	9/8/2029	UW Economic Occupancy:	94.0%
Interest-only Period:	120 months	UW Revenues:	$24,916,379
Original Term:	120 months	UW Expenses:	$6,760,701
Original Amortization Term:	None	UW NOI(4):	$18,155,679
Amortization Type:	Interest Only	UW NCF:	$17,851,866
Call Protection(2):	L(26),Def(90),O(4)	Appraised Value / Per Unit:	$380,000,000 / $374,384
Lockbox / Cash Management:	Soft (Residential), Hard (Commercial) / In Place	Appraisal Date:	8/29/2019
Additional Debt(1):	Yes
Additional Debt Balance(1):	$72,000,000 / $100,600,000 / $72,400,000
Additional Debt Type(1):	Pari Passu / B-Note / Mezzanine

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Total Debt
Taxes:	$946,295	$135,185	N/A	Cut-off Date Loan / Unit:	$115,271	$285,714
Insurance:	$129,834	Springing	N/A	Maturity Date Loan / Unit:	$115,271	$285,714
Replacement Reserves:	$0	$12,688	$761,250	Cut-off Date LTV:	30.8%	76.3%
TI/LC:	$150,000	$6,540	$235,449	Maturity Date LTV:	30.8%	76.3%
Other:	$270,833	$0	N/A	UW NCF DSCR:	4.30x	1.41x
				UW NOI Debt Yield:	15.5%	6.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
A Notes (1)	$117,000,000		40.3%	Loan Payoff	$282,126,293	97.3%
B-Note(1)	$100,600,000		34.7	Return of Equity	3,599,397	1.2
Mezzanine Loans	72,400,000		25.0	Closing Costs	2,777,348	1.0
				Upfront Reserves	1,496,962	0.5
Total Sources	$290,000,000		100.0%	Total Uses	$290,000,000	100.0%

(1)	The Presidential City mortgage loan is part of a whole loan evidenced by (i) six senior pari passu promissory notes with an aggregate original principal balance of $117,000,000 and (ii) one subordinate B-note with an original principal balance of $100,600,000. The financial information presented in the chart above reflects the Cut-off Date balance of the Presidential City Senior Loan (as defined below). Based on the Presidential City Whole Loan (as defined below), the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 57.3%, 2.31x, and 8.3%, respectively. The Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield calculated based on the sum of the Presidential City Whole Loan (as defined below) and the Presidential City Mezzanine Loans (as defined below) are 76.3%, 1.41x and 6.3%, respectively.

(2)	Defeasance of the Presidential City Whole Loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the Presidential City Whole Loan to be securitized or (ii) September 6, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in November 2019. The actual lockout period may be longer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Presidential City

(3)	The Presidential City apartment complex consists of three 12 story and one 13 story apartment towers (known as the Washington, Madison, Jefferson and Adams towers) that contain in the aggregate approximately 804,270 net rentable square feet split into a total of 1,015 apartment units. In addition, the borrower sponsors acquired and renovated the adjacent two-story Monroe office building, which contains approximately 68,503 net rentable square feet.

(4)	Historical financials are not available as the Presidential City Property (as defined below) was renovated between 2015 and 2017. UW NOI is greater than the Most Recent NOI because the Presidential City Property was still in a lease-up phase following renovations as of the date of the Most Recent NOI.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Presidential City mortgage loan is part of a whole loan evidenced by (i) six senior pari passu promissory notes with an aggregate original principal balance of $117,000,000 (collectively, the “Presidential City Senior Loan”) and (ii) one B-note with an original principal balance of $100,600,000, which is subordinate to the Presidential City Senior Loan (the “Presidential City B-Note,” and together with the Presidential City Senior Loan, the “Presidential City Whole Loan”). The Presidential City Whole Loan is secured by a first lien mortgage encumbering the Presidential City Borrowers’ (as defined below) fee interest in a 1,015-unit, recently-renovated Class A high-rise multifamily complex located in Philadelphia, Pennsylvania and an adjacent two-story office building with 68,503 net rentable square feet (the “Presidential City Property”). Note A-1B, Note A-1D, Note A-1E and Note A-1F, with an aggregate original principal balance of $45,000,000, will be included in the BBCMS 2019-C5 securitization trust. Note A-1A and the Presidential City B-Note, with an aggregate original principal balance of $157,600,000, were contributed to the SGCMS 2019-PREZ securitization trust. Note A-1C, with an original principal balance of $15,000,000, is currently held by SGFC and is expected to be contributed to one or more future securitization trusts. The Presidential City Whole Loan is serviced pursuant to the trust and servicing agreement for the SGCMS 2019-PREZ Trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—Presidential City” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1A	$57,000,000	SGCMS 2019-PREZ	No
A-1B	$25,000,000	BBCMS 2019-C5	No
A-1C	$15,000,000	SGFC	No
A-1D	$10,000,000	BBCMS 2019-C5	No
A-1E	$5,000,000	BBCMS 2019-C5	No
A-1F	$5,000,000	BBCMS 2019-C5	No
B	$100,600,000	SGCMS 2019-PREZ	Yes
Total	$217,600,000

The Property. The Presidential City Property is a recently renovated, Class A, 1,015-unit multifamily complex located in Philadelphia, Pennsylvania and an adjacent two-story office building with approximately 68,503 net rentable square feet. The multifamily complex is located at 3800, 3850 and 3950 City Avenue, and the Monroe office building is located at 3600 Neill Drive, in the Wynnefield Heights section of Philadelphia (adjacent to the Presidential City Complex). The Presidential City Property consists of four apartment towers (known as Washington, Madison, Jefferson and Adams towers) containing a total of 1,015 apartment units (804,270 net rentable square feet). The Madison tower contains three ground-level retail suites totaling 9,980 square feet. The Monroe office building is a two-story recently renovated office building containing approximately 68,503 square feet of net rentable area. The Presidential City Property is situated on an approximately 23.4-acre parcel. Originally constructed between 1952 and 1954, the Presidential City Property was gut-renovated by the borrower sponsors between 2015 and 2017, transforming the Presidential City Property into a luxury apartment complex. The Presidential City Property provides 258 covered garage parking spaces, 116 garage parking spaces and 650 surface spaces for a total of 1,024 parking spaces. Including street parking and commercial parking, there are a total of 1,320 parking spaces at the Presidential City Property.

The Presidential City Property’s four towers each offer luxury apartments. Many of the units feature unobstructed views of downtown Philadelphia and Fairmount Park. Unit amenities include roller shades, custom fit high-efficiency tilt-and-turn European windows, floor-to-ceiling windows, recessed LED overhead lighting, ceiling fans and eco-efficient carbon free electric heating and cooling systems. Additionally, apartment units feature quartz windowsills, energy star appliances (including a front-load washer and dryer set) and hardwood flooring. The bathrooms include Italian porcelain tiling, ambient halogen-style overhead lighting, a deep soaking tub and dual-flush elongated toilets. In addition, showers in the units are thermostatically controlled and feature rain-style shower heads and spray body jets. Sink areas feature integrated makeup lighting and a hanging Italian-style double vanity. Each kitchen has antimicrobial quartz countertops, wood-grained drawer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 2 – Presidential City

spaces, high gloss cabinetry, stainless-steel appliances, a glass tile backsplash and a movable island. The Presidential City Property is a fully carbon emission free property through insulated/reflective thermally insulated roofs, carbon free heating and cooling systems, energy star appliances, rainwater retention systems and wind powered energy.

The Presidential City Property amenities also include a three-acre pool club and wellness center. In addition to the wellness center, each building has its own cardio and weights facility. The pool club features year-round access to three temperature controlled pools (an Olympic-length lap pool, a lounge pool and an activity pool), hot tubs, cabanas, an outdoor kitchen space and dining terrace, a rooftop lounge, a fire pit lounge, a yoga lawn, outdoor showers, a bocce and sports court and a playground. The wellness center features an organic juice bar, specialized cardio, weight, boxing, biking and stretching equipment, instructor-led classes, private training sessions, spa treatment rooms, dry saunas and a steam room.

The borrower sponsors acquired the Presidential City apartment complex and the adjacent Monroe office building in December 2012 and May 2015, respectively, for a combined total of approximately $108.3 million (including closing costs). Since acquisition, the borrower sponsors have invested approximately $140.0 million to complete a gut redevelopment of the Presidential City apartment complex that included an entire interior demolition, redesign of the floor plates and replacement of all components other than the structural columns, exterior walls and concrete slab floors. In addition to the full renovation of the four apartment towers, the borrower sponsors developed the Sora Pool Club and Fitness Center, a clubhouse / amenity building at the Presidential City Property. In addition to the gut-renovated Presidential City apartment complex, the borrower sponsors renovated the adjacent two-story Monroe office building for approximately $8.1 million (including purchase price of the Monroe office building and soft costs), which contains approximately 68,503 net rentable square feet. In the aggregate, the borrower sponsors have a total cost basis of approximately $253.3 million (including soft costs) in the Presidential City Property.

Washington Tower

Washington was the first tower to be renovated and was completed in October 2015. Washington features 198,625 net rentable square feet, comprised of 180 units with an average unit size of approximately 1,103 square feet. The tower offers studio, one bedroom, two bedroom and three bedroom apartments in addition to penthouse apartments. Tailored amenities include a 24/7 front desk attendant, a lounge area, housekeeping services, personal service options and full-time concierge services. As of July 26, 2019, Washington was 90.0% leased.

Madison Tower

Madison was the second tower to be renovated and was completed in July 2016. Madison features 215,885 net rentable square feet, comprised of 263 units with an average unit size of approximately 821 square feet. The tower offers studio, one bedroom, two bedroom and three bedroom apartments in addition to penthouse apartments. Tailored amenities include a 24/7 front desk attendant, a barista bar area and a co-working space. As of July 26, 2019, Madison was 96.6% leased. Madison also features 9,980 square feet of ground-floor retail space featuring three tenant bays. Two of the spaces are occupied by American Bread Company LLC dba Panera Bread (4,600 square feet, $33 per square foot base rent) and a local sushi restaurant, Jason’s Toridasu (2,610 square feet, $27 per square foot base rent), respectively, while the third space (2,770 square feet) is currently being marketed for lease.

Jefferson Tower

Jefferson was the third tower to be renovated and was completed in April 2017. Jefferson features 195,080 net rentable square feet, comprised of 330 units with an average unit size of approximately 591 square feet. The tower offers studio, one bedroom and two bedroom apartments. Amenities include a 24/7 front desk attendant, shared executive offices and a co-working space. As of July 26, 2019, Jefferson was 95.8% leased.

Adams Tower

Adams, the last tower to undergo renovation, was completed in December 2017. Adams features 194,680 net rentable square feet, comprised of 242 units with an average unit size of approximately 804 square feet. The tower offers studio, one bedroom, two bedroom and three bedroom apartments. Amenities include 24/7 front desk services, a library room and a children’s play center. As of July 26, 2019, Adams was 93.8% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Presidential City

Monroe Office Building

In addition to the gut-renovated Presidential City apartment complex, the borrower sponsors acquired and renovated the adjacent two-story Monroe office building, which contains approximately 68,503 net rentable square feet. The total project cost was roughly approximately $8.1 million (including soft costs). As of August 16, 2019, the Monroe office building was 100.0% leased to 14 tenants. The Monroe Office property has approximately 2,972 square feet of unusable floor space that the Presidential City Borrowers do not plan to lease and is not included in the leasing analysis. The Monroe office building also has a three-level garage below the office floors. The largest tenant at the Monroe Office property, Rogers Memorial Hospital (“Rogers”), has a one-time option to terminate its lease at any time between October 1, 2023 and March 31, 2024 provided that (i) Rogers is not then in default under its lease, (ii) Rogers provides written notice to the landlord and (iii) Rogers pays a lease termination payment equal to the sum of (a) all amounts due and payable under the lease through the termination date and (b) the unamortized (1) tenant improvement allowance and (2) brokerage commissions paid or payable in connection with the Rogers lease (assuming, in each case, a straight line amortization over the initial lease term).

Tax Abatement

The City of Philadelphia maintains a tax abatement program for the construction of new housing or the re-development of existing structures into domiciles. Under this program, the assessment attributable to new construction or renovations and their resulting real estate taxes are abated for a period of ten years from the issuance of a certificate of occupancy. With respect to the Presidential City Property, the tax abatement at Washington tower will terminate in December 2025, the tax abatement at Madison tower will terminate in December 2026, and the tax abatements at Jefferson tower and Adams tower will terminate in December 2027. As such, 2028 will be the first year that the full, unabated real estate taxes will be due at the Presidential City Property. According to the appraisal, the current unabated taxes are $3,181,796 compared to the abated taxes of $1,399,953 and the underwritten taxes of $1,574,971. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Historical Occupancy(1)
	Nov-18	Dec-18	Jan-19	Feb-19	Mar-19	Apr-19	May-19	Jun-19	Jul-19
Washington Tower	87%	86%	85%	85%	86%	88%	88%	91%	88%
Madison Tower	85%	85%	87%	89%	91%	92%	91%	94%	94%
Jefferson Tower	89%	88%	88%	89%	91%	93%	92%	93%	96%
Adams Tower	95%	93%	92%	92%	93%	95%	95%	94%	94%
Presidential City	89%	88%	88%	89%	91%	92%	92%	93%	94%
(1)	Historical Occupancy is based on the physical occupancy with respect to the 1,015-unit multifamily complex provided by the Presidential City Borrowers. Occupancies are as of the end of each respective month.

The following table presents detailed information with respect to the unit mix of the Presidential City Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent
Studio	200	19.7%	184	92.0%	439	$1,354
One Bedroom	474	46.7%	466	98.3%	640	$1,636
Two Bedroom	219	21.6%	195	89.0%	1,008	$2,266
Three Bedroom	44	4.3%	43	97.7%	1,450	$2,868
Studio Penthouse	4	0.4%	4	100.0%	465	$1,510
One Bedroom Penthouse	22	2.2%	19	86.4%	1,101	$2,353
Two Bedroom Penthouse	40	3.9%	37	92.5%	1,780	$3,258
Three Bedroom Penthouse	12	1.2%	11	91.7%	2,600	$4,447
Collateral Total/Wtd. Avg.	1,015	100.0%	959	94.5%	792	$1,874
(1)	Based on the borrower rent roll dated July 26, 2019.

Environmental. According to the Phase I environmental assessment dated June 28, 2019, there is no evidence of any recognized or historical recognized environmental conditions at the Presidential City Property. However, the Phase I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Presidential City

environmental assessment noted a controlled recognized environmental condition relating to past uses of the Presidential City Property. The Presidential City Borrowers are obligated to comply with certain environmental covenants of record in connection with the same. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Presidential City Property is located on the border of the Wynnefield Heights section of the City of Philadelphia and the Bala Cynwyd section of Montgomery County, Pennsylvania, approximately five miles northwest of Center City. Wynnefield Heights is primarily a residential and commercial neighborhood of the city. There are retail commercial developments primarily along City Avenue (US Route 1), which is a major arterial roadway of this region, and on which the Presidential City Property has frontage. The Presidential City Property is located west of the on/off-ramp from I-76 from City Avenue.

Center City is a primary market for services and retail centers in the western quadrant of Philadelphia. The closest neighborhood shopping center is located half a mile west of the Presidential City Property at the intersection of Conshohocken Avenue and Monument Road. This center contains numerous stores offering convenience goods and personal service shops. Closer to the Presidential City Property (within walking distance) and to its southwest is a Target anchored shopping center which also includes PNC Bank, Chipotle and Pei Wei. Also located less than a mile from the Presidential City Property is the Bala Cynwyd Shopping Center, which is anchored by an Acme supermarket and contains a Lord and Taylor department store. In 2013-2014, the Bala Cynwyd shopping center added outparcel sites including Bryn Mawr Trust, Corner Bakery Café, AT&T and Honeygrow. There are also smaller centers and restaurants located along City Avenue.

The Presidential City Property is also adjacent to Fairmount Park, which is the second largest municipal park in the world. Located on the banks of the Schuylkill River, Fairmount Park provides recreational opportunities including walking, biking, rowing, tennis courts and picnic areas. Fairmount Park’s other attractions, such as an azalea garden, historical sites, monuments, the Philadelphia Zoo (the nation’s oldest zoo) and amphitheaters for summer musical performances draw visitors all year round. An extensive 11-acre mixed-use development called Pencoyd Landing is underway just over one-mile northwest from the Presidential City Property. Adjacent to the recently reopened Pencoyd Bridge, this development will include two hotels (one of which will be a Marriott-branded hotel), a restaurant and a public square along the Schuylkill Riverfront.

The Presidential City Property benefits from its proximity to Philadelphia College of Osteopathic Medicine, St. Joseph’s University, Philadelphia University, Temple University and Lankaneau Hospital. The location generates exposure to local student populations and working professionals in the area.

According to the appraisal, the Presidential City Property submarket consisted of 11,112 apartment units, with 311 units recently completed, as of the second quarter of 2019. Year-to-date absorption is positive 283 units and the overall submarket average occupancy was 91.5%, which represents an improvement of 80 basis points compared to the same period in 2018 (90.7%). The average rental rate was $1,412 per month, which represents an increase of $71 per month (5.3%) compared to second quarter 2018.

Multifamily Statistics(1)
	City of Philadelphia		Submarket
Date	Rent Per Unit	Occupancy	Rent Per Unit	Occupancy
3rd Qtr. 2017	$1,388	93.6%	$1,347	88.4%
4th Qtr. 2017	$1,388	93.4%	$1,320	89.7%
1st Qtr. 2018	$1,404	93.6%	$1,320	89.5%
2nd Qtr. 2018	$1,417	94.0%	$1,341	90.7%
3rd Qtr. 2018	$1,426	94.3%	$1,386	91.0%
4th Qtr. 2018	$1,430	94.3%	$1,379	91.2%
1st Qtr. 2019	$1,446	94.6%	$1,378	92.0%
2nd Qtr. 2019	$1,471	94.8%	$1,412	91.5%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 2 – Presidential City

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place	$23,935,598	$24,676,898	$24,312	90.5%
Parking Revenue	498,017	650,160	641	2.4
Other Income 1(4)	1,298,439	1,298,439	1,279	4.8
Other Income 2(5)	627,527	631,680	622	2.3
Gross Potential Rent	$26,359,582	$27,257,177	$26,854	100.0%
Total Reimbursements	0	0	0	0.0
Total Gross Potential Income	$26,359,582	$27,257,177	$26,854	100.0%
(Vacancy/Credit Loss)(6)	(3,751,345)	(2,340,798)	(2,306)	(8.6)
Effective Gross Income	$22,608,237	$24,916,379	$24,548	91.4%

Total Expenses	$6,582,815	$6,760,701	$6,661	27.1%

Net Operating Income(7)	$16,025,422	$18,155,679	$17,887	72.9%

Total TI/LC, Capex/RR	0	303,813	299	1.2

Net Cash Flow	$16,025,422	$17,851,866	$17,588	71.6%
(1)	Historical financials are not available as the construction of the Presidential City Property was completely renovated between 2015 and 2017.

(2)	TTM reflects the trailing 12-month period as of June 30, 2019.

(3)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Other Income 1 represents ratio utility building system and reimbursements.

(5)	Other Income 2 represents other income, payment processing recovery and cell tower income.

(6)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 6.0%.

(7)	Underwritten Net Operating Income is higher than the TTM Net Operating Incomes as the Presidential City Property was still in a lease-up phase following gut renovations.

The Borrowers. The borrowing entities for the Presidential City Whole Loan are Post Presidential Property Owner, LLC and Post Monroe Property Owner LLC (collectively, the “Presidential City Borrowers”), each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the Presidential City Borrowers delivered a non-consolidation opinion in connection with the origination of the Presidential City Whole Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors of the Presidential City Whole Loan are Michael Pestronk and Matthew Pestronk, the founders of Post Brothers. Post Brothers is a local owner and manager of Class A apartments, generally focusing on the development and creation of Class A apartment buildings in the greater Philadelphia metropolitan area. Post Brothers is a vertically-integrated operating company, with approximately 200 employees, providing in-house expertise in development, construction management/general contracting, leasing, property management and financing. Since inception in 2006, Post Brothers has acquired more than 30 properties totaling over 4,000 units, with a focus in the greater Philadelphia area and New Jersey. The Post Brothers’ total portfolio is valued at over $1.4 billion.

Property Management. The Presidential City Property is managed by Post Commercial Real Estate, LLC, an affiliate of the borrower sponsors. Post Commercial Real Estate, LLC is a full service multifamily property manager and developer with a current portfolio under management of over 3,390 units across 17 residential properties.

Escrows and Reserves. At origination, the Presidential City Borrowers deposited in escrow $946,295 for real estate taxes, $270,833 for a free rent reserve, $150,000 for a TI/LC reserve and $129,834 for insurance premiums.

Tax Escrows – On a monthly basis, the Presidential City Borrowers are required to escrow 1/12th of the annual estimated tax payments (currently $135,185).

Insurance Escrows – On a monthly basis, the Presidential City Borrowers are required to escrow 1/12th of the annual estimated insurance payments. The monthly insurance escrow is waived so long as (i) there is no event of default under the Presidential City Whole Loan documents, (ii) the Presidential City Borrowers provide the lender evidence of renewal of the insurance policies, (iii) the Presidential City Borrowers provide the lender with receipts evidencing payment of the insurance premiums by no later than ten business days prior to the expiration dates of the insurance policies, and (iv) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Presidential City

balance of the tax and insurance subaccount with respect to insurance premiums is greater than or equal to approximately $129,834.

Replacement Reserves – On a monthly basis, the Presidential City Borrowers are required to escrow (i) approximately $12,688 for the period from the origination date through August 2020 and (ii) on each due date thereafter, approximately $21,146. The reserve is subject to a cap of $761,250.

TI/LC Reserves – On a monthly basis, the Presidential City Borrowers are required to escrow $6,540. The reserve is subject to a cap of $235,449.

Lockbox / Cash Management. Prior to origination, the Presidential City Borrowers were required to notify each non-residential tenant of the Presidential City Property to remit all amounts due with respect to the Presidential City Property directly to the lockbox account.  All funds will be deposited (directly by non-residential tenants and by the property manager for residential tenants within two business days of receipt) into the lockbox account and will be transferred on a daily basis to the cash management account under the sole dominion and control of the lender. All funds in the cash management account will, unless an event of default is continuing, be disbursed to the lender (except as noted below with respect to mezzanine indebtedness) on each due date to fund the following items: (a) the monthly required real estate tax and insurance payments; (b) debt service on the Presidential City Whole Loan (and any other amounts due to the lender in accordance with the terms of the Presidential City Whole Loan documents); (c) to make the required monthly payment into the reserves established under the terms of the Presidential City Whole Loan documents; (d) operating and management expenses of the Presidential City Property, which will be disbursed to the Presidential City Borrowers in accordance with procedures set forth in the Presidential City Whole Loan documents (collectively the “Monthly Required Payments”); (e) if a new mezzanine loan is outstanding, to the new mezzanine lender an amount equal to (x) the monthly new mezzanine debt service payment due and owing on such payment date, and (y) any other amounts then due and payable under the new mezzanine loan documents; (f) if a current senior mezzanine loan is outstanding, to the current senior mezzanine lender an amount equal to (x) the monthly current senior mezzanine debt service payment due and owing on such payment date, and (y) any other amounts then due and payable under the current senior mezzanine loan documents; (g) if a current junior mezzanine loan is outstanding, to the current junior mezzanine lender an amount equal to (x) the monthly current junior mezzanine debt service payment due and owing on such payment date, and (y) any other amounts then due and payable under the current junior mezzanine loan documents; (h) provided no Cash Trap Period is then continuing, on each mezzanine cash collateral sweep payment date, an amount equal to the mezzanine monthly total amortization amount will be disbursed first, to the current mezzanine lenders as directed in writing by the current mezzanine lenders to the lender; and (i) following the payment of the Monthly Required Payments and the payment of mezzanine indebtedness in accordance with the Presidential City Whole Loan documents, (x) if a Cash Trap Period is then continuing other than solely as a result of a mezzanine loan default, into the cash collateral reserve account in accordance with the Presidential City Whole Loan documents, (y) if a Cash Trap Period is continuing solely as a result of a mezzanine loan default (and no other Cash Trap Period is then continuing), and (1) if there is a new mezzanine loan default, into an account designated in writing by new mezzanine lender to lender, (2) if there is a current senior mezzanine loan default, but no new mezzanine loan default then continuing, into an account designated in writing by current senior mezzanine lender to lender, or (3) if there is a current junior mezzanine loan default, but no new mezzanine loan default or current senior mezzanine loan default is then continuing, into an account designated in writing by current junior mezzanine lender to lender, or (z) if no Cash Trap Period is then continuing, then the remaining funds in the lockbox account will be disbursed to the Presidential City Borrowers.

A “Cash Trap Period” will commence upon: (i) the occurrence of an event of default, (ii) the commencement of a Low DSCR Period (defined below), or (iii) the occurrence of any mezzanine loan default, and will end, as applicable, (a) with respect to clause (i) above, once the event of default has been cured, (b) with respect to clause (ii) above, once the Low DSCR Period has terminated or (c) with respect to clause (iii) above, upon receipt by the lender of a notice from the mezzanine lender that all then continuing defaults under the mezzanine loans of which the lender was previously notified have either been cured or waived (and no other Cash Trap Period is then continuing).

A “Low DSCR Period” will commence if, as of the end of any calendar quarter, the debt service coverage ratio of the Presidential City Whole Loan and the Presidential City Mezzanine Loans (as defined below) (based upon the actual net cash flow of the Presidential City Property and the actual debt service constant) has declined below 1.05x, and will end once the Presidential City Property has achieved an actual debt service constant of at least 1.10x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Presidential City

Subordinate and Mezzanine Debt. The Presidential City B-Note, which was contributed to the SGCMS 2019-PREZ securitization trust, has an original principal balance of $100,600,000, is subordinate to the Presidential City Senior Loan and accrues interest at a rate of 3.49816176470588% per annum. The Presidential City B-Note is coterminous with the Presidential City Senior Loan. The holder of the Presidential City B-Note has entered into a co-lender agreement that sets forth the allocation of collections on the Presidential City Whole Loan. Based on the Presidential City Whole Loan, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 57.3%, 2.31x and 8.3%, respectively.

Additionally, a senior mezzanine loan in the amount of $52,400,000 secured by the direct equity ownership in the Presidential City Borrowers and a junior mezzanine loan in the amount of $20,000,000 secured by the direct equity ownership in the Presidential City senior mezzanine borrowers (collectively, the “Presidential City Mezzanine Loans”). The Presidential City Mezzanine Loans each accrue interest at a rate of 6.75000% per annum and are coterminous with the Presidential City Whole Loan. Including the Presidential City Whole Loan and the Presidential City Mezzanine Loans, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 76.3%, 1.41x and 6.3%, respectively. It is anticipated that Societe Generale Financial Corporation will sell the Presidential City Mezzanine Loans to one or more unaffiliated third party investors in the future. In connection with such potential sale, the Presidential City senior mezzanine loan and Presidential City junior mezzanine loan may be consolidated into a single mezzanine loan. However, we cannot assure you that any such sale or consolidation will occur.

Partial Release. After the lockout period, the Presidential City Borrowers may defease the then outstanding principal balance of the Presidential City Whole Loan, in whole or in part, subject to the terms of the mortgage loan documents, including amongst other things, in the case of a partial defeasance, the execution and delivery by the Presidential City Borrowers of all necessary documents to amend and restate the original note(s) being defeased and issue two substitute notes, one having a principal balance equal to the defeased portion of the original note and the other having a principal balance equal to the undefeased portion of the original note.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 3 – Ceasar’s Bay Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 3 – Ceasar’s Bay Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 3 – Ceasar’s Bay Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 3 – Ceasar’s Bay Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$42,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$42,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	4.2%	Net Rentable Area (SF):	301,300
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	CBB Venture LLC	Year Built / Renovated:	1957 / 2018
Borrower Sponsors:	Gazit Horizons, Inc.; CBB Realty Associates, LLC	Occupancy:	97.8%
Interest Rate:	3.01500%	Occupancy Date:	10/2/2019
Note Date:	10/4/2019	4th Most Recent NOI (As of):	$5,374,439 (12/31/2016)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of):	$4,284,721 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,446,707 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(3):	$5,272,354 (TTM 6/30/2019)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$15,626,531
Call Protection:	L(25),Def(88),O(7)	UW Expenses:	$5,441,084
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$10,185,447
Additional Debt(1):	Yes	UW NCF:	$9,645,265
Additional Debt Balance(1):	$45,500,000	Appraised Value / Per SF:	$170,000,000 / $564
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/2/2019

Escrows and Reserves(2)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$290
Taxes:	$468,758	$117,190	N/A	Maturity Date Loan / SF:	$290
Insurance:	$761,458	$76,620	N/A	Cut-off Date LTV:	51.5%
Ground Lease Reserve:	$0	$60,683	N/A	Maturity Date LTV:	51.5%
Replacement Reserves:	$1,000,000	Springing	N/A	UW NCF DSCR:	3.61x
TI/LC:	$0	Springing	N/A	UW NOI Debt Yield:	11.6%
Free Rent Reserve:	$4,567,700	$0	N/A
Outstanding TI/LC:	$2,511,385	$0	N/A
Piling Work Reserve:	$6,000,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$87,500,000	100.0%	Payoff Existing Debt	$22,338,887	25.5%
Return of Equity	46,634,047	53.3
Upfront Reserves	15,309,301	17.5
Closing Costs	3,217,765	3.7
Total Sources	$87,500,000	100.0%	Total Uses	$87,500,000	100.0%

(1)	The Ceasar’s Bay Shopping Center Mortgage Loan (as defined below) is part of whole loan evidenced by two pari passu notes with an aggregate original principal balance of $87.5 million. The financial information presented in the chart above reflects the Cut-off Date balance of the Ceasar’s Bay Shopping Center Whole Loan (as defined below).

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	The increase in UW NOI from TTM 6/30/2019 is due to (i) the lease up of the former Toys “R” Us space by Target (previously Toys “R” Us was not paying rent following the company’s bankruptcy proceedings), (ii) the development of a new outparcel totaling 12,000 square feet leased to Olive Garden, Kay Jewelers and T-Mobile accounting for approximately $1.1 million of rent that was not fully captured in the TTM 6/30/2019 period and (iii) rent steps and straight-lined rent totaling $342,434.

The Loan. The Ceasar’s Bay Shopping Center mortgage loan is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $87,500,000 (the “Ceasar’s Bay Shopping Center Whole Loan”). The Ceasar’s Bay Shopping Center Whole Loan is secured by a first lien mortgage encumbering the borrower’s leasehold interest in a 301,300 square foot anchored retail center located in Brooklyn, New York. The non-controlling Note A-2, with an aggregate original principal balance of $42,000,000, will be included in the BBCMS 2019-C5 securitization trust (the “Ceasar’s Bay Shopping Center Mortgage Loan”). The controlling Note

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 3 – Ceasar’s Bay Shopping Center

A-1 is expected to be contributed to the WFCM 2019-C53 securitization trust. The Ceasar’s Bay Shopping Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2019-C53 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The Ceasar’s Bay Shopping Center Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$45,500,000	WFCM 2019-C53(1)	Yes
Note A-2	$42,000,000	BBCMS 2019-C5	No
Total	$87,500,000
(1)	The WFCM 2019-C53 securitization is expected to close on or about November 7, 2019.

The Property. The Ceasar’s Bay Shopping Center Property consists of a 301,300 square foot anchored retail center situated on 15.9 acres in Brooklyn, New York (the “Ceasar’s Bay Shopping Center Property”). The Ceasar’s Bay Shopping Center Property is comprised of five two-story retail buildings located in the densely-populated Gravesend neighborhood of Brooklyn which is bordered by Coney Island to the south, Bath Beach to the west, Bensonhurst to the north and Homecrest and Sheepshead Bay to the south. A portion of the Ceasar’s Bay Shopping Center Property is located over the water supported by piles. The Ceasar’s Bay Shopping Center Property has vehicle traffic of approximately 146,000 vehicles per day. There are 1,194 parking spaces (resulting in a ratio of 4.0 spaces per 1,000 square feet) at the Ceasar’s Bay Shopping Center Property. As of October 2, 2019, the Ceasar’s Bay Shopping Center Property was 97.8% leased to 12 tenants. Three of the four largest tenants (60.8% of the NRA, 45.7% of UW base rent) have been at the Ceasar’s Bay Shopping Center Property since 2003 or earlier. Kohl’s, Target and Best Buy, three of the four anchor tenants, are each investment grade rated and account for 82.1% of the NRA.

The largest tenant at the Ceasar’s Bay Shopping Center Property is Kohl’s (NYSE: KSS; Moody’s/S&P/Fitch: Baa2/BBB/BBB; 39.7% of net rentable area; 25.5% of underwritten base rent; May 31, 2023 lease expiration). Kohl’s is a national discount department store chain selling moderately-priced name brand and private label apparel, shoes, accessories and housewares. Kohl’s operates 1,159 stores in 49 states as well as 15 FILA outlets and Off-Aisle clearance centers. In 2017, Kohl’s entered into an agreement with Amazon to accept Amazon returns in Kohl’s stores and establish Amazon Smart Home Experience zones in a number of its locations. Kohl’s had net sales of $19.2 billion in the 2018 fiscal year, an increase of 0.7% over its sales in fiscal year 2017. Kohl’s has been a tenant at the Ceasar’s Bay Shopping Center Property since 2003. Kohl’s has five, five-year renewal options remaining on its lease. The next renewal option is for $26.40 PSF, which is below the appraiser’s concluded market rent at $31.75 PSF.

The second largest tenant at the Ceasar’s Bay Shopping Center Property is Target (NYSE: TGT; Moody’s/S&P/Fitch: A2/A/A-; 29.2% of net rentable area; 33.0% of underwritten base rent; July 31, 2035 lease expiration). Target is the second largest discount retailer in the United States and the fifth largest domestic retailer overall. Target operates 1,822 stores selling a wide variety of consumables, commodities, electronics, sporting goods, toys, apparel and home furnishings. Target’s sales increased 3.6% to $74.4 billion in fiscal year 2018 compared to 2017. Target signed a new lease for the former Toys “R” Us space at the Ceasar’s Bay Shopping Center Property in February 2019. According to the borrower sponsors, Target is expected to complete its own build out and is expected to invest approximately $20.0 million to build out its interior. Target is expected to open in July or August 2020, with rent commencement on the earlier of (i) its opening date or (ii) August 21, 2020. All outstanding TI/LCs and gap rent were reserved at origination. See the “Escrows and Reserves” section below for further details. Target has four, five-year renewal options under its lease.

The third largest tenant at the Ceasar’s Bay Shopping Center Property is Best Buy (Moody’s/S&P/Fitch: Baa1/BBB/BBB; 13.1% of net rentable area; 8.7% of underwritten base rent; January 31, 2022 lease expiration). Best Buy is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. Best Buy operates 1,238 stores in the United States and internationally. Best Buy has been a tenant at the Ceasar’s Bay Shopping Center Property since 2002 and has one, 10-year renewal option remaining. Best Buy’s next renewal option is for $30.00 PSF, which is below the appraiser’s concluded market rent of $50.00.

Environmental. According to the Phase I environmental assessment dated July 8, 2019, there was no evidence of any recognized environmental conditions at the Ceasar’s Bay Shopping Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 3 – Ceasar’s Bay Shopping Center

Historical and Current Occupancy(1)
2016	2017(2)	2018(2)	Current(2)(3)
97.4%	97.4%	73.7%	97.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The decrease in occupancy from 2017 to 2018 is due to Toys “R” Us vacating the Ceasar’s Bay Shopping Center Property following the company’s bankruptcy proceedings. The increase in occupancy from 2018 to Current is due to Target leasing the former Toys “R” Us space.

(3)	Current Occupancy is as of October 2, 2019.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
Kohl’s	Baa2 / BBB / BBB	119,734	39.7%	$24.20	$2,898,078	25.5%	5/31/2023
Target(3)	A2 / A / A-	88,000	29.2	$42.67	$3,755,330	33.0	7/31/2035
Best Buy	Baa1 / BBB / BBB	39,568	13.1	$25.00	$989,200	8.7	1/31/2022
Modell’s	NR / NR / NR	23,792	7.9	$55.00	$1,308,560	11.5	1/31/2025
Olive Garden	NR / NR / NR	8,350	2.8	$90.00	$751,500	6.6	11/28/2028
Major Tenants		279,444	92.7%	$34.72	$9,702,667	85.4%

Other Tenants		15,256	5.1%	$109.04	$1,663,519	14.6%

Occupied Collateral Total		294,700	97.8%	$38.57	$11,366,186	100.0%

Vacant Space		6,600	2.2%

Collateral Total		301,300	100.0%

(1)	Based on underwritten rent roll dated October 2, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	The Target space was officially delivered to the tenant with no outs on August 21, 2019. Target will commence paying rent on the earlier of (i) the date it opens to the public (expected July or August 2020) or (ii) August 21, 2020. All free rent and outstanding TI/LCs were reserved at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 3 – Ceasar’s Bay Shopping Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	6,600	2.2%	NAP	NAP	6,600	2.2%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	6,600	2.2%	$0	0.0%
2020	0	0	0.0	0	0.0	6,600	2.2%	$0	0.0%
2021	0	0	0.0	0	0.0	6,600	2.2%	$0	0.0%
2022	2	43,237	14.4	1,461,740	12.9	49,837	16.5%	$1,461,740	12.9%
2023	1	119,734	39.7	2,898,078	25.5	169,571	56.3%	$4,359,818	38.4%
2024	2	4,783	1.6	558,668	4.9	174,354	57.9%	$4,918,486	43.3%
2025	2	25,346	8.4	1,482,608	13.0	199,700	66.3%	$6,401,094	56.3%
2026	0	0	0.0	0	0.0	199,700	66.3%	$6,401,094	56.3%
2027	0	0	0.0	0	0.0	199,700	66.3%	$6,401,094	56.3%
2028	4	13,600	4.5	1,209,763	10.6	213,300	70.8%	$7,610,857	67.0%
2029	0	0	0.0	0	0.0	213,300	70.8%	$7,610,857	67.0%
2030 & Beyond	1	88,000	29.2	3,755,330	33.0	301,300	100.0%	$11,366,186	100.0%
Total	12	301,300	100.0%	$11,366,186	100.0%
(1)	Based on the underwritten rent roll dated October 2, 2019.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)(2)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$7,884,569	$7,878,917	$6,744,017	$7,155,498	$11,023,743	$36.59	67.9%
Contractual Rent Steps	0	0	0	0	342,434	1.14	2.1
Vacant Income	0	0	0	0	587,000	1.95	3.6
Gross Potential Rent	$7,884,569	$7,878,917	$6,744,017	$7,155,498	$11,953,178	$39.67	73.7%
Total Reimbursements	1,306,106	959,916	2,401,601	2,856,874	4,271,012	14.18	26.3
Other Income	550	0	825	2,204	0	0.00	0.0
Net Rental Income	$9,191,225	$8,838,833	$9,146,443	$10,014,576	$16,224,189	$53.85	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(597,659)	(1.98)	(3.7)
Effective Gross Income	$9,191,225	$8,838,833	$9,146,443	$10,014,576	$15,626,531	$51.86	96.3%

Total Expenses(4)	$3,816,787	$4,554,112	$4,699,736	$4,742,222	$5,441,084	$18.06	34.8%

Net Operating Income	$5,374,439	$4,284,721	$4,446,707	$5,272,354	$10,185,447	$33.81	65.2%

Total TI/LC, Capex/RR	0	0	0	0	540,181	1.79	3.5

Net Cash Flow	$5,374,439	$4,284,721	$4,446,707	$5,272,354	$9,645,265	$32.01	61.7%
(1)	TTM represents the trailing 12-month period ending June 30, 2019.

(2)	The increase in UW NOI from TTM 6/30/2019 is due to (i) the lease up of the former Toys “R” Us space by Target (previously Toys “R” Us was not paying rent following the company’s bankruptcy proceedings), (ii) the development of a new outparcel totaling 12,000 square feet leased to Olive Garden, Kay Jewelers and T-Mobile accounting for approximately $1.1 million of rent that was not fully captured in the TTM 6/30/2019 period and (iii) rent steps and straight-lined rent totaling $342,434.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The Ceasar’s Bay Shopping Center Property benefits from an ICIP tax abatement that began in the 2004/2005 tax year and expires in the 2030/2031 tax year. Full taxes begin to phase in at 10% increments beginning in 2021/2022. The current expected tax expense is $1.4 million, and the projected year 10 expected tax expense is $2.5 million. Real estate taxes were underwritten to the average expected tax payment over the loan term, which is equal to $1.9 million. See “Description of the Mortgage Pool – Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The Market. The Ceasar’s Bay Shopping Center Property is located in Brooklyn, Kings County, New York. Brooklyn is the second largest of the five boroughs by land area and is the most populous borough, with one-third of New York City’s population. Over the past decade, Brooklyn has expanded at a rapid pace, attracting both businesses and residents. Since 2003, the number of businesses in Brooklyn has increased by 21.0% and job growth has grown by 19.8%, a rate twice as fast as the rest of New York City. With many restaurants, a growing nightlife, diverse neighborhoods and accessibility to Manhattan, Brooklyn is attracting young professionals in large numbers. The Ceasar’s Bay Shopping Center Property is located in the densely-populated Gravesend neighborhood bound by Avenue P to the north, Bay Parkway to the west, Ocean Parkway to the east and Gravesend Bay to the south. On average, vehicle traffic per day for the Ceasar’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 3 – Ceasar’s Bay Shopping Center

Bay Shopping Center Property is approximately 146,000 vehicles. According to the borrower sponsors, the closest directly competitive shopping center is approximately three miles away from the Ceasar’s Bay Shopping Center Property, and there is no new planned retail supply in the area. According to the appraisal, as of 2018, the population within a 1-mile, 3-mile and 5-mile radius totaled 82,704, 689,652 and 1,372,552 people, respectively, and average household income for the same radii was $71,035, $76,656 and $79,557, respectively.

According to a third-party market research report, the Ceasar’s Bay Shopping Center Property is situated within the South Brooklyn retail submarket. As of the first quarter of 2019, the total inventory of the submarket was 38.9 million square feet with a 3.2% vacancy rate and average rental rates of $45.86 PSF. The appraiser identified five directly competitive retail properties totaling approximately 2.7 million square feet with a weighted average occupancy of 96.5% and base rents ranging from $18.00 to $180.00 PSF.

The appraiser identified seven major anchor leases, 13 junior anchor leases and 12 inline rent comparables. See the table below for the lows, highs and averages for the lease comparables:

Comparable Leases(1)
Property Name/Location	Tenant Size (SF)	Lease Term	Annual Base Rent PSF	Lease Type
Anchor Tenant
Low	40,000	10.0 Yrs	$27.27	Net
Average	75,770	16.4 Yrs	$45.43	Net
High	108,855	25.0 Yrs	$70.00	Net
Junior Anchor
Low	10,760	10.0 Yrs	$34.50	Net
Average	20,971	12.3 Yrs	$47.94	Net
High	38,081	15.0 Yrs	$70.54	Net
Inline
Low	788	10.0 Yrs	$72.00	Net
Average	2,959	10.8 Yrs	$90.87	Net
High	8,000	15.0 Yrs	$150.00	Net
(1)	Source: Appraisal.

The Borrower. The borrower is CBB Venture LLC, a Delaware limited liability company and single purpose entity. The borrower is expected to have one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ceasar’s Bay Shopping Center Whole Loan. The non-recourse carve-out guarantors and borrower sponsors of the Ceasar’s Bay Shopping Center Whole Loan are Gazit Horizons, Inc. and CBB Realty Associates, LLC.

The Borrower Sponsors. The borrower sponsors are Gazit Horizons, Inc. and CBB Realty Associates, LLC. Founded in 2017, Gazit Horizons, Inc. is the U.S. subsidiary of Gazit Globe, a publicly traded Israeli global real estate company focused on the ownership, management and development of retail and mixed-use properties in major urban markets in North America, Brazil, Israel, Northern, Central and Eastern Europe. Gazit Globe’s current portfolio is comprised of 103 properties totaling 26.9 million square feet worldwide with a total estimated asset value of $11.0 billion. CBB Realty Associates, LLC is an affiliate of Surrey Equities. Surrey Equities is a real estate investment management firm that was founded in 2004 by Edward Silvera and Leon Silvera and is headquartered in New York. Surrey’s current portfolio is comprised of over 1.5 million square feet of retail properties located in Texas, Ohio, North Carolina, Florida, Maine, New York, Connecticut and Pennsylvania.

Property Management. The Ceasar’s Bay Shopping Center Property is managed by Surrey Equities, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $468,758 for real estate taxes, $761,458 for insurance premiums, $1,000,000 for future capital expenditures, $4,567,700 for outstanding free rent for Target, $2,511,385 for outstanding TI/LCs and $6,000,000 for future work related to the pier/piling structure under a portion of the Ceasar’s Bay Shopping Center Property.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is currently approximately $117,190.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which is currently approximately $76,620.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 3 – Ceasar’s Bay Shopping Center

Ground Lease Reserve – On a monthly basis, the borrower is required to escrow approximately 1/12th of the annual estimated ground rent payable during the next twelve months, which is currently approximately $60,683.

Replacement Reserves – If an event of default has occurred and is ongoing, on a monthly basis, the borrower will be required to escrow $7,533 per month for ongoing replacement reserves.

TI/LC Reserves – If an event of default has occurred and is ongoing, on a monthly basis, the borrower will be required to escrow $31,385 per month for TI/LC reserves.

Lockbox / Cash Management. The Ceasar’s Bay Shopping Center Whole Loan requires a hard lockbox with springing cash management. The Ceasar’s Bay Shopping Center Whole Loan documents require the borrower to deliver written instructions to tenants to deposit all rents payable under their leases directly into a lender-controlled lockbox account. The Ceasar’s Bay Shopping Center Whole Loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Funds in the lockbox account, absent the continuance of an event of default, are required to be transferred daily to a borrower operating account. Upon the first occurrence of an event of default, the lender will, on the borrower’s behalf, establish a cash management account for the sole and exclusive benefit of the lender, to which, during the continuance of such event of default, all amounts in the lockbox account will be automatically transferred daily for the payment of, among other things, the debt service, ground rent, monthly escrows, default interest and late payment charges.

Subordinate and Mezzanine Debt. At any time after two years from the closing date, the borrower is permitted to incur a mezzanine loan, provided that (i) no event of default has occurred; (ii) the combined loan-to-value ratio of the Ceasar’s Bay Shopping Center Whole Loan and such mezzanine loan does not exceed 48.93%; (iii) the combined debt yield is greater than or equal to 12.12% as calculated by the lender after giving effect to the mezzanine loan; (iv) the debt service coverage ratio is greater than or equal to 3.96x as calculated by the lender after giving effect to the mezzanine loan; (v) the borrower receives a rating agency confirmation and (vi) the borrower complies with other conditions as set forth in the Ceasar’s Bay Shopping Center Whole Loan documents.

Partial Release. Not permitted.

Ground Lease. The fee interest in the Ceasar’s Bay Shopping Center Property is owned by six tenants-in-common, with an affiliate of the borrower sponsors owning one of the tenants-in-common, representing a 16.18% share. The Ceasar’s Bay Shopping Center Property is subject to a ground lease, which commenced in 1966 and continues through December 31, 2065. The ground rent for 2019 is $728,190, with annual CPI increases through lease expiration. There are no fair market value resets in the ground lease and no extension options.

Flood Insurance. The Ceasar’s Bay Shopping Center Property is located in flood zone VE. The borrower obtained flood insurance coverage of $40.0 million per occurrence and in the annual aggregate, with a flood deductible of $275,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 4 – NEMA San Francisco

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 4 – NEMA San Francisco

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 4 – NEMA San Francisco

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	4.0%	Net Rentable Area (Units):	754
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	Tenth and Market, LLC	Year Built / Renovated:	2013 / N/A
Borrower Sponsor(2):	Crescent Heights	Occupancy:	94.0%
Interest Rate:	4.43598540291971%	Occupancy Date:	1/14/2019
Note Date:	2/8/2019	4th Most Recent NOI:	$21,100,810 (12/31/2015)
Maturity Date:	2/10/2029	3rd Most Recent NOI:	$20,612,978 (12/31/2016)
Interest-only Period:	120 months	2nd Most Recent NOI:	$20,741,478 (12/31/2017)
Original Term:	120 months	Most Recent NOI:	$20,480,399 (TTM 11/30/2018)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$35,118,992
Call Protection:	L(33),Def(83),O(4)	UW Expenses:	$13,967,383
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / In Place	UW NOI:	$21,151,609
Additional Debt(1):	Yes	UW NCF:	$20,972,925
Additional Debt Balance(1):	$165,000,000; $179,000,000	Appraised Value / Per Unit:	$543,600,000 / $720,955
Additional Debt Type(1):	Pari Passu; Subordinate Notes	Appraisal Date:	12/13/2018

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
				Cut-off Date Loan / Unit:	$271,883	$509,284
Taxes:	$2,063,608	$421,010	N/A	Maturity Date Loan / Unit:	$271,883	$509,284
Insurance:	$402,392	$57,485	N/A	Cut-off Date LTV:	37.7%	70.6%
Replacement Reserve:	$0	$14,890	$250,000	Maturity Date LTV:	37.7%	70.6%
Rent Abatement Reserve:	$14,238	$0	N/A	UW NCF DSCR:	2.27x	1.15x
				UW NOI Debt Yield:	10.3%	5.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan A Notes(1)	$205,000,000	53.4%	Payoff Existing Debt	$377,725,496	98.4%
Mortgage Loan A-B Note(1)	69,000,000	18.0	Return of Equity	2,773,584	0.7
Mortgage Loan B-1 Note(1)	60,000,000	15.6	Upfront Reserves	2,480,238	0.6
Mortgage Loan B-2 Note(1)	50,000,000	13.0	Closing Costs	1,020,682	0.3
Total Sources	$384,000,000	100.0%	Total Uses	$384,000,000	100.0%

(1)	The NEMA San Francisco Mortgage Loan (as defined below) is part of a whole loan, evidenced by five senior pari passu promissory notes with an aggregate original principal balance of $205,000,000 (the “A Notes”), one senior subordinate note with an original principal balance of $69,000,000 (the “A-B Note”), and two junior subordinate companion notes with original principal balances of $60,000,000 (the “B-1 Note”, which is subordinate to the A-B Note and the A Notes) and $50,000,000 (the “B-2 Note”, which is subordinate to the B-1 Note, the A-B Note and the A Notes; B-1 Note and B-2 Note are collectively referred to as the “B Notes”; and the B Notes together with the A Notes and A-B Note are referred to herein as the “NEMA San Francisco Whole Loan”).

(2)	For a full description of the Borrower Sponsor, please refer to “The Borrower Sponsor” below.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 4 – NEMA San Francisco

The Loan. The NEMA San Francisco mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in the NEMA San Francisco high-rise multifamily building located in San Francisco, California, comprised of four connected towers that range from 10 to 35 stories and contain 754 Class A apartment units (the “NEMA San Francisco Property”). The whole loan was originated by Natixis Real Estate Capital LLC and has an outstanding principal balance as of the Cut-off Date of $384.0 million (the “NEMA San Francisco Whole Loan”). The NEMA San Francisco Whole Loan is comprised of 5 senior pari passu notes, one senior subordinate companion A-B Note, and two junior subordinate companion B-Notes. Note A-B is subordinate to the A Notes; Note B-1 is subordinate to the A-B Note and the A Notes; and Note B-2 is subordinate to the B-1 Note, the A-B Note and the A Notes. The NEMA San Francisco Whole Loan has a 10-year term and is interest-only for the full term of the loan. Note A-3 and Note A-5, with an aggregate outstanding principal balance as of the Cut-off Date of $40.0 million, are being contributed to the BBCMS 2019-C5 securitization trust (the “NEMA San Francisco Mortgage Loan”). Note A-1 and Note A-B, with an aggregate outstanding principal balance as of the Cut-off Date of $199.0 million, were contributed to the NCMS 2019-NEMA securitization trust. Note A-2 and Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $35.0 million, were contributed to the BBCMS 2019-C3 securitization trust. Note B-1 and Note B-2, with outstanding principal balances of $60.0 million and $50.0 million, respectively, have been sold to unaffiliated third party investors. Note B-2 is the controlling note under the related co-lender agreement. After the occurrence of a Note B-2 control appraisal period, the holder of Note B-1 will be the controlling noteholder. If a Note B-1 control appraisal period is continuing, but a Note A-B control appraisal period is not continuing, the holder of Note A-B will be the controlling noteholder. If a Note A-B control appraisal period is continuing, the holder of Note A-1 will be the controlling noteholder; however, the holders of Note A-2, Note A-3, Note A-4, and Note A-5 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The NEMA San Francisco Mortgage Loan is serviced pursuant to the trust and servicing agreement for the NCMS 2019-NEMA securitization. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—NEMA San Francisco“ and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-1	$130,000,000	NCMS 2019-NEMA	Yes	No
A-2	25,000,000	BBCMS 2019-C3	No	No
A-3	25,000,000	BBCMS 2019-C5	No	No
A-4	10,000,000	BBCMS 2019-C3	No	No
A-5	15,000,000	BBCMS 2019-C5	No	No
A-B	69,000,000	NCMS 2019-NEMA	No	No
B-1	60,000,000	Third Party Investor	No	No
B-2	50,000,000	Third Party Investor	No	Yes
Total	$384,000,000

The Property. The NEMA San Francisco Property is comprised of four linked towers that range from 10 to 35 stories and combined contain 754 Class A apartment units (90 of which are designated affordable units under San Francisco’s Inclusionary Housing Program) located at 8 10th Street in San Francisco, California. For additional information concerning the affordable units, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the Preliminary Prospectus.

The construction of the NEMA San Francisco Property was completed in 2013. The NEMA San Francisco Property, designed by Handel Architects, LLP’s partner Glenn Rescalvo, has received numerous awards, including the best-amenities award by the San Francisco Apartment Association, the 2014 IBcon “Digie” Award for most intelligent multifamily residential project and the 2015 Alliant Build America Merit Award, and was recognized by the San Francisco Business Times as the Market Rate Rental Project of the Year in 2014.

The NEMA San Francisco Property features approximately 30,000 SF of indoor and outdoor amenities, including two lobbies, three landscaped terraces, Club Solarium (a lounge equipped with a 65-inch TV, fireplace, pool table and communal table), Energy Solarium (an open space that opens up to an outdoor terrace and can be used as a group fitness area or for social events), a 7,000 SF fitness center and a 1,885 SF leasing office. All terraces feature designs inspired by the natural landscapes of Northern California’s Napa Valley, Big Sur, and Muir Woods, offer Wi-Fi and sound systems and are equipped

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 4 – NEMA San Francisco

with outdoor heaters. In addition, the 3rd floor Urban Terrace features a 60-foot lap pool with an environmentally friendly saline water treatment system and a large fire pit surrounded by seating and grilling stations with dining tables. The Skyline Terrace on the 24th floor includes views of the city and San Francisco Bay. The solariums can serve as a communal workplace or can be reserved for private gatherings.

The NEMA San Francisco Property offers a variety of resident services, including 24/7 concierge, housekeeping, pet wash/dog walk and food deliveries. The business lounge provides Apple computers, a laptop station area, printers, fax machines, scanners and executive conference rooms, available for rent on a half-day basis. The NEMA San Francisco Property also provides residents use of the building’s proprietary application for various functionalities including guest access, package notifications, community updates, rent payment, maintenance requests, amenity reservations and service bookings. In addition, interactive touchscreens, located throughout the NEMA San Francisco Property’s amenity areas, display local transit schedules, weather, and headline news. Residents can request their cars from the valet or RSVP to an event using these touchscreens. The NEMA San Francisco Property also features keyless access, private Wi-Fi networks with gigabit internet and smart elevators with destination control.

The NEMA San Francisco Property received a LEED Silver certification from the U.S. Green Building Council for the efforts made in its development to minimize its environmental footprint. The NEMA San Francisco Property provides bicycle storage, electric car charging stations, and low-emitting vehicle sharing options, which complement the NEMA San Francisco Property’s location within walking distance of four metro stations and shuttle and bus stops. Additionally, the NEMA San Francisco Property features low-emitting interior design elements and uses recycled materials to landscape rooftops.

The NEMA San Francisco Property’s unit amenities include oversized windows, modern finishes, polished concrete or wood floors, washer and dryer, spacious closets, solid core doors, roller shades, quartz countertops, slow close drawers, stainless steel appliances, large bathrooms with soaking tubs and Hansgrohe faucets. Each unit also offers programmable thermostats with zoned heating and pre-wiring for TV, internet and telephones. Premium residences feature private balconies, gas stoves and wine refrigerators. Additional services include move-in coordination, interior design consultations, and installation of furnishings. One-bedroom and two-bedroom units are above-average size relative to competitive projects, according to the appraisal.

The NEMA San Francisco Property also features a 550-space parking garage (0.73 spaces per unit) with valet service, car share availability, a car wash and car charging stations. The parking garage currently generates daily and monthly rental income from transient and monthly parking users. Approximately 350 storage units are available for rent at $75 per month in the lower level of the NEMA San Francisco Property.

Environmental. According to a Phase I environmental assessment dated December 21, 2018, there is no evidence of any recognized environmental conditions, historical recognized environmental conditions, controlled recognized environmental conditions, de minimis conditions, or considerations of other environmental conditions at the NEMA San Francisco Property.

Historical and Current Occupancy(1)
2015	2016	2017	2018	Current(2)
94.0%	95.4%	93.4%	95.5%	94.0%

(1)	Historical Occupancy is provided by the Borrower. Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of January 14, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 4 – NEMA San Francisco

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent
Studio(2)	274	36.3%	258	94.2%	533	$3,370
Studio - Affordable	38	5.0	37	97.4%	595	$1,111
1 Bed/1 Bath(2)	285	37.8	265	93.0%	851	$4,343
1 Bed/1 Bath - Affordable	38	5.0	38	100.0%	813	$1,563
2 Bed/2 Bath(2)	103	13.7	95	92.2%	1,392	$6,437
2 Bed/2 Bath - Affordable	14	1.9	14	100.0%	1,162	$1,673
3 Bed/2 Bath	2	0.3	2	100.0%	1,843	$9,150
Collateral Total	754	100.0%	709	94.0%	803	$3,913

(1)	Based on the underwritten rent roll dated January 14, 2019.

(2)	Seven of the 664 market rate units are non-revenue units, including three model units, two guest suites, and two Crescent Heights’ corporate units. All non-revenue units are underwritten as vacant.

	Retail Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Market Rent PSF	Base Rent PSF	Annual Base Rent	% of Occupied Total Base Rent	Expected Lease Expiration Date
Steel & Lacquer LLC	NA / NA / NA	2,000	17.9%	$50.00	$47.70	$95,400	62.6%	May 2025
The Tea Box	NA / NA / NA	904	8.1	$65.00	$63.00	56,952	37.4	June 2022
Occupied Tenants		2,904	26.0%	$54.67	$52.46	$152,352	100.0%

Orange Theory(2)	NA / NA / NA	3,206	28.7	$55.00	$53.50	171,521		December 2029
Occupied and Leased Tenants		6,110	54.6%	$54.84	$53.01	$323,873

Vacant Space		5,074	45.4%	$56.72

Collateral Total		11,184	100.0%	$55.70

(1)	Based on the tenant leases.
(2)	Orange Theory’s rent commences the earlier of (1) 120 days after Orange Theory receives a building permit from the City of San Francisco, which is in process, according to the NEMA San Francisco Borrower (as defined below), or (2) when Orange Theory opens for business. According to the NEMA San Francisco Borrower Sponsor, Orange Theory is on schedule to open in December 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 4 – NEMA San Francisco

Operating History and Underwritten Net Cash Flow
	2016	2017	2018(1)	Underwritten	Per Unit	%(2)
Rents in Place	$34,449,831	$34,555,478	$35,107,999	$35,609,712	$47,227.73	100.0%
Vacant Income	0	0	0	0	0	0.0
Gross Potential Rent	$34,449,831	$34,555,478	$35,107,999	$35,609,712	$47,227.73	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$34,449,831	$34,555,478	$35,107,999	$35,609,712	$47,227.73	100.0%
(Vacancy/Credit Loss)	(2,741,650)	(3,306,859)	(4,025,711)	(3,836,495)	(5,088.19)	(10.8)
Other Income	2,901,620	3,167,610	3,262,697	3,345,775	4,437.37	9.4
Effective Gross Income	$34,609,801	$34,416,229	$34,344,985	$35,118,992	$46,576.91	98.6%

Total Expenses	$13,996,824	$13,674,751	$13,864,586	$13,967,383	$18,524.38	39.8%

Net Operating Income	$20,612,978	$20,741,478	$20,480,399	$21,151,609	$28,052.53	60.2%

Total TI/LC, Capex/RR	0	0	0	178,684	236.98	0.51

Net Cash Flow	$20,612,978	$20,741,478	$20,480,399	$20,972,925	$27,815.55	59.7%

(1)	Based on November 2018 trailing twelve months cash flow.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The NEMA San Francisco Property is located in San Francisco’s Mid-Market neighborhood at the intersection of the South of Market (“SoMa”), Civic Center, Hayes Valley, and The Mission neighborhoods, providing the tenant base with proximity to employment centers, cultural destinations, and transportation access, in addition to restaurants and nightlife.  The NEMA San Francisco Property is located in proximity to numerous high-tech companies, including Twitter’s headquarters (located within a block), which has more than 1,000 employees and recently signed an early lease extension in 2018. Uber’s headquarters (268,080 SF) are located within a block from the NEMA San Francisco Property and the company is expanding to multiple offices at nearby sites. The headquarters of Square and Dolby Labs are also located within a few blocks. Nearby local cultural and government facilities include the San Francisco Museum of Modern Art, the Asian Art Museum of San Francisco, Bill Graham Civic Auditorium, and San Francisco City Hall.  Additional leisure spots include Yerba Buena Gardens and Oracle Park, home of Major League Baseball’s San Francisco Giants. The NEMA San Francisco Property’s location on Market Street provides access to Bay Area Rapid Transit, Muni Metro and U.S. Highway 101.

According to a third-party market research report, the NEMA San Francisco Property is located within the SoMa multifamily submarket, which has a reported vacancy rate as of December 2018 of 4.4%, with market rent of $4,045 and effective rents of $3,995 per unit per month. The current effective rent of $3,995 has increased by 7.3% from year-end 2017. According to a third-party market research report, as of year-end 2018, the population within a one-, three- and five-mile radius was 132,008, 520,027 and 846,055, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $91,666, $137,671 and $132,216, respectively. According to a third-party market research report, the SoMa submarket caters predominantly to apartment dwellers. Of the more than 261,000 housing units located within a three-mile radius of the NEMA San Francisco Property, almost 75% are renters, and approximately 25% of residents are between the ages of 25-34 as of 2018.  Additionally, approximately half of the 25-34 year-old age group are earning more than $100,000 annually.

Submarket Statistics(1)
Time	Effective Rents	Vacancy	Inventory (Units)	Net Absorption	Net Deliveries
2013	$3,502	4.9%	5,774	1,370	1,497
2014	$3,697	5.4%	6,578	730	804
2015	$3,801	8.1%	7,034	247	456
2016	$3,717	11.7%	8,663	1,185	1,629
2017	$3,724	6.6%	9,366	1,095	703
2018	$3,995	4.4%	9,859	679	493
2019 Projection	$4,171	6.0%	10,885	818	1,036

(1)	Source: third-party market research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 4 – NEMA San Francisco

The Borrower. The borrowing entity for the loan is Tenth and Market, LLC (the “NEMA San Francisco Borrower”). The NEMA San Francisco Borrower is one of a number of companies operating under the trade name of “Crescent Heights”, whose senior principals are Sonny Kahn, Russell W. Galbut and Bruce A. Menin (such companies, the “Crescent Heights Companies” or the “NEMA San Francisco Borrower Sponsor”). Crescent Heights is a real estate development brand based in Miami, Florida, whose senior principals have over 30 years of industry experience. The Crescent Heights Companies specialize in the development, ownership and operation of residential high-rises in major cities across the United States. The Crescent Heights Companies have offices in New York, Miami, Chicago, San Francisco and Los Angeles. Since its founding, the Crescent Heights brand has been associated with over 150 projects, including more than 38,000 completed residences, with a total development value in excess of $12.0 billion.

Crescent Heights’ notable multifamily projects include: 10000 Santa Monica Boulevard, Los Angeles (a 40-story building with views of both Pacific Ocean and downtown Los Angeles), which secures a loan that is also an asset in the BBCMS 2019-C5 securitization trust; the Hanley, New York (a 20-story building situated in the Upper East Side submarket of Manhattan); NEMA Chicago (a 76-story building located directly across the street from historic Grant Park) and NEMA Boston (a 21-story building located within Boston’s Seaport neighborhood). Crescent Heights’ other San Francisco projects include: Jasper, a 320-unit Class A rental in Rincon Hill (1.8 miles northeast; received “Best New Development Award” by the San Francisco Apartment Association in 2015); 524 Howard (currently under construction; 1.7 miles northeast; 350 units); 325 Fremont (1.8 miles northeast; 118 units); Metropolitan (1.8 miles northeast; 342 condo residences) and 10 South Van Ness (proposed; 0.2 miles southwest; 984 rental units).

Crescent Heights has been recognized with numerous industry awards, including National Association of Home Builder’s Freddie Mac Multifamily Firm of the Year award (2006), Best Multifamily Project of the Year (2017) from the Los Angeles Business Journal, Best of the City (2017) from Angeleno Magazine, Build America Award (2015) from AGC of America, and Best Real Estate Deal of the Year (2014) from the San Francisco Business Times, among others.

The Borrower Sponsor. The borrower sponsor is Crescent Heights. The individual trustees of the business trusts (collectively, the “Guarantors”) are three founders and managing principals of Crescent Heights, Bruce A. Menin, Russell W. Galbut, and Sonny Kahn (in their individual capacities, collectively, the “Individual Trustees”), who collectively have over 90 years of industry experience. As of September 30, 2018, the Guarantors reported a collective net worth and liquidity of approximately $803.5 million and $94.7 million, respectively.  Generally, any liability of the Guarantors will be satisfied solely out of the assets of the business trusts and the lender will have no recourse to any assets personally owned by the Individual Trustees. However, as the Guarantors are revocable trusts, upon the revocation of any trust, the related Individual Trustee, under certain circumstances, will have personal liability for the guaranty (not to exceed the sum of the assets of the trust estate received by such Individual Trustee plus any assets to which such Individual Trustee would have been entitled but for such revocation), and the guaranty will be enforceable against such Individual Trustee. In the aggregate, the Guarantors have approximately $73.2 million of contingent liabilities in various investments, including the non-recourse carve-outs on the current debt outstanding on the NEMA San Francisco Whole Loan.

Property Management. The NEMA San Francisco Property is managed by CH Management Services, LLC, a borrower sponsor-affiliated management company (the “NEMA San Francisco Manager”).  The Development and Management Agreement between the NEMA San Francisco Borrower and NEMA San Francisco Manager dated October 31, 2011, specifies a management fee of 3.0% of gross revenues.  The parking garage is also managed by a borrower sponsor affiliate, CH Parking, LLC, which, per the parking management agreement dated July 27, 2016, receives a management fee of $2,500 per month.

Escrows and Reserves. At origination, the NEMA San Francisco Borrower deposited in escrow (i) $2,063,608 for real estate taxes, (ii) $402,392 for insurance premiums, and (iii) $14,238 for rent abatement.

Tax Escrows – On a monthly basis, the NEMA San Francisco Borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $421,010.

Insurance Escrows – On a monthly basis, the NEMA San Francisco Borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals $57,485.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 4 – NEMA San Francisco

Replacement Reserves – On a monthly basis, the NEMA San Francisco Borrower is required to escrow $14,890 for replacement reserves, subject to a cap of $250,000. At any time after the cap is met, if the amount on deposit in the replacement reserve falls below $178,684, monthly deposits will commence until the cap is met.

Lockbox / Cash Management. The NEMA San Francisco Whole Loan is structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants, with in-place cash management. At origination, the NEMA San Francisco Borrower established an account (the “Clearing Account”) into which income from the NEMA San Francisco Property is required to be deposited. At origination, the NEMA San Francisco Borrower delivered a tenant direction letter to each existing commercial tenant at the property directing them to remit their rent checks directly into the Clearing Account. The NEMA San Francisco Borrower is also required to deliver tenant direction letters to each commercial tenant entering into a lease after the origination date. All rents received by the NEMA San Francisco Borrower or the NEMA San Francisco Manager are required to be deposited into the Clearing Account within two business days of receipt.

Funds deposited into the Clearing Account are required to be swept by the clearing bank on a daily basis into an eligible account established by lender (the “Deposit Account”) and applied and disbursed in accordance with the loan documents. Funds in the Deposit Account will be invested at lender’s discretion only in permitted investments. Lender will also establish subaccounts of the Deposit Account, which are required at all times to be eligible accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts, the “Subaccounts”). The Deposit Account and any Subaccounts will be under the sole control and dominion of lender, and the NEMA San Francisco Borrower will have no right of withdrawal from such accounts. The NEMA San Francisco Borrower is required to pay for all expenses of opening and maintaining the above accounts. During a NEMA San Francisco Cash Sweep Period (as defined below), all excess cash flow from the NEMA San Francisco Property (after debt service, required escrows and reserves and approved operating expenses) will be swept into an account controlled by the lender and held as cash collateral for the NEMA San Francisco Whole Loan.

At all times other than during the continuance of a NEMA San Francisco Cash Sweep Period, funds on deposit in the Clearing Account may be released to the NEMA San Francisco Borrower in accordance with the NEMA San Francisco Whole Loan documents.

A “NEMA San Francisco Cash Sweep Period” will commence upon: (i) an event of default or (ii) the failure by the NEMA San Francisco Borrower, after the end of a calendar quarter, to maintain a whole loan debt service coverage ratio of at least 1.10x, and will end upon lender giving notice to the NEMA San Francisco Borrower and the clearing bank that the NEMA San Francisco Cash Sweep Period has ended, which notice lender will only be required to give if (1) the NEMA San Francisco Whole Loan and all other obligations under the NEMA San Francisco Whole Loan documents have been repaid in full or (2) in the case of a NEMA San Francisco Cash Sweep Period triggered by an event described in subclause (ii) above only, as of the end of six consecutive months since the commencement of the existing NEMA San Francisco Cash Sweep Period (A) no event of default has occurred and is continuing, (B) no event that would trigger another NEMA San Francisco Cash Sweep Period has occurred, and (C) the whole loan debt service coverage ratio is at least equal to 1.15x or (3) with respect to a NEMA San Francisco Cash Sweep Period triggered by an event described in subclause (i) above, if such event of default is cured.

Subordinate and Mezzanine Debt. The NEMA San Francisco Whole Loan includes a senior subordinate companion A-B Note with an original principal balance of $69,000,000 (the “A-B Note”) and two junior subordinate companion loans with outstanding principal balance of $60,000,000 (the “B-1 Note”) and $50,000,000 (the “B-2 Note”), respectively. The subordinate companion loans are coterminous with the NEMA San Francisco Mortgage Loan. The A-B Note accrues interest at 4.43598540291971%, the B-1 Note accrues interest at 4.80000%, and the B-2 Note accrues interest at 5.95000%. The UW NCF DSCR and UW NOI Debt Yield on the NEMA San Francisco Whole Loan (including the related subordinate companion loans) are 1.15x and 5.5%, respectively. The relative rights and obligations of the holders of the A Notes, the A-B Note and the B Notes are governed by the terms of a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—NEMA San Francisco“ and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 5 – Equinix Data Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 5 – Equinix Data Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 5 – Equinix Data Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Leased Fee – Leased Fee
% of IPB:	4.0%	Net Rentable Area (SF):	663,621
Loan Purpose:	Refinance	Location:	Secaucus, NJ
Borrower:	755 Secaucus LLC; 800 Secaucus LLC	Year Built / Renovated:	N/A / N/A
Borrower Sponsor(2):	Hartz Mountain Industries, Inc.	Occupancy:	100.0%
Interest Rate:	3.30000%	Occupancy Date:	9/20/2019
Note Date:	9/20/2019	4th Most Recent NOI (As of):	$6,456,324 (12/31/2016)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of):	$6,678,724 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$6,687,602 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$8,170,147
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$8,170,147
Additional Debt(1):	Yes	UW NCF:	$8,170,147
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF:	$201,000,000 / $303
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/8/2019

Escrows and Reserves(3)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$151
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$151
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	49.8%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	49.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.44x
UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$100,000,000	100.0%	Payoff Existing Debt	$68,817,116	68.8%
Return of Equity	30,618,315	30.6
Closing Costs	564,569	0.6
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The Equinix Data Center Mortgage Loan (as defined below) is evidenced by four pari passu notes with an aggregate original principal balance of $100,000,000. The financial information presented in the chart above reflects the Cut-off Date balance of the Equinix Data Center Whole Loan (as defined below).

(2)	The non-recourse carveout guarantor is Hartz Financial Corp. See “The Borrower” below.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	The increase in NOI from 12/31/2018 to UW NOI is mainly due to (i) new ground leases in place as of December 2018, (ii) underwritten straight line rent of $684,172, and (iii) underwritten rent steps through August 2020 of $146,783.

The Loan. The Equinix Data Center mortgage loan is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $100,000,000 (the “Equinix Data Center Whole Loan”). The Equinix Data Center Whole Loan is secured by a first lien mortgage on the Equinix Data Center Borrowers’ (as defined below) fee interest in two non-contiguous land parcels located in Secaucus, New Jersey (the “Equinix Data Center Property”). The non-controlling Note A-2 and Note A-3, with an aggregate original principal balance of $40,000,000, will be included in the BBCMS 2019-C5 securitization trust (the “Equinix Data Center Mortgage Loan”). Note A-1 and Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000, were contributed to the WFCM 2019-C53 securitization trust. The Equinix Data Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2019-C53 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The Equinix Data Center Whole Loan has a 10-year term and is interest only for the full term of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 5 – Equinix Data Center

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Nota A-1	$50,000,000	WFCM 2019-C53	Yes
Note A-2	$25,000,000	BBCMS 2019-C5	No
Note A-3	$15,000,000	BBCMS 2019-C5	No
Note A-4	$10,000,000	WFCM 2019-C53	No
Total	$100,000,000

The Property. The Equinix Data Center Property is comprised of the Equinix Data Center Borrowers’ fee simple interest in two non-contiguous land parcels of 18.96 and 13.03 acres totaling 31.99 acres, which are subject to two separate 50-year ground leases to the sole tenant, Equinix, Inc. (“Equinix”). Equinix operates its data centers on the land parcels within three buildings encompassing 663,621 square feet located at 755 & 800 Secaucus Road, and 105 Enterprise Avenue in Secaucus, New Jersey pursuant to two ground leases with the Equinix Data Center Borrowers that commenced December 2018. The ground leases provide that the Equinix Data Center Borrowers own the core and shell of the buildings (i.e., footings, foundation, floor slab, exterior walls, and roof structure components of the building), and the tenant owns the improvements erected on the land and all alterations over and above the core and shell (the “Equinix Other Improvements”) is Equinix’s property. If following the expiration or other termination of one or both of the ground leases, Equinix elects to leave any portion of the Equinix Other Improvements at the Equinix Data Center Property, title to all remaining Equinix Other Improvements will automatically become vested in the Equinix Data Center Borrowers. Equinix has operated its data centers at the Equinix Data Center Property since 2006.

The 755 Secaucus Road building (the “755 Secaucus Building”) is a single-story, steel framed building on a concrete slab with a partial second-story mezzanine level. The improvements, which were built in phases in 2001, 2006, 2009, and 2010 at a cost of $277.0 million, are situated on the 18.96-acre parcel and were completely renovated by Equinix. The 755 Secaucus Building contains 338,967 square feet and provides 151,772 square feet of colocation space with a floor load capacity of 175 lbs PSF. Security features include hand geometry readers, CCTV and recorders, motion detection and 24/7 security officers. Parking is provided via 290 surface parking spaces, resulting in a parking ratio of 0.86 parking spaces per 1,000 square feet of net rentable area.

The 800 Secaucus Road building (the “800 Secaucus Building”) is a two-story steel framed building on a concrete slab. The 800 Secaucus Building is a LEED Silver certified building that was constructed by Equinix in 2012 after Equinix demolished a previous structure for a cost of approximately $81.0 million. The 800 Secaucus Building was completed in different phases from 2017 and 2019. The 800 Secaucus Building provides 108,005 square feet of colocation space and has a floor load capacity of 250 lbs PSF and 9,530 square feet of flex space.

The 105 Enterprise Avenue building (the “105 Enterprise Building”) is located behind the 800 Secaucus Building. The 105 Enterprise Building is a single-story, steel framed building, on a concrete slab which was built in 2014 by Equinix at an estimated cost of $35.0 million. The 105 Enterprise Building provides 16,390 square feet of colocation space and consists of 70,183 square feet with a floor load capacity of 250 lbs PSF. The 800 Secaucus Building and 105 Enterprise Building have a shared delivery driveway and the two buildings, together containing 324,654 square feet, are situated on a 13.03-acre parcel. Security features at the 800 Secaucus Building and 105 Enterprise Building include hand geometry readers, CCTV, and recorders. Parking for the 800 Secaucus Building and the 105 Enterprise Building is provided via 300 surface parking spaces, resulting in a parking ratio of 0.87 parking spaces per 1,000 square feet of net rentable area.

Environmental. According to a Phase I environmental site assessment dated September 17, 2019, the Equinix Data Center Property has a controlled recognized environmental condition relating to a vapor barrier and subslab venting system for methane that were installed and completed per a New Jersey Department of Environmental Protection Inspection Summary Report, dated February 26, 2015. The Phase I environmental site assessment concluded that no further action, other than maintaining in place controls and regulatory compliance was required. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year provided by the borrower.

(2)	Current Occupancy is as of September 20, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 5 – Equinix Data Center

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Equinix, Inc.(3)	Ba2/BBB-/BBB-	663,621	100.0%	$11.28	$7,485,975	100.0%	12/31/2068

Occupied Collateral Total / Wtd. Avg.		663,621	100.0%	$11.28	$7,485,975	100.0%

Vacant Space		0	0.0%

Collateral Total		663,621	100.0%

(1)	Based on the underwritten rent roll dated September 20, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Equinix has one, five-year renewal option remaining. Equinix has the right to terminate its lease on December 31, 2048, without the payment of a termination fee, by providing a one-year’s notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030 & Beyond	2	663,621	100.0%	7,485,975	100.0	663,621	100.0%	$7,485,975	100.0%
Total	2	663,621	100.0%	$7,485,975	100.0%
(1)	Based on the underwritten rent roll dated September 20, 2019.

(2)	Base Rent Expiring includes contractual rent steps through August 2020 totaling $146,783 and straight-line rent averaging over the remaining lease term totaling $684,172.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 5 – Equinix Data Center

Operating History and Underwriting Net Cash Flow
	2016	2017	2018	Underwritten	Per Square Foot	%(1)
Rents in Place	$6,456,324	$6,678,724	$6,687,602	$8,170,147	$12.31	100.0%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$6,456,324	$6,678,724	$6,687,602	$8,170,147	$12.31	100.0%
Total Reimbursements	0	0	0	0	0.00	0.0
Net Rental Income	$6,456,324	$6,678,724	$6,687,602	$8,170,147	$12.31	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0.00	0.0
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$6,456,324	$6,678,724	$6,687,602	$8,170,147	$12.31	100.0%

Total Expenses	$0	$0	$0	$0	$0.00	0.0%

Net Operating Income(2)	$6,456,324	$6,678,724	$6,687,602	$8,170,147	$12.31	100.0%

Total TI/LC, Capex/RR	0	0	0	0	0.00	0.0

Net Cash Flow	$6,456,324	$6,678,724	$6,687,602	$8,170,147	$12.31	100.0%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	The increase in Net Operating Income from 2018 to Underwritten Net Operating Income is mainly due to (i) new ground leases in place in December 2018, (ii) underwritten straight line rent of $684,172, and (iii) underwritten rent steps through August 2020 of $146,783.

The Market. The Equinix Data Center Property is located in Secaucus, Hudson County, New Jersey, approximately 7.8 miles west of New York within the New York City metropolitan statistical area (the “New York MSA”). According to the appraisal, the New York MSA is the financial capital of the world. Other major industries include service, retail trade, insurance and real estate sectors. New York is home to 71 Fortune 500 company headquarters, which include, JPMorgan Chase, Verizon Communications, Citigroup, MetLife, Goldman Sachs Group and Morgan Stanley. Primary regional access to the Equinix Data Center Property is provided by Interstate 95 and 80. The Equinix Data Center Property neighborhood is located near the Secaucus Junction of the New Jersey Transit system where each major rail line connects into Manhattan.

The New York metro data center market includes clusters in Northern New Jersey, southeastern New York, and southwestern Connecticut. According to the appraisal, the New York metro represents the second largest data center market in the United States with approximately 4.7 million square feet of operational data center space and accounts for the highest colocation revenues with proximity to Wall Street and subsea connectivity. Data center customers within this region primarily include the financial sector, healthcare, media and others. The financial industry is responsible for approximately 40% of its total economic output. According to the appraisal, there are 156 active data centers with a combined 624 megawatts operated by 60 providers within the New York metro data center market. The 755 Secaucus Building hosts 49 exchanges and provides services to the financial services sector with its matching engines that allocate competing trades among competing bids and offers priced the same, to support trades for several major exchanges.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 5 – Equinix Data Center

The table below presents certain information relating to comparable sales and rentals for the Equinix Data Center Property identified by the appraisal.

Comparable Ground Lease Sales (1)
Property Name	Location	Land Size (SF)	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate(2)
525 Eighth Avenue	New York, NY	7,454	Apr-19	$61,000,000	$8,183.53	3.69%
39 West 55th Street	New York, NY	5,025	Apr-19	$28,000,000	$5,572.14	3.46%
1733 Ocean Avenue	Santa Monica, CA	28,410	Mar-19	$65,000,000	$2,287.93	1.93%
3747 South 2700 West	Salt Lake City, UT	567,587	Jan-19	$10,439,000	$18.39	4.72%
7 Bryant Park	New York, NY	19,207	Sep-18	$200,000,000	$10,412.87	2.65%
1 Teterboro Drive	Teterboro, NJ	625,522	Jul-18	$37,481,551	$59.92	4.76%
375 Hudson Street	New York, NY	69,260	Aug-17	$580,000,000	$8,374.24	4.50%
24300 Town Center Drive	Valencia, CA	387,684	Jul-17	$67,000,000	$172.82	5.00%
6200 Hollywood Boulevard	Los Angeles (Hollywood), CA	475,597	Jun-17	$142,000,000	$298.57	3.50%
350 South Grand Avenue	Los Angeles, CA	156,380	Nov-16	$70,000,000	$447.63	3.30%
300 South Grand Avenue	Los Angeles, CA	105,415	Nov-16	$33,430,000	$317.13	2.80%
144 Route-73 Highway	Voorhees, NJ	737,005	Nov-16	$17,215,000	$23.36	5.80%
411 108th Avenue NE	Bellevue, WA	48,352	Feb-16	$19,500,000	$403.29	3.50%
(1)	Source: Appraisal.

(2)	Per the appraisal, the sales comparison approach is not relevant except as a source providing indications of capitalization rates for this type of investment (leased fee).

Comparable Industrial Rental Summary (1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
Equinix Data Center 755 & 800 Secaucus Road 105 Enterprise Avenue Secaucus, NJ	NAP	663,621(2)	Equinix, Inc.(2)	663,621(2)	$11.28(2)	December 2018	50.0(2)	NNN
Harmon Cove Industrial Park 550 Meadowlands Parkway Secaucus, NJ	1983	144,605	Zara USA, Inc	83,470	$11.50	February 2019	2.0	NNN
10 Enterprise Avenue 10 Enterprise Avenue Secaucus, NJ	1971	158,268	Veritas Services & Engineering	125,904	$11.50	December 2018	5.0	NNN
100 Electric Avenue 100 Electric Avenue Secaucus, NJ	1984	126,086	Adore Me, Inc.	126,086	$12.50	September 2018	5.0	NNN
46 Meadowlands Parkway 46 Meadowlands Parkway Secaucus, NJ	2016	302,727	Union Beer Distributors	302,727	$10.00	February 2018	10.0	NNN
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 20, 2019.

The Borrowers. The borrowing entities for the Equinix Data Center Whole Loan are 755 Secaucus LLC and 800 Secaucus LLC (collectively, the “Equinix Data Center Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Equinix Data Center Borrowers delivered a non-consolidation opinion in connection with the origination of the Equinix Data Center Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Equinix Data Center Whole Loan is Hartz Mountain Industries, Inc. (“HMI”), and the nonrecourse carve-out guarantor of the Equinix Data Center Whole Loan is Hartz Financial Corp. (“Hartz”). Hartz, a wholly owned subsidiary of HMI, is capitalized solely by a $5 million demand note and is liable under similar guaranties on other loans. The borrower sponsor was the guarantor with respect to certain defaulted loans. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

HMI is a New Jersey corporation that is a wholly-owned subsidiary of Hartz Mountain Development Corp., which is wholly owned by Hartz Mountain Industries, Inc., which is indirectly wholly owned by The Hartz Group, Inc. Headquartered in Secaucus, New Jersey, HMI is a full service privately held real estate company that owns and manages a diversified real estate portfolio, which includes corporate offices, warehouse and distribution facilities, hotels, multifamily developments, retail centers, movie theaters and restaurants. The portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 5 – Equinix Data Center

includes approximately 246 properties comprising over 40.0 million square feet and an 85-acre land bank, primarily in New Jersey and New York.

Property Management: The Equinix Data Center Property is managed by an affiliate of the borrower.

Escrows and Reserves.

Tax Escrows – Ongoing monthly real estate tax reserves equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, are not currently required and will not be required so long as (i) no event of default has occurred or is continuing, (ii) all of the Equinix Data Center Property is leased by the Critical Tenant Lease (as defined below), (iii) the Critical Tenant Lease is in full force and effect, (iv) no Critical Tenant Trigger Event (as defined below) has occurred or remains outstanding, and (v) the Critical Tenant (as defined below) is paying all taxes to the governmental authorities in full in a timely manner and the Equinix Data Center Borrowers provide satisfactory evidence to the lender in a timely manner.

Insurance Escrows – Ongoing monthly insurance reserves, equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months, are not currently required and will not be required so long as (i) no event of default has occurred or is continuing, (ii) all of the Equinix Data Center Property is leased by the Critical Tenant Lease, (iii) the Critical Tenant Lease is in full force and effect, (iv) no Critical Tenant Trigger Event has occurred or remains outstanding, and (v) the Critical Tenant is maintaining insurance with insurance companies that satisfy the requirement set forth within the Equinix Data Center Whole Loan documents and the Equinix Data Center Borrowers provide satisfactory evidence to the lender in a timely manner.

Lockbox / Cash Management. The Equinix Data Center Whole Loan requires a hard lockbox with springing cash management (which will be triggered upon the occurrence of a Cash Sweep Event (as defined below)). The Equinix Data Center Whole Loan documents require the Equinix Data Center Borrowers to deliver written notification to the tenant to deposit all rents payable under each lease directly into the lockbox account. The Equinix Data Center Whole Loan documents also require that all rents received by the Equinix Data Center Borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Upon the occurrence of a Cash Sweep Event, the Equinix Data Center Borrowers will establish a lender-controlled cash management account, and all amounts in the account are to be transferred daily for the payment, among other things, of the debt service, monthly escrows, and default interest (if applicable). Pursuant to the Equinix Data Center Whole Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event is not in effect, to the Equinix Data Center Borrowers, (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event Cure has occurred, and (c) if a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) the bankruptcy action of the Equinix Data Center Borrowers or guarantor, or (iii) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to the matters described in clause (i) above, a cure of such event of default being accepted or waived by the lender, (b) with respect to the matters described in clause (ii) above, such bankruptcy action being discharged, stayed, or dismissed within 45 days for the Equinix Data Center Borrowers or guarantor, or (c) with respect to the matters described within clause (iii) above, a Critical Tenant Trigger Event Cure.

A “Critical Tenant Trigger Event” will occur if (i) Equinix Inc. (the “Critical Tenant” and the related lease, the “Critical Tenant Lease”) gives notice of its intention to not extend or renew the Critical Tenant Lease, (ii) on or prior to twelve months prior to the applicable expiration date under the Critical Tenant Lease, the Critical Tenant fails to give notice of its election to renew the Critical Tenant Lease, (iii) an event of default under the Critical Tenant Lease occurs and continues beyond any applicable notice and/or cure periods, or (iv) there is a bankruptcy action of the Critical Tenant.

A “Critical Tenant Trigger Event Cure” will occur upon (a) in the event of a Critical Tenant Trigger Event described in clause (i) or (ii), the date that the Critical Tenant Space Re-tenanting Event (as defined below) has occurred, (b) in the event of a Critical Tenant Trigger Event described in clause (iii), a cure of the applicable event of default under the Critical Tenant Lease as determined by the lender in its reasonable discretion, or (c) in the event of a Critical Tenant Trigger Event described in clause (iv), the affirmation of the Critical Tenant Lease in the applicable bankruptcy proceeding, provided that the Critical Tenant is actually paying all rents and other amounts due under the Critical Tenant Lease accruing from the petition date; provided, however, that at such time that the amount that has been transferred into the Critical Tenant TI/LC account pursuant to any Critical Tenant Trigger Event exceeds $3,345,833, a Critical Tenant Trigger Event Cure with respect to such Critical Tenant Trigger Event will be deemed to have occurred.

A “Critical Tenant Space Re-tenanting Event” will occur upon the date all of the following conditions have been satisfied (i) the Critical Tenant Space has been re-leased to the Critical Tenant or leased to one or more replacement tenants (or the Critical Tenant) for a term that extends through at least October 6, 2031 and on terms and conditions acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the Critical Tenant Space, if any, have been paid

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 5 – Equinix Data Center

in full, and (iii) the related tenant(s) have accepted the Critical Tenant Space and are paying full contractual rent as evidenced by the tenant estoppel certificate(s) acceptable to the lender

A “Critical Tenant Space” means the space demised under the Critical Tenant Lease.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 6 – Inland Life Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 6 – Inland Life Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 6 – Inland Life Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	3.7%	Net Rentable Area (Units):	17,278
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Self-Storage Portfolio VIII DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Inland Private Capital Corporation	Occupancy:	91.3%
Interest Rate:	3.80900%	Occupancy Date:	6/5/2019
Note Date:	7/2/2019	4th Most Recent NOI (As of):	$14,704,582 (12/31/2016)
Maturity Date:	8/1/2029	3rd Most Recent NOI (As of):	$14,628,073 (12/31/2017)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$14,694,430 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$14,852,222 (TTM 5/31/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	84.1%
Amortization Type:	IO-Balloon	UW Revenues:	$21,860,451
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$8,604,656
Cash Management:	Springing	UW NOI:	$13,255,794
Additional Debt(1):	Yes	UW NCF:	$13,044,942
Additional Debt Balance(1):	$102,100,000	Appraised Value / Per Unit(3):	$225,000,000 / $13,022
Additional Debt Type(1):	Pari Passu	Appraisal Date(3):	6/28/2019

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$8,051
Taxes:	$0	Springing	N/A	Maturity Date Loan / Unit:	$6,931
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	61.8%
Replacement Reserves:	$424,056	Springing	$424,056	Maturity Date LTV(3):	53.2%
Other:	$0	$0	N/A	UW NCF DSCR:	1.68x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$139,100,000		64.6%	Purchase Price	$212,000,000	98.4%
Borrower Sponsor Equity(4)	76,355,341		35.4	Upfront Reserves	424,056	0.2
				Closing Costs	3,031,285	1.4
Total Sources	$215,455,341		100.0%	Total Uses	$215,455,341	100.0%

(1)	The Inland Life Storage Portfolio Mortgage Loan, as defined below, is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $139,100,000. The financial information presented in the chart above is based on the $139,100,000 Inland Life Storage Portfolio Whole Loan, as defined below.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Additionally, according to the master lease, the borrower funded $6,154,728 into a trust reserve account separate from the Escrows and Reserves, which is not collateral for the Inland Life Storage Portfolio Whole Loan. Collectively, the initial Escrows and Reserves and trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the Inland Life Storage Portfolio Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements.
(3)	The Appraised Value is based on a portfolio appraised value. The difference in the Inland Life Storage Portfolio “as-is” appraised value from the purchase price was partially driven by Life Storage (as defined below) retaining management rights, thus excluding potential buyers with their own management platform. The appraisal’s concluded portfolio value of $225,000,000 does not consider the management restrictions. The sum of the appraised values of the individual properties is $212,100,000, resulting in a Cut-off Date LTV and Maturity Date LTV of 65.6% and 56.5%, respectively.
(4)	Borrower Sponsor Equity was funded in part by a $40.0 million unsecured corporate loan made by Barclays Bank PLC to Inland Private Capital Corporation, which is guaranteed by its parent company, Inland Real Estate Investment Corporation and matures on January 6, 2020. The corporate unsecured loan is not to the borrower and is neither secured by nor dependent upon income from the Inland Life Storage Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 6 – Inland Life Storage Portfolio

The Loan. The Inland Life Storage Portfolio mortgage loan is secured by a first mortgage lien on the borrower’s fee interest in 32 self-storage properties located in Mississippi, Texas, Louisiana, South Carolina, and North Carolina. The whole loan was co-originated by KeyBank and Barclays and has an outstanding principal balance as of the Cut-off Date of $139.1 million (the “Inland Life Storage Portfolio Whole Loan”). The Inland Life Storage Portfolio Whole Loan is comprised of five pari passu notes, Note A-1-A, Note A-1-B, Note A-1-C, Note A-2-A and Note A-2-B. Notes A-1-B and A-1-C, with an aggregate outstanding principal balance as of the Cut-off Date of $37,000,000, are being contributed to the BBCMS 2019-C5 Trust (the “Inland Life Storage Portfolio Mortgage Loan”).  Notes A-1-A, A-2-A and A-2-B, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $102,100,000, have been contributed to prior securitization trusts as described below. The Inland Life Storage Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the CF 2019-CF2 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans“ and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The Inland Life Storage Portfolio Whole Loan has a 10-year term and is interest-only for the first three years.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1-A	$39,505,000	CF 2019-CF2	Yes
A-1-B	$27,000,000	BBCMS 2019-C5	No
A-1-C	$10,000,000	BBCMS 2019-C5	No
A-2-A	$31,297,500	BBCMS 2019-C4	No
A-2-B	$31,297,500	WFCM 2019-C52	No
Total	$139,100,000

The Properties. The Inland Life Storage Portfolio is a 32-property, 2,108,526 square-foot self-storage portfolio located in Mississippi (eight properties, 28.0% of square footage, 25.7% of the units), Texas (six properties, 23.6% of the square footage, 21.5% of the units), Louisiana (nine properties, 25.1% of the square footage, 27.8% of the units), South Carolina (five properties, 14.6% of the square footage, 16.0% of the units) and North Carolina (four properties, 8.6% of the square footage, 9.1% of the units) (the “Inland Life Storage Portfolio Properties” or the “Inland Life Storage Portfolio”). The Inland Life Storage Portfolio Properties were constructed from 1977 to 2004 and range in size from 31,600 square feet to 145,080 square feet and 285 units to 1,006 units, with no Inland Life Storage Portfolio Property comprising of more than 6.9% of the NRA or 5.8% of the total storage units, respectively. The Inland Life Storage Portfolio Properties have a total of 17,278 units, 8,147 of which are climate controlled and 263 of which are humidity-controlled. The Inland Life Storage Portfolio Properties also include 385 RV/parking spaces and approximately 15,901 square feet of commercial units. The Life Storage – 021 and Life Storage – 033 properties have billboard leases with The Lamar Companies. The Life Storage – 033 and Life Storage – 206 properties have cell tower land leases. Based on storage units, the Inland Life Storage Portfolio Properties were 91.3% occupied as of June 5, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 6 – Inland Life Storage Portfolio

Portfolio Summary
Property Name, Location	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area	Storage Units	Appraised Value	UW NOI	% of UW NOI
Life Storage – 586 Flowood, MS	$10,090,160	7.3%	93.5%	2000/2016	145,080	1,006	$15,400,000	$1,019,467	7.7%
Life Storage – 145 Richardson, TX	8,190,060	5.9	92.2	1985/NAP	101,328	929	$12,400,000	731,194	5.5
Life Storage – 364 Ridgeland, MS	8,126,940	5.8	92.3	1997/NAP	104,724	698	$12,400,000	824,866	6.2
Life Storage – 365 Jackson, MS	7,862,460	5.7	95.3	2003/NAP	75,775	676	$12,000,000	787,232	5.9
Life Storage – 212 Lafayette, LA	6,814,130	4.9	91.0	1994/2005	73,275	655	$10,400,000	674,559	5.1
Life Storage – 386 Pasadena, TX	6,421,010	4.6	90.9	2000/NAP	99,970	613	$9,700,000	598,388	4.5
Life Storage – 256 League City, TX	6,158,930	4.4	93.3	1992/2003	71,670	553	$9,400,000	552,896	4.2
Life Storage – 206 Katy, TX	5,831,320	4.2	92.2	1994/NAP	87,252	626	$8,900,000	522,385	3.9
Life Storage – 324 Lafayette, LA	5,750,000	4.1	93.7	1995/2016	110,325	819	$8,400,000	584,634	4.4
Life Storage – 236 Columbia, SC	5,500,000	4.0	82.6	1981/2007	89,306	887	$9,200,000	536,313	4.0
Life Storage – 184 Jackson, MS	5,045,080	3.6	91.1	1995/NAP	60,373	416	$7,700,000	497,340	3.8
Life Storage – 500 Columbia, SC	4,684,720	3.4	95.7	1977, 2004 /NAP	48,578	463	$7,150,000	417,705	3.2
Life Storage – 288 Pinehurst, TX	4,651,950	3.3	89.2	2003/NAP	75,950	493	$7,100,000	436,924	3.3
Life Storage – 299 Broussard, LA	4,650,000	3.3	91.8	2002/2007	67,575	662	$6,500,000	401,338	3.0
Life Storage – 209 Lafayette, LA	4,586,430	3.3	93.0	1992/2014	53,475	503	$7,000,000	442,461	3.3
Life Storage – 035 Columbia, SC	4,000,000	2.9	90.8	1989/2013	67,200	595	$6,400,000	386,177	2.9
Life Storage – 074 Jackson, MS	3,940,000	2.8	89.4	1990/NAP	65,225	491	$6,000,000	399,649	3.0
Life Storage – 252 Dallas, TX	3,800,190	2.7	92.1	1985/NAP	61,472	504	$5,800,000	349,393	2.6
Life Storage – 033 Columbia, SC	3,505,350	2.5	91.3	1987/NAP	56,750	423	$5,350,000	329,332	2.5
Life Storage – 205 Jackson, MS	3,500,000	2.5	87.8	1984/NAP	57,497	477	$4,300,000	318,640	2.4
Life Storage – 300 Lafayette, LA	3,472,590	2.5	90.7	1997/2007	54,292	557	$5,300,000	305,105	2.3
Life Storage – 026 Greensboro, NC	3,079,460	2.2	91.6	1985/2008	60,795	535	$4,700,000	280,965	2.1
Life Storage – 361 Hattiesburg, MS	2,880,000	2.1	95.3	1998/NAP	44,154	364	$4,100,000	285,607	2.2
Life Storage – 165 Greensboro, NC	2,522,540	1.8	94.4	1993/2000	56,388	461	$3,850,000	249,523	1.9
Life Storage – 208 Lafayette, LA	2,424,260	1.7	91.3	1980/NAP	56,620	483	$3,700,000	229,563	1.7
Life Storage – 211 Lafayette, LA	2,358,740	1.7	91.8	1977/2005	45,200	392	$3,600,000	182,795	1.4
Life Storage – 021 Columbia, SC	2,200,000	1.6	83.9	1988/NAP	46,668	391	$4,200,000	224,276	1.7

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 6 – Inland Life Storage Portfolio

Property Name, Location	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area	Storage Units	Appraised Value	UW NOI	% of UW NOI
Life Storage – 298 Lafayette, LA	2,096,660	1.5	89.9	2001/2004	37,025	397	$3,200,000	194,575	1.5
Life Storage – 297 Scott, LA	1,500,000	1.1	92.7	1997/NAP	31,600	329	$2,500,000	145,401	1.1
Life Storage – 153 Greensboro, NC	1,277,650	0.9	89.0	1996/2001	32,875	291	$1,950,000	121,998	0.9
Life Storage – 075 Jackson, MS	1,179,370	0.8	87.2	1988/NAP	38,361	304	$1,800,000	122,592	0.9
Life Storage – 152 Greensboro, NC	1,000,000	0.7	91.2	1995/2000	31,748	285	$1,700,000	102,502	0.8
Total	$139,100,000	100.0%	91.3%		2,108,526	17,278	$225,000,000(2)	$13,255,794	100.0%
(1)	Occupancy is based on Storage Units.

(2)

The aggregate appraised value for the Inland Life Storage Portfolio is based on a portfolio appraised value. The sum of the appraised values of the individual properties is $212,100,000, resulting in a Cut-off Date LTV and Maturity Date LTV of 65.6% and 56.5%, respectively.

Environmental. According to Phase I environmental site assessments dated from March 22, 2019 to March 28, 2019, there was no evidence of any recognized environmental conditions at the Inland Life Storage Portfolio Properties.

Historical and Current Occupancy(1)
2015(2)	2016	2017	2018	Current(3)
91.6%	90.4%	90.0%	90.3%	91.3%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	2015 Historical Occupancy excludes the Life Storage – 586 property for which 2015 historical occupancy was not available.

(3)	Current Occupancy is as of June 5, 2019.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$19,461,586	$1,126	82.5%
Commercial Income(3)	0	0	0	0	115,692	7	0.5
Parking Income(3)	0	0	0	0	275,172	16	1.2
Grossed Up Vacant Space(4)	0	0	0	0	3,742,236	217	15.9
Gross Potential Rent	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$23,594,686	$1,366	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$23,594,686	$1,366	100.0%
(Vacancy/Credit Loss)	(2,463,804)	(1,063,695)	(1,529,407)	(1,516,882)	(3,742,236)	(217)	(15.9)
Other Income	1,992,781	1,972,735	1,911,650	2,008,001	2,008,001	116	8.5
Effective Gross Income	$21,420,806	$21,626,532	$21,574,377	$21,860,443	$21,860,451	$1,265	92.6%

Total Expenses(5)	$6,716,224	$6,998,459	$6,879,947	$7,008,221	$8,604,656	$498	39.4%

Net Operating Income	$14,704,582	$14,628,073	$14,694,430	$14,852,222	$13,255,794	$767	60.6%

Total TI/LC, Capex/RR	9,342	79,193	72,587	151,008	210,853	12	1.0

Net Cash Flow	$14,695,240	$14,548,880	$14,621,843	$14,701,214	$13,044,942	$755	59.7%

(1)	TTM reflects the trailing 12-month period ending May 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Commercial Income and Parking Income for historical periods are included in Rents in Place.

(4)	Underwritten Grossed Up Vacant Space includes commercial grossed up vacant space totaling $28,596.

(5)

The increase in Underwritten Total Expenses over the prior historical periods is primarily driven by the underwritten management fee.  Prior to their acquisition, the Inland Life Storage Portfolio Properties were owned and managed by Life Storage and a management fee was not reported.

The Market.  According to the third party market reports, the Mississippi properties are located in the Jackson metro area with average monthly asking rents of $76 and $118 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Jackson metro area had a 14.8% vacancy rate for self-storage properties. According to the third party

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 6 – Inland Life Storage Portfolio

market reports, the Texas properties are located in the Houston and Dallas metro areas. Houston has average monthly asking rents of $89 and $119 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively, while Dallas has average monthly asking rents of $102 and $130 per unit, respectively. As of the end of the first quarter of 2019, the Houston metro area had a 14.9% vacancy rate for self-storage properties and the Dallas metro area had a vacancy rate of 15.6% for self-storage properties. According to a third party market report, the South Carolina properties are located in the Columbia metro area with average monthly asking rents of $86 and $116 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Columbia metro area had a 13.8% vacancy rate for self-storage properties. According to a third party market report, the North Carolina properties are located in the Greensboro/Winston-Salem metro area with average monthly asking rents of $77 and $104 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Greensboro/Winston-Salem metro area had a 16.9% vacancy rate for self-storage properties. The Louisiana properties are located within the Lafayette metro area. The average monthly rents and vacancy rate were unavailable for this metro area.

The Borrower. The borrowing entity for the Inland Life Storage Portfolio Whole Loan is Self-Storage Portfolio VIII DST, a Delaware statutory trust and special purpose entity (the “Inland Life Storage Portfolio Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Inland Life Storage Portfolio Whole Loan. Upon the occurrence of a Conversion Event (as defined below), the Inland Life Storage Portfolio Borrower must convert from a Delaware statutory trust to a Delaware limited liability company. The Inland Life Storage Portfolio Borrower has master leased the Inland Life Storage Portfolio Properties to a master lessee affiliated with the borrower sponsor. The master lessee is structured to be a single purpose entity. The master lessee’s interest in the master lease and all rents are assigned to the lender. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the Inland Life Storage Portfolio Mortgage Loan. There is no income underwritten from the master lease as the Inland Life Storage Portfolio was underwritten to the underlying property income. There is one independent director for the signatory trustee. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

A “Conversion Event” will commence upon written notice from the lender that lender has determined that the Inland Life Storage Portfolio Properties are in jeopardy of being foreclosed upon due to a default under the Inland Life Storage Portfolio Whole Loan documents unless the Inland Life Storage Portfolio Borrower, within 10 business days of such notice provides a reasoned opinion of tax counsel that either (a) the Inland Life Storage Portfolio Borrower is able to remedy the default situation without effectuating a conversion or (b) effectuating a conversion would not reasonably be expected to improve the ability of the Inland Life Storage Portfolio Borrower to remedy the default; provided, further, that if the Inland Life Storage Portfolio Borrower has failed to remedy such default to the lender’s satisfaction within 30 days of receipt of the tax counsel opinion, Inland Life Storage Portfolio Borrower will effect a Conversion Event.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”). IPCC has sponsored over 231 1031 exchange private placement programs since its inception which have provided more than $4.5 billion in equity and have served over 12,500 investors. Through December 31, 2018, IPCC-sponsored private placements included 621 properties comprised of more than 44,000,000 square feet of gross leasable area, including more than 16,500 residential units. According to the borrower sponsor, as of December 31, 2018, IPCC has $7.3 billion in assets under management. IPCC has had previous foreclosures and is involved in ongoing foreclosures unrelated to the Inland Life Storage Portfolio Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Inland Life Storage Portfolio Properties are managed by Life Storage Solutions, LLC (“Life Storage”). Life Storage is the prior owner of the Inland Life Storage Portfolio Properties and will remain the property manager. Founded in 1985, Life Storage is a national owner and operator of self-storage properties, with over 775 locations in 28 states serving more than 400,000 customers. Similar to the Inland Life Storage Properties, Life Storage manages 217 additional properties for third party entities.

Escrows and Reserves.

Tax Escrows – The Inland Life Storage Portfolio Borrower is required to make monthly payments of 1/12th of the taxes payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than  1.15x based on a 30-year amortization schedule, or (iii) failure to provide the lender with satisfactory evidence that taxes have been paid 10 days prior to when such taxes are due.

Insurance Escrows – The Inland Life Storage Portfolio Borrower is required to make monthly payments of 1/12th of the insurance premiums payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.15x based on a 30-year amortization schedule, or (iii) failure to provide evidence to the lender that the Inland Life Storage Portfolio Properties are insured under a blanket policy.

Replacement Reserves – At origination, the Inland Life Storage Portfolio Borrower deposited $424,056 upfront for monthly replacement reserves. The Inland Life Storage Portfolio Borrower is required to make monthly payments of $35,338 for replacement reserves which may be re-assessed as necessary on an annual basis to the extent that the replacement reserve account does not equal or exceed the replacement reserve cap of $424,056.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 6 – Inland Life Storage Portfolio

Cash Management. The Inland Life Storage Portfolio Whole Loan is structured with springing cash management. The springing cash management will be established within five business days of the first occurrence of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, the Inland Life Storage Portfolio Borrower is required to deposit, or cause to be deposited, all rents into the cash management account within two business days of receipt. During a Cash Sweep Event, the Inland Life Storage Portfolio Borrower will deliver tenant direction letters to the commercial tenants at the Inland Life Storage Portfolio Properties directing such tenants to deliver rents payable directly into the cash management account. Additionally, all funds deposited in the cash management account will be disbursed in accordance with the Inland Life Storage Portfolio Whole Loan documents. During the occurrence of a Cash Sweep Event, all excess cash flow will be deposited into an excess cash flow reserve to be held as additional security for the Inland Life Self Storage Portfolio Whole Loan.

A “Cash Sweep Event” means the occurrence of the earlier of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.20x based on the trailing three-month period. A Cash Sweep Event will expire, with regard to clause (i), upon the cure of such event of default and with respect to clause (ii), upon the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters based upon the trailing three-month period immediately preceding the date of determination.

Subordinate and Mezzanine Debt. None.

Permitted Additional Unsecured Subordinate Indebtedness. Provided no event of default has occurred and is continuing, the Inland Life Storage Portfolio Borrower may obtain unsecured loans from the guarantor provided that the proceeds of such loans are used solely to pay the monthly debt service payment amount, capital expenditures (as approved by the lender), extraordinary expenses, costs of re-tenanting of the Inland Life Storage Portfolio Properties and actual operating expenses as a result of insufficient reserves held by the Inland Life Storage Portfolio Borrower or as a result of insufficient rents being paid. The subordinate debt must at all times be (i) unsecured, (ii) payable only out of excess cash flow, (iii) subordinate in all respects to the Inland Life Storage Portfolio Whole Loan pursuant to a subordination and standstill agreement, which is required to be executed and delivered by the guarantor as a condition to obtaining the subordinate debt, (iv) without a maturity date and (v) evidenced by a promissory note with terms and conditions otherwise acceptable to the lender. The aggregate of all guarantor loans that may be entered into without the lender’s consent is $13,910,000; provided, however, that no more than $500,000 of the proceeds of such loans may be used for the payment of operating expenses and debt service on the Inland Life Storage Portfolio Whole Loan without prior written consent from the lender. Under no circumstances may the subordinate debt be used to make distributions to any beneficial owners of the Inland Life Storage Portfolio Borrower.

Partial Release. After the lockout period, the Inland Life Storage Portfolio Borrower may release an individual property, provided that, among other conditions stated in the Inland Life Storage Portfolio Whole Loan documents: (i) no event of default has occurred and is continuing; (ii) the amount of the Inland Life Storage Portfolio Whole Loan prepaid is greater than or equal to 120% of the allocated loan amount for the related Inland Life Storage Portfolio Property being released; (iii) the debt service coverage ratio for the remaining properties after such release is at least equal to the greater of (a) 1.67x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months, capped at 1.70x; (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 61.8% and (b) the loan-to-value ratio for the remaining Inland Life Storage Portfolio Properties and the property to be released immediately preceding the release of such property; however, this condition will not apply to the release of any individual property if, after such release, the aggregate allocated loan amounts of all the properties that have been released are less than 20.0% of the total original principal balance of the Inland Life Storage Portfolio Whole Loan; (v) the debt yield for the remaining Inland Life Storage Portfolio Properties after such release is greater than or equal to the greater of (a) 9.3% and (b) the debt yield of the remaining Inland Life Storage Portfolio Properties and the property to be released for the 12 months prior to such release, capped at 9.6%; (vi) the Inland Life Storage Portfolio Borrower receives a rating agency confirmation; and (vii) the Inland Life Storage Portfolio Borrower pays the yield maintenance premium (if such partial release occurs prior to June 1, 2029).

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 7 – Uline Arena

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 7 – Uline Arena

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 7 – Uline Arena

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$36,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$36,000,000	Property Type – Subtype:	Mixed Use - Office/Retail
% of IPB:	3.6%	Net Rentable Area (SF):	248,381
Loan Purpose:	Refinance	Location:	Washington, DC
Borrower:	Jemal’s Uline L.L.C.	Year Built / Renovated:	1945 / 2016, 2017
Borrower Sponsor:	Norman Jemal	Occupancy(3):	92.1%
Interest Rate:	4.04000%	Occupancy Date(3):	7/26/2019
Note Date:	7/29/2019	4th Most Recent NOI(4):	N/A
Maturity Date:	8/6/2029	3rd Most Recent NOI(4):	N/A
Interest-only Period:	120 months	2nd Most Recent NOI(5):	$2,859,908 (12/31/2018)
Original Term:	120 months	Most Recent NOI(5):	$3,598,340 (TTM 5/31/2019)
Original Amortization Term:	None	UW Economic Occupancy(5):	91.9%
Amortization Type:	Interest Only	UW Revenues(5):	$13,322,582
Call Protection:	Grtr1%orYM(27),DeforGrtr1%orYM(87),O(6)	UW Expenses(5):	$4,431,507
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$8,891,075
Additional Debt(2):	Yes	UW NCF(5):	$8,617,856
Additional Debt Balance(2):	$84,000,000	Appraised Value / Per SF(6):	$212,000,000/ $854
Additional Debt Type(2):	Pari Passu	Appraisal Date(6):	7/1/2021

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$483
				Maturity Date Loan / SF:	$483
Taxes:	$1,215,000	$202,500	N/A	Cut-off Date LTV(6):	56.6%
Insurance:	$0	Springing	N/A	Maturity Date LTV(6):	56.6%
Replacement Reserve:	$0	$2,070	$124,191	UW NCF DSCR:	1.75x
Rollover Reserve:	$0	$20,698	$496,762	UW NOI Debt Yield:	7.4%
Other Reserves:	$22,995,169	Springing	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$120,000,000		99.5%	Payoff Existing Debt	$77,044,385	63.9%
Borrower Sponsor Equity	656,156		0.5	Preferred Equity Payoff	18,441,483	15.3
				Upfront Reserves	24,210,169	20.1
				Closing Costs	960,119	0.8
Total Sources	$120,656,156		100.0%	Total Uses	$120,656,156	100.0%

(1)	The Uline Arena Whole Loan (as defined below) was co-originated by Cantor Commercial Real Estate Lending, L.P. and Natixis Real Estate Capital LLC.
(2)	The Uline Arena Mortgage Loan (as defined below) is part of the Uline Arena Whole Loan, which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $120,000,000. The financial information in the chart above reflects the Cut-off Date balance of the Uline Arena Whole Loan.
(3)	Occupancy includes two recently executed leases for an aggregate of 45,942 square feet for which the related tenants are not yet in occupancy.
(4)	The Uline Arena Borrower Sponsor (as defined below) significantly redeveloped the Uline Arena Property (as defined below) in 2016 and 2017. As a result, 2016 and 2017 NOI are not applicable. For additional information on the renovation, see “The Property” below.
(5)	Underwritten cash flow is based on, with respect to tenants in a gap rent period or free rent period, the contractual rent that would otherwise be due absent such provisions, which amounts were reserved with the lender at origination. The increase from Historical NOI to UW NOI is primarily due to recently executed leases. Please see “Operating Historical and Underwritten Net Cash Flow” and “Escrows and Reserves” below.
(6)	The appraised value used is a “Prospective Value Upon Completion,” which assumes that all tenants with executed leases are in occupancy and paying rent. As of July 26, 2019, the Uline Arena Property was 92.1% leased (which includes approximately 69,910 square feet that were not yet occupied). At origination, the Uline Arena Borrower (as defined below) deposited approximately (i) $1.8 million in a gap rent reserve, which represents the total underwritten rent for the time from the origination of the Uline Arena Whole Loan to the anticipated lease commencement dates and (ii) $7.5 million in a free rent reserve for outstanding free rent for various tenants during the term of the Uline Arena Whole Loan. See “Escrows and Reserves” below. The Cut-off Date LTV and Maturity Date LTV are based on the “Prospective Value Upon Completion.” The Cut-off Date LTV and Maturity Date LTV based on the “as is” value of $194.0 million are 61.9% and 61.9%, respectively.
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 7 – Uline Arena

The Loan. The Uline Arena mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in two contiguous Class A mixed use office and retail buildings, consisting of 248,381 square feet of rentable space, and an attached four-story parking garage, located at 1140 3rd Street Northeast, Washington, D.C. (the “Uline Arena Property”). The whole loan was co-originated by Cantor Commercial Real Estate Lending, L.P. and Natixis Real Estate Capital LLC and has an outstanding principal balance as of the Cut-off Date of $120.0 million (the “Uline Arena Whole Loan”). The Uline Arena Whole Loan is comprised of seven pari passu notes. The Uline Arena Whole Loan has a 10-year term and is interest-only for the full term of the loan. Note A-6 and Note A-7, with an aggregate outstanding principal balance as of the Cut-off Date of $36.0 million, are being contributed to the BBCMS 2019-C5 securitization trust (the “Uline Arena Mortgage Loan”). Note A-1, with an outstanding principal balance as of the Cut-off Date of $42.0 million, has been contributed to the CD 2019-CD8 securitization trust. Note A-2, Note A-3, Note A-4 and Note A-5, with an aggregate outstanding principal balance as of the Cut-off Date of $42.0 million have been contributed to the CF 2019-CF2 securitization trust. Note A-1 is the controlling note under the related co-lender agreement; however, the holders of Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 and Note A-7 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

Whole Loan Summary
Note	Original Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-1	$42,000,000	CD 2019-CD8	Yes	Yes
A-2, A-3, A-4, A-5	42,000,000	CF 2019-CF2	No	No
A-6, A-7	36,000,000	BBCMS 2019-C5	No	No
Total	$120,000,000

The Property. The Uline Arena Property consists of two contiguous buildings totaling 248,381 square feet that contain mixed-use office (181,685 square feet) and retail space (66,696 square feet) and an attached four-story parking garage (167 spaces) located in Northeast Washington, D.C. The first building was originally constructed as an ice plant (the “Ice House Building”) in 1945 and the second building known as the arena (the “Arena Building”) was added in 2016. The Arena Building, which included an ice rink, was built as a venue to host professional sports, political and music events. The Uline Arena Borrower Sponsor acquired the Uline Arena Property in 2003 and had the Uline Arena Property added to the National Registry of Historic Places in 2007. The Arena Building consists of 129,815 square feet of office space (52.3% of NRA and 57.6% of U/W Base Rent) and 54,278 square feet of retail space (21.9% of NRA and 14.8% of U/W Base Rent) and the Ice House Building consists of 51,614 square feet of office space (20.8% of NRA and 22.4% of U/W Base Rent) and 12,674 square feet of retail space (5.1% of NRA and 5.2% of U/W Base Rent).

From May 2015 to March 2017, the Uline Arena Borrower Sponsor invested approximately $102.6 million ($413 per square foot) to perform an extensive redevelopment of the Uline Arena Property, resulting in a total cost basis of approximately $151.1 million. The renovations at the Arena Building consisted of replacing the internal systems, lowering the ground-floor slab five feet by removing the original freezing equipment used for the ice rink and adding three floors of office space above the ground floor retail. At the Ice House Building, the renovation consisted of rebuilding the infrastructure and developing the building into a four-story mixed use office/retail building; only the historic façade was maintained. Additionally, the renovation included the construction of the four-story parking garage that contains 167 parking spaces, resulting in a parking ratio of approximately 0.7 spaces per 1,000 square feet. As a result of the redevelopment, the Uline Arena Property was awarded LEED Gold status and was Energy Star certified.

Recreational Equipment, Inc. (51,159 square feet; 20.6% of NRA; 15.0% of U/W Base Rent) Recreational Equipment, Inc. (“REI”) is an American retail and outdoor recreation services corporation that is currently headquartered in Kent, Washington and sells sporting goods, camping gear, travel equipment, and clothing. REI opened its store at the Uline Arena Property in October 2016, and it is REI’s fifth and largest flagship retail location. REI’s lease expires in February 2032 and includes two five-year renewal options and no termination options. Additionally, REI has subleased 1,052 square feet of its space to La Colombe Holdings, Inc. (“La Colombe”), which operates a coffee shop within REI’s leased space. La Colombe’s sublease expires in January 2027 and includes one five-year extension option. Under the sublease, La Colombe has an option to terminate its sublease if it fails to meet or exceed $600,000 in gross receipts for any calendar year after the fourth sublease year (2020), and REI has a right to terminate the sublease if La Colombe fails to produce its gross receipt report. Notwithstanding the sublease, REI remains liable for its obligations under the primary lease with the Uline Arena Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 7 – Uline Arena

RGN National Business Center (43,680 square feet; 17.6% of NRA; 22.1% of U/W Base Rent) RGN National Business Center (“Regus”) is a multinational corporation that provides serviced offices, virtual offices, meeting rooms, and videoconferencing to clients on a contract basis. Regus was founded in Brussels, Belgium in 1989 and its network includes almost 3,000 business centers in approximately 900 cities and 120 countries. Regus has been an office tenant at the Uline Arena Property since November 2016. In July 2019, Regus executed a six-year lease extension that expires in October 2033 and includes one five-year renewal option and no termination options. The Regus extension lease provides a rent abatement for five months during year one of the lease, two months in year two of the lease and two months in year three of the lease. At origination, the Uline Arena Borrower escrowed with the lender $1,103,342 related to contractually owed leasing commissions and $1,844,607 for the total amount of abated rent.

Pact Inc. (39,137 square feet; 15.8% of NRA; 19.3% of U/W Base Rent) Pact Inc. (“Pact”) is a nonprofit international development organization founded in 1971, that operates in nearly 40 countries. According to Pact, in 2018, 2.5 million people gained access to improved health and social services and more than 1.1 million enjoyed increased net income and savings because of Pact’s work. Pact executed a lease in April 2019 for 37,144 square feet of traditional office space and 1,993 square feet of mezzanine office space, each of which expire in April 2035 and includes one five-year renewal option and no termination options. The Pact space is currently being built out, and Pact is not yet in occupancy or paying rent under the lease. Under the terms of the Pact lease, Pact is required to take occupancy and begin paying rent by May 1, 2020 (absent construction delays caused by the landlord). Until Pact takes occupancy of its space, the tenant is in a gap rent period. For additional information with respect to the gap period and related reserves, see “Gap Rent Reserve” below.  After the tenant takes occupancy, the Pact lease provides a 50% rent abatement and 50% abatement of tenant’s share of increased costs for the first 3.5 years of the lease. At origination, the Uline Arena Borrower escrowed $5,242,165 related to contractually owed TI/LCs and $4,156,468 for the total amount of abated rent. In addition, the use of the mezzanine office space as café/lounge requires government approval. In the event the government does not approve construction of the mezzanine space (or approves construction of only a portion of such space), Pact’s square footage will be reduced under its lease. The Uline Arena Whole Loan was structured with a Pact Mezzanine Space reserve in the amount of $1,000,000, to be released upon such approval. For additional information related to the reserve, see “Pact Mezzanine Space Reserve” below.

Davis Memorial Goodwill (23,968 square feet; 9.6% of NRA; 10.6% of U/W Base Rent) Davis Memorial Goodwill (“Goodwill”) is a nonprofit organization that provides job training, employment placement services, and other community-based programs for people who have barriers preventing them from obtaining a job. Goodwill operates as a network of independent, community-based organizations in South Korea, Venezuela, Brazil, Mexico, Panama, Uruguay, the United States, Canada, and six other countries, with 158 local Goodwill branches in the United States and Canada. Goodwill executed its lease in April 2019, which expires in July 2035, and includes one five-year renewal option and no termination options. Goodwill is in a free rent period through August 2020. At origination, the Uline Arena Borrower escrowed $1,748,029 related to contractually owed TI/LC’s and $1,254,645 in a free rent reserve.

Antunovich Associates Inc. (10,353 square feet; 4.2% of NRA; 4.8% of U/W Base Rent) Antunovich Associates Inc. (“Antunovich Associates”) is an architectural, planning and interior design firm with offices located in Chicago, Illinois, and Washington, D.C. Antunovich Associates, founded in 1990 by Joseph M. Antunovich, employs over 150 design professionals. Antunovich Associates executed its lease in September 2018 and is currently in occupancy. Antunovich Associates’ lease expires in September 2029 and includes two five-year extension options. The lease provides for a right of first offer (“ROFO”) to lease the space directly contiguous to the leased premises and a termination option effective October 31, 2024 if the tenant has not exercised its ROFO, provided that Antunovich Associates provides the Uline Arena Borrower with 12 months’ prior written notice.

Environmental. According to a Phase I environmental assessment dated July 24, 2019, there is no evidence of any recognized environmental conditions, historical recognized environmental conditions, controlled recognized environmental conditions, de minimis conditions, or considerations of other environmental conditions at the Uline Arena Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 7 – Uline Arena

Historical and Current Occupancy
2016(1)	2017(1)	2018(2)	Current(3)
N/A	N/A	69.7%	92.1%
(1)	The Uline Arena Borrower Sponsor significantly redeveloped the Uline Arena Property in 2016 and 2017. As a result, 2016 and 2017 Occupancies are not applicable.

(2)	2018 Occupancy is provided by the Uline Arena Borrower. 2018 Occupancy is as of December 31.

(3)	Current Occupancy is as of July 26, 2019.

As of July 26, 2019, the Uline Arena Property was 92.1% leased to 17 tenants.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Recreational Equipment, Inc.(2)	NR / NR / NR	51,159	20.6%	$35.00	15.0%	2/29/2032
RGN National Business Center(3)	NR / NR / NR	43,680	17.6	$60.31	22.1	10/31/2033
Pact Inc.(4)	NR / NR / NR	39,137	15.8	$58.78	19.3	4/30/2035
Davis Memorial Goodwill(5)	NR / NR / NR	23,968	9.6	$53.04	10.6	7/31/2035
Antunovich Associates(6)	NR / NR / NR	10,353	4.2	$55.35	4.8	9/30/2029
Subtotal/ Wtd. Avg.		168,297	67.8%	$50.92	71.8%
Remaining Leased		60,482	24.4	$55.78	28.2
Total / Wtd. Avg. Leased		228,779	92.1%	$52.20	100.0%
Vacant		19,602	7.9
Total		248,381	100.0%

(1)	Based on the underwritten rent roll dated as of July 26, 2019.
(2)	REI has the right to “go dark” at any time.
(3)	The recently executed Regus lease extension provides for a full rent abatement for five months in year one of the lease, two months in year two of the lease and two months in year three of the lease. At origination, the Uline Arena Borrower escrowed $1,844,607, which represents the total amount of free rent that would otherwise be due under the Regus lease.
(4)	Pact is not yet in occupancy. Pact executed its lease in April 2019 and is currently building out its space. The tenant is currently in a gap rent period and upon expiration of such period, the tenant will be in a partial rent abatement period. See “Major Tenants—Pact Inc.” above.
(5)	Davis Memorial Goodwill is in a free rent period through August 2020. At origination, the Uline Arena Borrower reserved $1,254,644 in a free rent reserve, which represents the total amount of free rent otherwise due under the terms of its lease.
(6)	Antunovich Associates has a right of first offer to lease additional space at the Uline Arena Property in the event such space becomes available for rent. In addition, Antunovich Associates has a termination option effective October 31, 2024 if the tenant has not exercised its right of first offer, provided the tenant provides the Uline Arena Borrower with 12 months’ prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 7 – Uline Arena

				Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % Of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	19,602	7.9%	NAP	NAP	19,602	7.9%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	19,602	7.9%	$0	0.0%
2020	0	0	0.0	0	0.0	19,602	7.9%	$0	0.0%
2021	0	0	0.0	0	0.0	19,602	7.9%	$0	0.0%
2022	1	6,734	2.7	336,700	2.8	26,336	10.6%	$336,700	2.8%
2023	1	6,805	2.7	340,250	2.8	33,141	13.3%	$676,950	5.7%
2024	1	7,021	2.8	388,612	3.3	40,162	16.2%	$1,065,562	8.9%
2025	2	5,873	2.4	349,107	2.9	46,035	18.5%	$1,414,670	11.8%
2026	2	8,844	3.6	524,574	4.4	54,879	22.1%	$1,939,244	16.2%
2027	2	7,387	3.0	402,632	3.4	62,266	25.1%	$2,341,876	19.6%
2028	1	5,551	2.2	331,900	2.8	67,817	27.3%	$2,673,777	22.4%
2029	3	22,620	9.1	1,272,961	10.7	90,437	36.4%	$3,946,738	33.0%
2030 & Beyond	4	157,944	63.6	7,996,377	67.0	248,381	100.0%	$11,943,115	100.0%
Total	17	248,381	100.0%	$11,943,115	100.0%

(1)	Based on the underwritten rent roll dated July 26, 2019.

(2)

Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant that are not considered in this lease rollover schedule.

Operating History and Underwritten Net Cash Flow(1)
	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Gross Potential Rent(4)(5)(6)	$5,442,906	$6,624,243	$13,090,985	$52.71	92.3%
Total Reimbursements	776,843	709,762	1,085,354	4.37	7.7
Net Rental Income	$6,219,749	$7,334,005	$14,176,339	$57.07	100.0%
(Vacancy/Credit Loss)(7)	0	0	(1,147,870)	(4.62)	(8.1)
Other Income(8)	293,447	304,921	294,113	1.18	2.1
Effective Gross Income	$6,513,196	$7,638,927	$13,322,582	$53.64	94.0%
Total Expenses	$3,653,287	$4,040,587	$4,431,507	$17.84	33.3%
Net Operating Income(9)	$2,859,908	$3,598,340	$8,891,075	$35.80	66.7%
Total TI/LC, Capex/RR	0	0	273,219	1.10	2.1
Net Cash Flow	$2,859,908	$3,598,340	$8,617,856	$34.70	64.7%

(1)	The Uline Arena Borrower Sponsor (as defined below) significantly redeveloped the Uline Arena Property in 2016 and 2017. As a result, 2016 and 2017 NOI are not applicable.

(2)	Based on May 31, 2019 trailing twelve months cash flow.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)

Underwritten Gross Potential Rent includes contractual first year rent associated with Pact ($2,300,388) and WHYHOTEL, Inc. ($340,250), which tenants have signed leases but are not yet in occupancy or paying rent. At origination, the Uline Arena Borrower deposited $1,781,999 into a gap rent reserve, which represents the total gap rent for Pact and WHYHOTEL, Inc. Additionally, the increase in Gross Potential Rent from TTM includes $2,075,116 of rent attributed to four new leases at the Uline Arena Property since April 2019.

(5)

The increase in Underwritten Gross Potential Rent from TTM includes $2,075,116 of rent attributed to four new leases (15.4% of NRA) and one lease extension (17.6% of NRA) at the Uline Arena Property since April 2019. Regus (17.6% of NRA) is in occupancy and has scheduled rent abatement periods until September 2022. Davis Memorial Goodwill (9.6% of NRA) is in a free rent period through August 2020. WestEd (2.8% of NRA) is in occupancy and paying rent. Brilliant Collaboration’s LLC. (1.2% of NRA) is in occupancy and is in a free rent period until January 2020. Ande Corporation (1.7% of NRA) is in occupancy and is in a free rent period until December 2019. At origination, the Uline Arena Borrower reserved $3,228,430 in a free rent reserve in connection with these leases.

(6)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated July 26, 2019 and includes rent steps through July 2020 ($199,935).

(7)	Underwritten Vacancy/Credit Loss is based on in-place economic vacancy of 8.1%. As of July 26, 2019, the Uline Arena Property was 92.1% occupied.

(8)	Other Income consists of parking income from the parking garage at the Uline Arena Property.

(9)

Underwritten cash flow is based on, with respect to tenants in a gap rent period or free rent period, the contractual rent that would otherwise be due absent such provisions, which amounts were reserved with the lender at origination. The increase from historical Net Operating Incomes to Underwritten Net Operating Income is primarily due to recently executed leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 7 – Uline Arena

The Market. The Uline Arena Property is located in the NoMa neighborhood of Washington, D.C., situated just south of Florida Avenue and southeast of New York Avenue. The Uline Arena Property is bordered by M Street, 2nd Street, L Street and 3rd Street and is located approximately one block from the NoMa-Gallaudet metro station, Washington D.C.’s busiest metro line and less than a mile from Union Station. Since the NoMa-Gallaudet metro station opened in 2004, NoMa has become one of the fastest-growing neighborhoods in Washington, D.C. The immediate area consists of office and commercial uses located along the major thoroughfares that are interspersed with multifamily complexes.

According to the appraisal, the estimated 2018 populations within one-, three- and five-mile radii of the Uline Arena Property were 65,692, 388,927, and 803,286, respectively. The 2018 average household incomes within the same radii were $131,243, $119,377, and $112,802, respectively.

The appraisal concluded that the Uline Arena Property is located within the NoMA submarket, which, as of the first quarter of 2019, consisted of approximately 11.0 million square feet with an overall market office vacancy of 8.5% and an overall retail market vacancy of 12.5%. Additionally, the NoMA submarket has average asking rents of $56.00 per square foot for office space, $30.00 per square foot for anchor retail space and $54.00 per square foot for restaurant retail space.

The appraisal identified six comparable office leases that had adjusted rents ranging from $51.70 to $60.38 per square foot with an average of $56.00 per square foot and concluded a market rent of $56.00 per square foot for the office tenants. The average underwritten base rent per square foot of office tenants at the Uline Arena Property is $57.53 per square foot.

Comparable Office Leases(1)
Property	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Base Rent PSF
Uline Arena Property	Various(2)	Various(2)	167,733(2)	Various(2)	$57.53(2)
Union Center Plaza	Accenture	Jan-20	14,489	5.5	$51.70
Union Center Plaza	Children’s Defense	Sep-19	22,111	11.0	$53.56
Capitol Plaza I	Vitas Healthcare	Mar-19	9,214	6.6	$58.20
Hancock S-Reit DC 1750	Array Architects	Jan-19	7,891	3.0	$60.38
National Guard Memorial	Amtrak	Aug-18	9,436	10.0	$57.23
1111 19th Street, NW	Mercy Corps	Jan-18	4,381	7.4	$54.92
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 26, 2019.

The appraisal identified three comparable retail anchor leases that had adjusted rents ranging from $27.00 to $31.20 per square foot with an average of $29.61 per square foot and concluded a market rent of $30.00 per square foot for the retail anchor tenants. The average underwritten base rent per square foot of retail anchor tenants at the Uline Arena Property is $35.00 per square foot.

Comparable Retail Anchor Leases(1)
Property	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Base Rent PSF
Uline Arena Property	REI(2)	Oct-16(2)	51,159(2)	15.4(2)	$35.00(2)
Square 4037-Lot 0804	Target Corporation	Nov-19	67,592	10.0	$30.63
Shops at Georgetown Park	TJ Maxx	Sep-18	47,566	5.0	$27.00
Riverdale Park Station	Whole Foods	Apr-17	35,633	20.0	$31.20
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 26, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 7 – Uline Arena

The appraisal identified five comparable retail restaurant leases that had adjusted rents ranging from $46.80 to $62.76 per square feet with an average of $54.31 per square feet and concluded a market rent of $54.00 per square feet for the retail restaurant tenants. The average underwritten base rent per square foot of retail restaurant tenants at the Uline Arena Property is $50.79 per square feet.

Comparable Retail Restaurant Leases(1)
Property	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Base Rent PSF
Uline Arena Property	Various(2)	Various(2)	9,887(2)	10.5(2)	$50.79(2)
Dupont Circle Retail	The Public Group	Jan-19	4,242	10.0	$60.20
Spring Valley Village	Pizzeria Paradiso	Feb-19	3,630	10.0	$46.80
Dupont Circle Retail	Chick-Fil-A	Jan-19	5,298	15.0	$62.76
Tenley Mall Building	Sribone LLC	Jan-19	3,670	10.5	$55.00
Spring Valley Village	Compass Coffee	Dec-18	2,878	10.0	$46.80
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 26, 2019.

The Borrower. The borrower, Jemal’s Uline L.L.C. (the “Uline Arena Borrower”), is a single-purpose Delaware limited liability company with two independent directors.

The Borrower Sponsor. The non-recourse carveout guarantor and borrower sponsor is Norman Jemal (the “Uline Arena Borrower Sponsor”), a principal and senior vice president of Douglas Development Corporation. Douglas Development Corporation employs approximately 100 people and has a current portfolio in excess of 10.0 million leasable square feet and more than 5.0 million developable square feet, primarily in the Washington, D.C. area. Douglas Development Corporation is headquartered in Washington, D.C. and owns property in Washington, D.C., New York, New Jersey, and Pennsylvania.

In addition to the non-recourse carveout guaranty, the Uline Arena Borrower Sponsor provided a guaranty related to gap rent for Pact and a completion guaranty of the Pact space, pursuant to a guaranty of recourse obligations. See “Gap Rent Reserve“ and “Landlord Improvement Reserve” below.

Property Management. The Uline Arena Property is managed by LPC Commercial Services, Inc. Douglas Development Corporation, a borrower-sponsor affiliate, is the asset manager, and One Parking LLC, per Parking Management Agreement, is the parking facility manager.

Escrows and Reserves.

Tax Escrow - At loan origination, the Uline Arena Borrower deposited $1,215,000 into a real estate tax reserve account. The Uline Arena Borrower is required to deposit into the real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes, which is currently estimated to be $202,500.

Insurance Escrow - The Uline Arena Borrower is required to deposit into the insurance reserve account on a monthly basis, 1/12 of the annual insurance premiums; provided that this requirement is waived at any time there is (i) no event of default under the Uline Arena Whole Loan documents and (ii) an acceptable blanket insurance policy is in place.

Rollover Reserve - The Uline Arena Borrower is required to make monthly deposits of $20,698 into a rollover reserve account, subject to a cap of $496,762. The cap will be suspended if (i) occupancy at the Uline Arena Property falls below 80.0%, (ii) the debt service coverage ratio for the Uline Arena Whole Loan falls below 1.15x, or (iii) any Uline Arena Cash Trap Period (as defined below) occurs.

Replacement Reserve - The Uline Arena Borrower is required to make monthly deposits of $2,070 into a replacement reserve account, subject to a cap of $124,191.

Gap Rent Reserve - At origination, the Uline Arena Borrower deposited $1,781,999 into various upfront gap rent reserves, consisting of (a) $1,590,300, which represents the total underwritten rent for Pact ($1,533,592) and WHYHOTEL, Inc. ($56,708) for the period until the anticipated rent commencement dates for Pact (May 1, 2020) and WHYHOTEL, Inc. (November 1, 2019) and (b) $191,699, which represents the one month of Pact’s unabated contractual rent. In the event that the landlord fails to complete work as described under Pact’s lease pursuant to the deadlines set forth in the Pact lease,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 7 – Uline Arena

the Uline Arena Borrower is required to make monthly deposits of $191,699 into the gap rent reserve account until such a time as the Uline Arena Borrower has provided evidence to the lender that it has completed such work.  The monthly escrow payments described above have been guaranteed by the Uline Arena Borrower Sponsor pursuant to a gap rent guaranty.

Free Rent Reserve - At origination, the Uline Arena Borrower deposited $7,543,239 into a free rent reserve ($4,156,468 for Pact, $1,844,604 for Regus, $1,254,644 for Goodwill, $46,589 for Antunovich Associates, $86,497 for WHYHOTEL, Inc. and $154,437 for remaining tenants).

Outstanding TI/LC Reserve - At origination, the Uline Arena Borrower deposited $8,229,748 into an outstanding TI/LC reserve account, which represents the contractual tenant improvements and leasing commissions owed to tenants in connection with recent leasing at the Uline Arena Property.

Landlord Improvement Reserve - At origination, the Uline Arena Borrower deposited $640,183 into a landlord improvement reserve account, which represents the estimated cost of the Uline Arena Borrower’s contractual obligation to complete the post-delivery work on the Pact space and the buildout of the WHYHOTELS, Inc. space. With respect to completion of the Pact space, the Uline Arena Borrower Sponsor has provided a completion guaranty.

Pact Mezzanine Space Reserve - At origination, the Uline Arena Borrower deposited $1,000,000 into a Pact mezzanine space reserve account. The funds in the reserve will be released to the Uline Arena Borrower upon Pact obtaining government approval for the use of 100% of the 1,993 square feet mezzanine space or a portion of such space as follows: if Pact obtains approval for use of more than 50% but less than 100% of the space, Pact’s rent related to the mezzanine space will be reduced accordingly, on a prorated basis, and amounts in mezzanine space reserve account will be released to the Uline Arena Borrower in an amount equal to the percentage of the Pact mezzanine space for which Pact has received government approval and any remaining amounts will remain in the reserve account as additional collateral for the Uline Arena Whole Loan. However, the Uline Arena Borrower may obtain any remaining amounts in the reserve if it leases other currently vacant space at the Uline Arena Property at a contractual rent equal to or greater than the rent attributed to the mezzanine space in the Pact lease, provided that any such lease is reasonably acceptable to the lender.

Occupancy Reserve - At origination, the Uline Arena Borrower deposited $3,800,000 into an occupancy reserve account, which amount will be released to the Uline Arena Borrower upon the debt yield of the Uline Arena Property being at least 7.2% (without including the free rent reserve amounts and gap rent reserve amounts attributed to WHYHOTEL, Inc. in the calculation).

Lockbox / Cash Management. The Uline Arena Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and during the continuance of a Uline Arena Cash Trap Period. The Uline Arena Borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. During the continuance of a Uline Arena Cash Trap Period, all funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each due date in accordance with the loan documents. If no Uline Arena Cash Trap Period is in effect, all excess cash flow is required to be returned to the Uline Arena Borrower. During a Uline Arena Cash Trap Period, all excess cash is required to be retained by the lender and held as additional security for the Uline Arena Whole Loan (or otherwise applied at the lender’s discretion).

A “Uline Arena Cash Trap Period” will commence upon the occurrence of (i) an event of default, (ii) the failure of the Uline Arena Borrower to maintain a debt service coverage ratio (as calculated pursuant to the loan documents) of 1.15x for two consecutive calendar quarters, or (iii) the commencement of a Uline Arena Major Tenant Cash Trap Period (as defined below).

A Uline Arena Cash Trap Period will terminate upon (i) the Uline Arena Whole Loan and all other obligations under the Uline Arena Whole Loan being repaid in full, or (ii) with respect to clause (i) of the definition of Uline Arena Cash Trap Period above, the event of default giving rise to such Uline Arena Cash Trap Period having been cured (and no other Uline Arena Cash Trap Period is then continuing), or (iii) with respect to clause (ii) of the definition of Uline Arena Cash Trap Period above, for a period of two consecutive calendar quarters subsequent to the commencement of the Uline Arena Cash Trap Period, the debt service coverage ratio being equal to or greater than 1.15x  (and no other Uline Arena Cash Trap Period is then continuing), or (iv) with respect to clause (iii) of the definition of Uline Arena Cash Trap Period above, such Uline Arena Major Tenant Cash Trap Period having terminated  (and no other Uline Arena Cash Trap Period is then continuing).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 7 – Uline Arena

A “Uline Arena Major Tenant Cash Trap Period” will commence on the date (i) upon which a Uline Arena Major Tenant (as defined below) discontinues its business at its premises (or any material portion thereof), vacates its premises or gives written notice that it intends to discontinue its business at its premises (or any material portion thereof) or to vacate its premises (or any material portion thereof) (and will continue with respect to clause (i) until such time that the related Uline Arena Major Tenant resumes operations for three consecutive months), (ii) that is twelve months prior to the expiration of a Uline Arena Major Lease (as defined below), whether such Uline Arena Major Lease is in its initial term or an extension term, (iii) that any Uline Arena Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or that the Uline Arena Borrower or property manager receives notice from a Uline Arena Major Tenant of its intent to surrender, cancel, or terminate the applicable Uline Arena Major Lease (or any material portion thereof) (and will continue with respect to clauses (ii) and (iii) until such Uline Arena Major Tenant has renewed or extended its Uline Arena Major Lease, pursuant to terms acceptable to the lender for a term of not less than five years), (iv) upon which a Uline Arena Major Tenant is in monetary or material non-monetary default beyond any applicable notice and cure periods under any Uline Arena Major Lease (and will continue with respect to clause (iv) until such time that the default has been cured and no other monetary or material non-monetary default occurs under the Uline Arena Major Lease for a period of three consecutive months following such cure), or (v) upon which a Uline Arena Major Tenant (or its parent company or its guarantor) becomes a debtor in any bankruptcy or insolvency proceeding (and will continue with respect to clause (v) until the earlier to occur of the date on which (a) the related Uline Arena Major Tenant Lease is assumed by a third party, (b) such Uline Arena Major Tenant ceases to be a debtor in such proceeding (and the related Uline Arena Major Lease has not been rejected), or (c) such Uline Arena Major Lease is affirmed in the proceeding; provided, however, that if at a later date such Uline Arena Major Lease is rejected in the proceeding, such rejection will trigger a Uline Arena Major Tenant Cash Trap Period. Notwithstanding the foregoing, any Uline Arena Major Tenant Cash Trap Period will terminate at such time that the Uline Arena Borrower has entered into one or more new leases pursuant to terms acceptable to lender (including, among other requirements, that (i) the tenant is reasonably acceptable to lender and (ii) the new lease has a term of not less than five years and (x) in the event the lease demises the entire Uline Arena Major Tenant space, the new lease has an aggregate net effective annual rental amount acceptable to the lender or (y) in the event the lease demises a portion of Uline Arena Major Tenant space, the new lease has an aggregate net effective annual rental amount that is equal to or greater than the net effective annual rental amount under the Uline Arena Major Lease for the applicable Uline Arena Major Tenant).

A “Uline Arena Major Lease” means any lease which, either individually or when taken together with any other lease(s) with the same tenant or its affiliates (i) contains square footage equal to or exceeding 15% of the Uline Arena Property’s net rentable area or (ii) requires base rent in an amount equal to or exceeding 15% of the gross income from operations.

A “Uline Arena Major Tenant” means any tenant under a Uline Arena Major Lease.

Subordinate and Mezzanine Debt. There is no current mezzanine or subordinate debt for the Uline Arena Whole Loan. The Uline Arena Whole Loan documents permit mezzanine debt (a “Mezzanine Financing”) from an acceptable mezzanine lender, secured by a pledge of 100% of the equity interest held by the mezzanine borrower in the Uline Arena Borrower, provided the following conditions, among others, are met: (i) the aggregate loan-to-value ratio (based on the Uline Arena Whole Loan and the Mezzanine Financing) does not exceed 57.7%, (ii) the debt service coverage ratio (calculated using debt service payments due under the Uline Arena Whole Loan and the Mezzanine Financing) is not less than 1.75x, (iii) the actual combined debt yield (based on the Uline Arena Whole Loan and the Mezzanine Financing) is not less than 7.18%, (iv) the Uline Arena Whole Loan and the Mezzanine Financing are coterminous, (v) the mezzanine lender executes an intercreditor agreement acceptable to the lender, and (vi) the terms and documentation of the Mezzanine Financing are acceptable to the lender.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 8 – 10000 Santa Monica Boulevard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 8 – 10000 Santa Monica Boulevard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 8 – 10000 Santa Monica Boulevard

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	3.5%	Net Rentable Area (Units):	281
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	SM 10000 Property, LLC	Year Built / Renovated:	2016 / N/A
Borrower Sponsor(2):	Crescent Heights	Occupancy:	89.0%
Interest Rate:	4.15000%	Occupancy Date:	4/9/2019
Note Date:	4/12/2019	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	5/6/2029	3rd Most Recent NOI (As of)(3):	$2,562,152 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	$19,472,435 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(3):	$20,208,605 (TTM 1/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	86.9%
Amortization Type:	Interest Only	UW Revenues:	$41,869,092
Call Protection:	L(30),Def(86),O(4)	UW Expenses:	$20,152,705
Lockbox / Cash Management:	Soft / In Place	UW NOI(3):	$21,716,388
Additional Debt(1):	Yes	UW NCF:	$21,660,188
Additional Debt Balance(1):	$185,000,000; $130,000,000	Appraised Value / Per Unit:	$553,000,000 / $1,967,972
Additional Debt Type(1):	Pari Passu; Subordinate Note	Appraisal Date:	3/25/2019

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
				Cut-off Date Loan / Unit:	$782,918	$1,245,552
Taxes:	$890,641	$222,660	N/A	Maturity Date Loan / Unit:	$782,918	$1,245,552
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	39.8%	63.3%
Replacement Reserve:	$0	$6,814	$250,000	Maturity Date LTV:	39.8%	63.3%
				UW NCF DSCR:	2.34x	1.47x
				UW NOI Debt Yield:	9.9%	6.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
A-Notes(1)	$220,000,000		62.9%	Payoff Existing Debt	$339,715,633	97.1%
A-B Note(1)	130,000,000		37.1	Return of Equity	7,654,907	2.2
				Closing Costs	1,738,818	0.5
				Upfront Reserve	890,641	0.3
Total Sources	$350,000,000		100.0%	Total Uses	$350,000,000	100.0%
(1)	The 10000 Santa Monica Boulevard Mortgage Loan (as defined below) is part of a whole loan, which is comprised of eight senior pari passu promissory notes with an aggregate original principal balance of $220,000,000 (the “A Notes”), and one subordinate note with an original principal balance of $130,000,000 (the “A-B Note”).

(2)	For a more detailed description, please refer to “The Borrower Sponsor” below.

(3)	Historical financials are not available as the construction of the 10000 Santa Monica Boulevard Property was completed in 2016. UW NOI is higher than the historical NOIs due to an increase in occupancy from 14.5% in January 2017 to 89.0% as of April 9, 2019 as a result of construction being completed in 2016.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 8 – 10000 Santa Monica Boulevard

The Loan. The 10000 Santa Monica Boulevard mortgage loan (the “10000 Santa Monica Boulevard Mortgage Loan”) is secured by a first lien mortgage on the 10000 Santa Monica Boulevard Borrower’s (as defined below) fee interest in a 281-unit, Class A high-rise residential tower located at 10000 Santa Monica Boulevard in Los Angeles, California (the “10000 Santa Monica Boulevard Property”). The whole loan was originated by Natixis Real Estate Capital LLC and has an outstanding principal balance as of the Cut-off Date of $350,000,000 (the “10000 Santa Monica Boulevard Whole Loan”). The 10000 Santa Monica Boulevard Whole Loan is comprised of eight senior pari passu notes and one subordinate companion A-B Note. The A-B Note is subordinate to the A Notes. The 10000 Santa Monica Boulevard Whole Loan has a 10-year term and is interest-only for the full term of the loan. Note A-2, with an outstanding principal balance as of the Cut-off Date of $35,000,000, is being contributed to the BBCMS 2019-C5 securitization trust. Note A-1 and the A-B Note, with an aggregate outstanding principal balance as of the Cut-off Date of $230,000,000, have been contributed to the NCMS 2019-10K securitization trust. Note A-3, Note A-4 and Note A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, have been contributed to the BMARK 2019-B12 securitization trust. Note A-7, with an outstanding principal balance as of the Cut-off Date of $10,000,000, has been contributed to the BBCMS 2019-C4 securitization trust. Note A-5 and Note A-8, with an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000, have been contributed to the UBS 2019-C17 securitization trust. The A-B Note is the controlling note under the related co-lender agreement and its control rights will be exercised by the directing holder of the NCMS 2019-10K securitization. After the occurrence of an A-B Note control appraisal period, the holder of the Note A-1 will be the controlling noteholder; however, the holders of Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—10000 Santa Monica Boulevard” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-1	$100,000,000	NCMS 2019-10K	Yes	No
A-2	35,000,000	BBCMS 2019-C5	No	No
A-3, A-4, A-6	50,000,000	BMARK 2019-B12	No	No
A-5, A8	25,000,000	UBS 2019-C17	No	No
A-7	10,000,000	BBCMS 2019-C4	No	No
A-B	130,000,000	NCMS 2019-10K	No	Yes
Total	$350,000,000

The Property. The 10000 Santa Monica Boulevard Property is a newly-constructed, 40-story, 281-unit multifamily tower located at 10000 Santa Monica Boulevard in Los Angeles, California. Built in 2016 by Crescent Heights and designed by Handel Architects with interior amenity spaces by Shamir Shah Design, 10000 Santa Monica Boulevard Property is an all-glass structure composed of four quadrants crowned with an angled roof, maximizing the 10000 Santa Monica Boulevard Property’s views of the Pacific Ocean, downtown Los Angeles and the Hollywood Hills and giving it a distinctive appearance in the Los Angeles skyline. The 10000 Santa Monica Boulevard Property has won numerous awards, including the Los Angeles Architectural Award of Excellence (2017) from the Los Angeles Business Council and the Los Angeles Business Journal’s 2017 Gold Award, Best Multifamily Project. According to the appraiser, 10000 Santa Monica Boulevard Property is considered overall superior to the rental comparable properties in the neighborhood. Direct competition to the 10000 Santa Monica Boulevard Property is limited in the neighborhood due to substantial increases in land values. The 10000 Santa Monica Boulevard Borrower acquired the land in 2011 for $59.0 million and subsequently developed the 10000 Santa Monica Boulevard Property, overseeing its construction, lease-up and management. The appraiser concluded a land value of $178.5 million as of March 25, 2019, reflecting a 202.5% increase. Development costs, inclusive of soft costs, were approximately $305.3 million, resulting in a total cost basis of approximately $364.3 million (approximately $1.3 million per unit).

The 10000 Santa Monica Boulevard Property features over 75,000 square feet of indoor and outdoor amenity spaces. Outdoor amenities include a private one-acre park, an outdoor heated pool with cabanas and poolside chaise lounges, an outdoor chef’s kitchen with large Viking grills, a fire pit, a lighted tennis court, an outdoor theatre, and a 2,000 square foot dog run. Indoor amenities include a resident lounge with full-service bar, an indoor 75-foot salt-water lap pool with towel service and pool runners, exercise rooms with industry-leading personal trainers, spa treatment facilities, a rooftop terrace (for penthouse suites only), two fully-equipped conference rooms, and a private screening room. Culture and entertainment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 8 – 10000 Santa Monica Boulevard

amenities include a curated art collection on all amenity floors, including a commissioned art installation in the main lobby by Jacob Hashimoto, works by noted Los Angeles photographer Jeffrey Milstein and a collection of post-modern and contemporary works by Aaron Wexler, Adam Katseff and Suzan Etkins. The 10000 Santa Monica Boulevard Property includes a resident lounge inspired by the former Jimmy’s restaurant, with a full-service bar, separate private dining room and catering kitchen, a private screening room featuring sophisticated projection equipment, a four-screen video wall, a game room with gaming console and Ultra HD television with Apple TV, and a kid’s studio.

The 10000 Santa Monica Boulevard Property features personalized services provided by professionally trained house staff. Technology services include CHARLEY, a robot butler available to deliver mini-bar items directly to each residence, and a proprietary mobile phone application for various functionalities, such as guest access, package notifications, community updates, rent payment, maintenance requests and amenity and service reservations. The house staff includes a 24-hour white glove doorman, a concierge, a valet service, an on-call personal chauffer, personal attendants, a porter and a butler. In-house services include complimentary daily continental breakfast and cafe with full beverage menu in the lounge, a collection of luxury house cars to chauffeur residents to local destinations upon request, on-site Botox treatments, a laundry and dry cleaning service, private wait staff, personal shopping, housekeeping, a childcare service, car wash services, interior design consultants and a package delivery service.

The 10000 Santa Monica Boulevard Property received LEED Gold certification from the U.S. Green Building Council, the neighborhood’s first multifamily high-rise to achieve this certification. The 10000 Santa Monica Boulevard Property was made of materials with a combined recycled content of over 20%. Its irrigation system, rain harvesting tanks and native flora allow the 10000 Santa Monica Boulevard Property to use 50% less water than comparable buildings.

The following table presents detailed information with respect to the unit mix of the 10000 Santa Monica Boulevard Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent
1 Bedroom / 1.5 Bath	6	2.1%	6	100.0%	1,126	$9,000
2 Bedroom / 2.5 Bath(2)	241	85.8%	217	90.0%	1,599	$11,514
2 Bedroom / 2.5 Bath (Penthouse Level)	17	6.0%	15	88.2%	2,090	$24,309
3 Bedroom / 3.5 Bath	5	1.8%	2	40.0%	1,982	$21,000
3 Bedroom / 2.5 Bath (Penthouse Level)	8	2.8%	7	87.5%	2,072	$24,676
4 Bedroom / 4.5 Bath	2	0.7%	2	100.0%	3,227	$31,750
Penthouse (Furnished)	2	0.7%	1	50.0%	3,755	$57,750
Collateral Total	281	100.0%	250	89.0%	1,666	$13,013

(1)	Based on the underwritten rent roll dated April 9, 2019.

(2)	Four of the 2 Bedroom / 2.5 Bath units are non-revenue units, including two model units and two guest suites. The non-revenue units are underwritten as vacant.

Environmental. According to the Phase I environmental assessment dated March 27, 2019, there is no evidence of any recognized or historical recognized environmental conditions at the 10000 Santa Monica Boulevard Property.

The Market. The 10000 Santa Monica Boulevard Property is located at the intersection of the Beverly Hills and Century City neighborhoods of Los Angeles, on the corner of Santa Monica Boulevard and Moreno Drive. Santa Monica Boulevard is one of the most trafficked east-west arterials through Los Angeles. Nearby land is predominantly used for major high-rise office buildings, with law firms, talent agencies and financial institutions making up the bulk of the tenancy. The 10000 Santa Monica Boulevard Property is within walking distance of some of the city’s major employers, including O’Melveny & Myers LLP, Creative Artists Agency, Morgan Stanley & Co. LLC, Sidley Austin LLP, Wells Fargo Advisors, McKinsey & Company, Bain & Company, Inc., UBS Investment Bank, Bloomberg and Natixis. With the presence of Cedars-Sinai Medical Center, the medical field, especially cosmetic surgery, is an important local employer and user of office space. The 10000 Santa Monica Boulevard Property is also in close proximity to many retail (including Rodeo Drive and Westfield Century City Mall), restaurant and entertainment options, including the Los Angeles Country Club, located across the street from the 10000 Santa Monica Boulevard Property. According to a third-party market research report, the 2019 estimated population within a one-, three-, and five-mile radius of the 10000 Santa Monica Boulevard Property is 24,127, 272,011 and 672,154, respectively, and is expected to grow 0.6%, 0.5%, and 0.5% annually over the next five years. Based on a third-party research report, the City of Los Angeles ranks seventh in the world on a list of cities with the most millionaires. The current average household income within a one-, three-, and five-mile radius of the Property is $188,587, $137,993 and $129,858,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 8 – 10000 Santa Monica Boulevard

respectively, which are above the Los Angeles County average of $101,101, and the national average of $84,609. The 2019 estimated median owner-occupied housing values within a one-, three-, and five-mile radius of the Property are $1,942,638, $1,307,704 and $1,211,495, respectively. According to a third-party market research report, the Los Angeles metropolitan statistical area has one of the highest rates of renter households of any U.S. metropolitan area, with approximately half of all households renting their homes. The 10000 Santa Monica Boulevard Property is located in the Beverly Hills/Century City/UCLA multifamily submarket, which has a current vacancy rate of 3.7% and has historically ranged from 3.7% to 5.5% vacancy since 2007, with an average of 4.8%.

Submarket Statistics(1)
Time	Inventory	Absorption	Vacancy	Market Rent	Effective Rent	Deliveries	Under Construction
2007	36,130	-249	4.4%	$2,590	$2,577	6	690
2008	36,578	278	4.8%	$2,636	$2,619	552	280
2009	36,675	-156	5.5%	$2,388	$2,374	97	209
2010	36,800	237	5.2%	$2,364	$2,347	137	244
2011	36,852	177	4.9%	$2,390	$2,376	160	162
2012	36,848	-212	5.4%	$2,442	$2,430	84	172
2013	36,874	72	5.4%	$2,507	$2,489	78	208
2014	37,029	311	5.0%	$2,574	$2,561	172	479
2015	37,108	148	4.8%	$2,697	$2,676	164	664
2016	37,484	182	5.2%	$2,791	$2,750	436	531
2017	37,626	560	4.1%	$2,883	$2,855	228	1,338
2018	37,802	315	3.7%	$2,932	$2,914	222	1,688
2019 Projection	38,063	75	4.2%	$3,000	$2,981	281	N/A
(1)	Source: Third-party market research report.

Operating History and Underwritten Net Cash Flow
	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$44,835,286	$44,090,052	$44,185,296	$39,038,268	$138,926	81.0%
Vacant Income	0	0	0	5,520,000	19,644	11.5
Gross Potential Rent	$44,835,286	$44,090,052	$44,185,296	$44,558,268	$158,570	92.4%
Total Reimbursements	105,520	327,409	318,331	318,331	1,133	0.7
Other Income	1,312,248	3,245,302	3,325,807	3,325,807	11,836	6.9
Total Gross Potential Income	$46,253,054	$47,662,763	$47,829,434	$48,202,406	$171,539	100.0%
(Vacancy/Credit Loss)	(28,006,280)	(8,284,550)	(7,622,593)	(6,333,314)	(22,538)	(13.1)
Effective Gross Income	$18,246,774	$39,378,213	$40,206,841	$41,869,092	$149,000	86.9%

Total Expenses	$15,684,622	$19,905,778	$19,998,236	$20,152,705	$71,718	48.1%

Net Operating Income(3)	$2,562,152	$19,472,435	$20,208,605	$21,716,388	$77,283	51.9%

Total TI/LC, Capex/RR	0	0	0	56,200	200	0.1

Net Cash Flow	$2,562,152	$19,472,435	$20,208,605	$21,660,188	$77,083	51.7%
(1)	TTM reflects the trailing 12 month period ending January 31, 2019.

(2)	% column represents percent of Total Gross Potential Income for all revenue lines and vacancy and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Net Operating Income is higher than the historical Net Operating Incomes due to an increase in occupancy from 14.5% in January 2017 to 89.0% as of April 9, 2019 as a result of construction being completed in 2016.

The Borrower. The borrower for the 10000 Santa Monica Boulevard Whole Loan is SM 10000 Property, LLC (the “10000 Santa Monica Boulevard Borrower”), a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the 10000 Santa Monica Boulevard Borrower delivered a non-consolidation opinion in connection with the origination of the 10000 Santa Monica Boulevard Whole Loan. The guarantors of the 10000 Santa Monica

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – 10000 Santa Monica Boulevard

Boulevard Whole Loan are Sonny Kahn, solely in his capacity as trustee of the SK Business Trust, Russell Galbut, solely in his capacity as trustee of the RF Business Trust and Bruce A. Menin, solely in his capacity as trustee of the Menin 1998 Business Trust (each a “10000 Santa Monica Boulevard Guarantor” and, collectively, the “10000 Santa Monica Boulevard Guarantors”). Any liability of the 10000 Santa Monica Boulevard Guarantors will be satisfied solely out of the assets of the business trusts and the lender will have no recourse to any assets personally owned by the individual trustees. However, as the 10000 Santa Monica Boulevard Guarantors are revocable trusts, upon the revocation of any trust, the related individual trustee, under certain circumstances, will have personal liability for the guaranty of the 10000 Santa Monica Boulevard Whole Loan (not to exceed the sum of the assets of the trust estate received by such individual trustee plus any assets to which such individual trustee would have been entitled but for such revocation), and the guaranty will be enforceable against the individual trustee.

Crescent Heights’ notable multifamily projects include: NEMA San Francisco, which secures a loan that is also an asset of the BBCMS 2019-C5 securitization trust; the Hanley, New York (a 20-story building situated in the Upper East Side submarket of Manhattan); NEMA Chicago (a 76-story building located directly across the street from historic Grant Park) and NEMA Boston (a 21-story building located within Boston’s Seaport neighborhood). Crescent Heights’ other California projects include: Jasper, a 320-unit Class A rental in Rincon Hill (1.8 miles northeast; received “Best New Development Award” by the San Francisco Apartment Association in 2015); 524 Howard (currently under construction; 1.7 miles northeast; 350 units); 325 Fremont (1.8 miles northeast; 118 units); Metropolitan (1.8 miles northeast; 342 condo residences) and 10 South Van Ness (proposed; 0.2 miles southwest; 984 rental units).

Crescent Heights has been recognized with numerous industry awards, including National Association of Home Builder’s Freddie Mac Multifamily Firm of the Year award (2006), Best Multifamily Project of the Year (2017) from the Los Angeles Business Journal, Best of the City (2017) from Angeleno Magazine, Build America Award (2015) from AGC of America, and Best Real Estate Deal of the Year (2014) from the San Francisco Business Times, among others.

The Borrower Sponsor. The borrower sponsor is Crescent Heights. The individual trustees of the business trusts (the “10000 Santa Monica Boulevard Guarantors”) are the three founders and managing principals of Crescent Heights, Bruce A. Menin, Russell W. Galbut, and Sonny Kahn (in their individual capacities, collectively, the “Individual Trustees”), who collectively have over 90 years of industry experience. As of September 30, 2018, the 10000 Santa Monica Boulevard Guarantors reported a collective net worth and liquidity of approximately $803.5 million and $94.7 million, respectively. Generally, any liability of the 10000 Santa Monica Boulevard Guarantors will be satisfied solely out of the assets of the business trusts and the lender will have no recourse to any assets personally owned by the Individual Trustees. However, as the 10000 Santa Monica Boulevard Guarantors are revocable trusts, upon the revocation of any trust, the related Individual Trustee, under certain circumstances, will have personal liability for the guaranty of the 10000 Santa Monica Boulevard Whole Loan (not to exceed the sum of the assets of the trust estate received by such Individual Trustee plus any assets to which such Individual Trustee would have been entitled but for such revocation), and the guaranty of the 10000 Santa Monica Boulevard Whole Loan will be enforceable against such Individual Trustee. The 10000 Santa Monica Boulevard Guarantors have approximately $73.2 million of contingent liabilities in various investments, including the bad boy carve-outs on the current debt outstanding on the 10000 Santa Monica Boulevard Property.

Property Management. The 10000 Santa Monica Boulevard Property is managed by CH Management Services, LLC (the “10000 Santa Monica Boulevard Manager”), a borrower sponsor-affiliated management company. The management agreement between the 10000 Santa Monica Boulevard Borrower and 10000 Santa Monica Boulevard Manager, dated January 16, 2019, specifies a management fee of 3.0% of gross revenues from the 10000 Santa Monica Boulevard Property. The management agreement continues until terminated, with no less than ten days prior notice by either the 10000 Santa Monica Boulevard Borrower or 10000 Santa Monica Boulevard Manager in its sole and absolute discretion. The parking garage is also managed by a borrower sponsor-affiliate, CH Parking, LLC, who, per the parking management agreement, receives a management fee of $2,500 per month.

Club Lease. The amenity space at the 10000 Santa Monica Boulevard Property is operated by an affiliate of the 10000 Santa Monica Boulevard Borrower, pursuant to a lease between the 10000 Santa Monica Boulevard Borrower and such affiliate (the “Club Lease”). The initial term of the Club Lease expires on December 31, 2019, and automatically renews on a year-to-year basis unless either party elects not to renew. The operating lessee holds the liquor license for the 10000 Santa Monica Boulevard Property. The 10000 Santa Monica Boulevard Borrower has assigned its rights under the Club Lease to the lender, and the operating lessee has subordinated its rights arising from the Club Lease to the lender’s security

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 8 – 10000 Santa Monica Boulevard

interest under the loan documents. Upon foreclosure, the lender can terminate the Club Lease and the operating lessee has agreed to attorn to the lender (or other purchaser in foreclosure). In addition, there is a cooperation agreement between the 10000 Santa Monica Boulevard Borrower, the operating lessee and the lender by which the liquor license can be more easily transferred to the lender. The amenity space currently operates at a loss exceeding $100,000 per month.

Escrows and Reserves. At origination, the 10000 Santa Monica Boulevard Borrower deposited $890,641 for real estate taxes.

Tax Escrow – On a monthly basis, the 10000 Santa Monica Boulevard Borrower is required to escrow 1/12th of the annual estimated tax payments (currently equal to $222,660).

Insurance Escrow – The monthly insurance escrow requirement is waived currently and for so long as no event of default is continuing and the 10000 Santa Monica Boulevard Borrower has provided evidence satisfactory to lender that any insurance required under the loan documents is effected under a blanket policy acceptable to lender. If no blanket insurance policy is in place, the 10000 Santa Monica Boulevard Borrower will be required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis, the 10000 Santa Monica Boulevard Borrower is required to escrow $6,814 for replacement reserves, subject to a cap of $250,000 and a floor of $81,711.

Lockbox / Cash Management. The 10000 Santa Monica Boulevard Whole Loan is structured with a soft lockbox and in place cash management. On each business day, all funds on deposit in the lockbox account will be transferred to the cash management account in immediately available funds by federal wire transfer.

A “Santa Monica Cash Sweep Period” will (i) commence upon the occurrence of (a) an event of default, (b) any bankruptcy action of the 10000 Santa Monica Boulevard Borrower or the 10000 Santa Monica Boulevard Manager; (c) a Santa Monica Debt Yield Trigger Event (as defined below), (d) a Santa Monica Club Revenues Trigger Event (as defined below), or (e) a Santa Monica Short-Term Lease Excess Event (as defined below); and (ii) end upon (a) such event of default no longer continuing, (b) with respect to a bankruptcy action of the 10000 Santa Monica Boulevard Manager, such bankruptcy action is involuntary and is discharged or dismissed, or if the 10000 Santa Monica Boulevard Borrower replaces the 10000 Santa Monica Boulevard Manager with a qualified manager, (c) if a Santa Monica Cash Sweep Period is caused solely by the occurrence of a Santa Monica Debt Yield Trigger Event, the achievement of a debt yield of at least 5.75% for two consecutive calendar quarters based on the trailing 12-month period immediately preceding the date on which the debt yield is calculated, (d) if a Santa Monica Cash Sweep Period is caused solely by the occurrence of a Santa Monica Club Revenues Trigger Event, the achievement of a club revenues debt yield of 5.30% or higher for two consecutive calendar quarters based upon the trailing 12-month period immediately preceding the date on which the club revenues debt yield is calculated, or (e) if a Santa Monica Cash Sweep Period is caused solely by the occurrence of a Santa Monica Short Term Lease Excess Event, the aggregate of annualized actual in-place rents under short-term leases and month-to-month leases being less than 22% of the aggregate annualized actual in-place rents from the 10000 Santa Monica Boulevard Property as of the first day of each of two consecutive calendar quarters.

A “Santa Monica Debt Yield Trigger Event” means a debt yield of less than the 5.75% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12-month period immediately preceding such date of determination, as determined by lender in its sole but good faith discretion.

A “Santa Monica Club Revenues Trigger Event” means a club revenues debt yield (recalculated on a pro-forma basis by adding to the numerator an amount equal to the positive or negative club net operating income during the trailing 12-month period) of less than 5.30% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12-month period immediately preceding such date of determination, as determined by lender in its sole but good faith discretion.

A “Santa Monica Short-Term Lease Excess Event” means the occurrence of each of the following: (1) the aggregate of annualized actual in place rents under short-term leases (i.e., leases with an initial term of less than six months) and month-to-month leases (i.e., leases with an initial term of greater than six months that have expired, with the tenant remaining in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 8 – 10000 Santa Monica Boulevard

occupancy on a month-to-month basis) exceeds 22% of the aggregate annualized actual in place rents from the 10000 Santa Monica Boulevard Property as of the first day of any calendar quarter, (2) the 10000 Santa Monica Boulevard Borrower enters into at least one short-term lease on or after such first day of such calendar quarter, and (3) the aggregate of annualized actual in place rents under short-term leases and month-to-month leases again exceeds 22% of the aggregate annualized actual in place rents from the 10000 Santa Monica Boulevard Property as of the first day of the next succeeding calendar quarter.

Subordinate and Mezzanine Debt. In addition to the A Notes, the 10000 Santa Monica Boulevard Property is also security for the A-B Note, with a Cut-off Date balance of $130,000,000. The A-B Note accrues interest at a rate of 4.15000% and is entitled to payments of interest on a subordinate basis to the A Notes. For more information, see “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—10000 Santa Monica Boulevard” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 9 – 765 Broad Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 9 – 765 Broad Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 9 – 765 Broad Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,850,000	Title:	Fee
Cut-off Date Principal Balance:	$33,850,000	Property Type – Subtype:	Office – CBD
% of IPB:	3.4%	Net Rentable Area (SF):	209,671
Loan Purpose:	Refinance	Location:	Newark, NJ
Borrower:	NJ Urban Realty Partners LLC	Year Built / Renovated:	1950 / 2017-2019
Borrower Sponsors:	Jorge Madruga, Francesca Madruga, Amnon Shalhov, Rina Chaya-Shalhov, Eli Weiss, Justin DiMare	Occupancy:	100.0%
Interest Rate:	4.72000%	Occupancy Date:	2/26/2019
Note Date:	5/14/2019	4th Most Recent NOI(1):	NAV
Maturity Date:	6/5/2024	3rd Most Recent NOI(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI(1):	NAV
Original Term:	60 months	Most Recent NOI(2):	$111,702 (TTM 2/28/2019)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,471,039
Call Protection:	L(29),Def(26),O(5)	UW Expenses:	$1,380,565
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$3,090,474
Additional Debt:	No	UW NCF:	$3,041,478
Additional Debt Balance:	N/A	Appraised Value / PSF(3):	$51,900,000 / $248
Additional Debt Type:	N/A	Appraisal Date(3):	1/1/2020

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$161
				Maturity Date Loan / SF:	$161
Taxes:	$56,954	$28,477	N/A	Cut-off Date LTV(3):	65.2%
Insurance:	$55,504	$4,270	N/A	Maturity Date LTV(3):	65.2%
Replacement Reserve:	$0	$4,083	$97,991	UW NCF DSCR:	1.88x
TI/LC Reserve:	$4,852,814	$0	N/A	UW NOI Debt Yield:	9.1%
Other Reserves:	$5,594,370	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,850,000		100.0%	Payoff Existing Debt	$13,578,684	40.1%
				Upfront Reserves(4)	10,559,643	31.2
				Return of Equity	7,041,603	20.8
				Closing Costs	2,670,071	7.9
Total Sources	$33,850,000		100.0%	Total Uses	$33,850,000	100.0%

(1)	The 765 Broad Street Borrower Sponsors (as defined below) renovated the 765 Broad Street Property (as defined below) from 2017 through 2019. As a result, historical NOIs are not applicable. For additional information, see “The Property” below.

(2)	The increase in UW NOI from Most Recent NOI is primarily attributable to the renovations from 2017 through 2019 and Newark Public School (“NPS”) executing a lease of the expansion space in December 2018 for the fourth, fifth and seventh floors and exercising its right of first offer with respect to its leased space on the sixth floor. NPS is expected to take occupancy of the expansion spaces in November 2019 for fourth, fifth and seventh floors and December 2019 for the sixth floor, upon completion of current tenant improvement projects, which are mainly at NPS’ direction and at NPS’ expense.

(3)	The appraised value used is a “Prospective Market Value Upon Stabilization,” which assumes that NPS takes occupancy of the fourth, fifth and seventh floors and exercises its first offer rental right with respect to the sixth floor no later than January 1, 2020. As of February 26, 2019, the 765 Broad Street Property was 100.0% leased (which includes approximately 101,412 square feet that were not yet occupied). At origination, the 765 Broad Street Borrower (as defined below) deposited (i) $271,519 into an NPS free rent reserve for free rent due under all of the NPS leases at the 765 Broad Street Property through year 2021; (ii) $226,868 into an NPS parking credit reserve for parking credits (rent offsets) owed to NPS under its leases through 2021; (iii) $332,612 into an NPS gap rent reserve for the debt service shortfall between origination through the expected outside date for NPS to take occupancy of its space and (iv) $4,852,814 into a rollover reserve for outstanding tenant improvements and leasing commissions. In addition, at origination, the 765 Broad Street Borrower deposited $4,763,371 into a reserve account for the NPS lease commencement applying to the sixth floor space. Upon receipt of the signed lease for the sixth floor space on June 19, 2019, the $4,763,371 was released in full to the 765 Broad Street Borrower. See

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 9 – 765 Broad Street

“Escrows and Reserves” below. The Cut-off Date LTV and Maturity Date LTV are based on the “Prospective Market Value Upon Stabilization.” The Cut-off Date LTV and Maturity Date LTV based on the “as is” value of $46.1 million are 73.4% and 73.4%, respectively.

(4)	At origination, the 765 Broad Street Borrower deposited $4,763,371 into a reserve account for the NPS lease commencement applying to the sixth floor space. Upon receipt of the signed lease for the sixth floor space on June 19, 2019, the $4,763,371 was released in full to the 765 Broad Street Borrower. For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The mortgage loan (the “765 Broad Street Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $33,850,000 and is secured by a first mortgage encumbering the 765 Broad Street Borrower’s fee interest in the 765 Broad Street building, a seven-story office building totaling 209,671 square feet, located at 765 Broad Street in Newark, New Jersey (the “765 Broad Street Property”). The 765 Broad Street Mortgage Loan had an initial term of 60 months, has a remaining term of 55 months as of the Cut-off Date and requires monthly payments of interest only for the term of the 765 Broad Street Mortgage Loan.

The Property. The 765 Broad Street Property is a seven-story office building that contains 209,671 square feet of rentable area situated on an approximately 0.6-acre site at the corner of Broad Street and Bank Street in downtown Newark, New Jersey. The improvements were built in 1950 and were most recently renovated from 2017 through 2019. The 765 Broad Street Property originally served as a sister building to Prudential’s world headquarters and features approximately 30,000 square feet floor plates.

The 765 Broad Street Property has a main lobby on Bank Street and another entrance on Broad Street, which is the primary entrance for Wells Fargo, the retail tenant at the 765 Broad Street Property. The Bank Street lobby entrance serves as access for NPS. The 765 Broad Street Borrower acquired the 765 Broad Street Property in May 2016 for approximately $10.4 million ($49 per square foot). At the time of its acquisition, the 765 Broad Street Property was approximately 5.3% occupied by Wells Fargo with the remaining space vacant. The 765 Broad Street Borrower Sponsors (as defined below) invested approximately $13.2 million (approximately $63 per square foot) in capital expenditures into the 765 Broad Street Property and leased up the remainder of the 765 Broad Street Property to NPS. In addition, the 765 Broad Street Borrower Sponsors invested approximately $5.8 million in TI/LC and other costs relative to the NPS Expansion Space (as defined below).

The 765 Broad Street Property is currently 51.6% physically occupied and 100.0% leased by two tenants. NPS is expected to take occupancy of the expansion spaces in November 2019 for fourth, fifth and seventh floors and December 2019 for the sixth floor, upon completion of current tenant improvement projects, which are mainly at NPS’ direction and at NPS’ expense. NPS leases 198,513 square feet (94.7% of NRA) on the first through seventh floors and basement on a long-term lease through 2033. The second largest tenant is Wells Fargo, occupying the remaining 11,158 square feet (5.3% of NRA) on the first floor and a small portion of the basement. In addition, there are two antenna leases at the 765 Broad Street Property with Verizon and T-Mobile.

The largest tenant, NPS, is one of the oldest school systems in New Jersey with its origin dating back to 1676. The district operates 66 traditional public schools serving Pre-K through 12th grade and had total enrollment of 35,329 as of August 2016. The new central office of NPS at the 765 Broad Street Property is expected to house approximately 350 employees. A street-level center at the 765 Broad Street Property is dedicated to family support and community engagement, and a science laboratory and technology center that are located in the lower level. The science lab is operated in partnership with nonprofit organization Students 2 Science and serves as a resource for NPS’s science education programs. As of June 2018, NPS reported total assets of approximately $963.0 million and cash and cash equivalents of approximately $89.4 million. The Newark Board of Education receives its funding through its total general fund revenue, which includes a budget of $1,015,500 for the 2019-2020 fiscal year. The Newark Board of Education receives approximately 79.0% of its general fund from the State of New Jersey Department of Education (Moody’s/S&P/Fitch: A3/A-/A) and approximately 13.2% from a local tax levy.

NPS originally occupied 97,101 square feet at the 765 Broad Street Property in the basement and 1st through 3rd floors (the “NPS Original Space”) pursuant to a lease that commenced in December 2017 and expires on December 14, 2033. NPS later expanded its space at the 765 Broad Street Property twice and moved its headquarters to the 765 Broad Street Property, leasing 101,412 additional square feet on the fourth through seventh floors(the “NPS Expansion Space”). NPS is expected to ultimately occupy 198,513 square feet and to take occupancy of the expansion spaces in November 2019 for fourth, fifth and seventh floors and December 2019 for the sixth floor. The lease term on the NPS Expansion Space has the same expiration date with the original lease. NPS’ total weighted average base rent is $18.80 per square foot. At origination, NPS had approximately $407,830 of free rent remaining in connection with the NPS Expansion Space through

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 765 Broad Street

year 2023. At origination, the lender escrowed $271,519, representing the free rent amount owed to NPS through year 2021. There is no on-site parking provided at the 765 Broad Street Property. In lieu of parking spaces, the NPS lease requires the 765 Broad Street Borrower to provide NPS with a monthly parking credit against base rent throughout the lease term. At origination, the remaining parking credit was approximately $1.5 million, with $226,868 escrowed, representing the amount owed to NPS through year 2021. Upon expiration of its lease, NPS has two five-year renewal options at a rate equal to 95% of the fair market rent, prevailing six months prior to commencement of such renewal term. Excluding the basement, NPS’ current rent on the office portion of its space is $19.68 per square foot. The appraiser concluded a market rent of $22.00 per square foot for this space, indicating in-place rent is 10.5% below market. NPS reimburses expenses over a base year with the exception of non-common area utilities, which are reimbursed pro rata.

NPS has a right of first offer to lease any available space at the 765 Broad Street Property as it becomes available for lease. NPS also has a right of first offer to purchase the 765 Broad Street Property if the landlord decides to sell the 765 Broad Street Property at any time during NPS’ lease term, provided that NPS is in compliance with the terms of its lease. The right of first offer will not apply in case of foreclosure or deed-in-lieu of foreclosure. In addition, NPS has two options to purchase the 765 Broad Street Property at fair market value within 60 days after December 2022 and December 2029. The 765 Broad Street Mortgage Loan will be full recourse for any deficiency and a cash sweep will trigger upon receipt of NPS’ notice of its intent to exercise the purchase option (required notice period is 12 months for each purchase option).

The second largest tenant is Wells Fargo, occupying the remaining 11,158 square feet (5.3% of NRA) on the first floor and a small portion of the basement. Wells Fargo has been in occupancy at the 765 Broad Street Property since 2000. Founded in 1852, Wells Fargo is an American multinational financial services company headquartered in San Francisco. As of second quarter 2019, the bank had $1.9 trillion in assets, 7,600 locations, more than 13,000 ATMs and has offices in 32 countries and territories. Wells Fargo’s original lease at the 765 Broad Street Property commenced June 28, 2000, and the tenant has since renewed twice. The latest renewal option commenced October 29, 2010 and the lease will expire on October 31, 2020. Wells Fargo’s rent is currently $368,451 annually or $30,704 monthly. Wells Fargo reimburses the 765 Broad Street Borrower for all of its utilities and reimburses CAM and real estate taxes over a base year. Upon lease expiration, Wells Fargo has two five-year renewal options. According to the 765 Broad Street Borrower, Wells Fargo is currently in early negotiations with the 765 Broad Street Borrower to renew its lease. The appraiser concluded to a market rent of $40.00 per square foot for this space. Based on Wells Fargo’s current rent of $33.02, the current rent is 17.5% below market.

Tenant Summary(1)
Tenant	Credit Rating (Fitch/MIS/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Newark Public School(3)(4)	NR / NR / NR(5)	198,513	94.7%	$18.80	91.0%	12/14/2033
Wells Fargo	A+ / A2 / A-	11,158	5.3%	$33.02	9.0%	10/31/2020
Total Occupied Tenants		209,671	100.0%	$19.56	100.0%
Vacant		0	0.0%
Total		209,671	100.0%

(1)	Based on the underwritten rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	NPS leases 198,513 square feet office space and recently moved its headquarters to the 765 Broad Street Property.

(4)	NPS has free rent in connection with the expansion space totaling $407,830. At origination, $271,519 was escrowed, representing the amount owed to NPS through year 2021. NPS has two options to purchase the 765 Broad Street Property at fair market value; the first is within 60 days of December 2022 and the second is within 60 days of December 2029. The 765 Broad Street Mortgage Loan will be full recourse for any deficiency. In addition, a cash flow sweep will commence upon receipt of NPS’ notice to exercise either option (which notice is required 12 months prior to each purchase option date).

(5)	As of June 2018, NPS reported total assets of approximately $963.0 million and cash and cash equivalents of approximately $89.4 million. The Newark Board of Education receives its funding through its total general fund revenue, which includes a budget of $1,015,500 for the 2019-2020 fiscal year. The Newark Board of Education receives approximately 79.0% of its general fund from the State of New Jersey Department of Education (Moody’s/S&P/Fitch: A3/A-/A) and approximately 13.2% from a local tax levy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 765 Broad Street

		Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % Of NRA Expiring	Comulative Base Rent Expiring	Comulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2019	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	1	11,158	5.3	368,451	9.0	11,158	5.3%	$368,451	9.0%
2021	0	0	0.0	0	0.0	11,158	5.3%	$368,451	9.0%
2022	0	0	0.0	0	0.0	11,158	5.3%	$368,451	9.0%
2023	0	0	0.0	0	0.0	11,158	5.3%	$368,451	9.0%
2024	0	0	0.0	0	0.0	11,158	5.3%	$368,451	9.0%
2025	0	0	0.0	0	0.0	11,158	5.3%	$368,451	9.0%
2026	0	0	0.0	0	0.0	11,158	5.3%	$368,451	9.0%
2027	0	0	0.0	0	0.0	11,158	5.3%	$368,451	9.0%
2028	0	0	0.0	0	0.0	11,158	5.3%	$368,451	9.0%
2029	0	0	0.0	0	0.0	11,158	5.3%	$368,451	9.0%
2030 & Beyond	1	198,513	94.7	3,732,002	91.0	209,671	100.0%	$4,100,452	100.0%
Total	2	209,671	100.0%	$4,100,452	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Environmental. Based on a Phase I environmental report dated February 21, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 765 Broad Street Property.

Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
NAP	51.6%	51.6%	100.0%
(1)	Historical occupancy is provided by the 765 Broad Street Borrower Sponsors and is as of December 31 of each respective year. The 765 Broad Street Borrower Sponsors renovated the 765 Broad Street Property from 2017 through 2019 and subsequently leased the remaining vacant space to NPS. As a result, the historical occupancies have been increased accordingly.

(2)	Current Occupancy is as of February 26, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 765 Broad Street

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	PSF	%(3)
Total Base Rent	$1,038,931	$4,100,451	$19.56	87.1%
Free Rent Adjustment(4)	(22,086)	0	0.00	0.0
CAM Reimbursements	306,294	542,906	2.59	11.5
Other Income	12,242	63,000	0.30	1.3
Gross Potential Income	$1,335,381	$4,706,357	22.45	100.0%
Vacancy	0	(235,318)	(1.12)	(5.0)
Effective Gross Income	$1,335,381	$4,471,039	$21.32	95.0%
Total Expenses	$1,223,679	$1,380,565	$6.58	30.9%
Net Operating Income(5)	$111,702	$3,090,474	$14.74	69.1%
Total TI/LC, Capex/RR	0	48,996	0.23	1.1
Net Cash Flow	$111,702	$3,041,478	$14.51	68.0%
(1)	The 765 Broad Street Borrower Sponsors renovated the 765 Broad Street Property from 2017 through 2019. As a result, historical cash flows are not applicable.

(2)	TTM represents the training 12-month period ending February 28, 2019.

(3)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Upcoming NPS free rent and the NPS parking credit are combined in the Free Rent Adjustment which is not underwritten as it was reserved at origination. $271,519 was escrowed, representing the free rent amount owed to NPS through 2021. In addition, there is no on-site parking provided at the 765 Broad Street Property. In lieu of the parking spaces, the NPS lease requires the 765 Broad Street Borrower provide NPS with a monthly parking credit against base rent throughout the lease term. At origination, the remaining parking credit totaled approximately $1.5 million with $226,868 escrowed, representing the parking credit amount owed to NPS through year 2021.

(5)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily attributable to the renovations from 2017 through 2019 and NPS executing a lease of the expansion space in December 2018 for the fourth, fifth and seventh floors and exercising its right of first offer with respect to its leased space on the sixth floor. NPS is expected to take occupancy of the expansion spaces in November 2019 for fourth, fifth and seventh floors and December 2019 for the sixth floor, upon completion of current tenant improvement projects, which are mainly at NPS’ direction and at NPS’ expense.

The Market. The 765 Broad Street Property is located in downtown Newark at the intersection of Market Street and Bank Street. Neighboring uses surrounding the 765 Broad Street Property include a mix of mid-to-high rise office buildings with ground floor retail, municipal garages, multifamily apartment buildings, and mixed-use buildings. The 765 Broad Street Property is located one block north of the Broad and Market Street intersection, also known as Four Corners, which is the heart of the downtown district. The 765 Broad Street Property is located two blocks north of Prudential Center, which is home to the New Jersey Devils of the NHL and Seton Hall’s basketball team, as well as host to many concerts and other live entertainment. The New Jersey Performing Arts Center (“NJPAC”) is located 0.4 mile northeast of the 765 Broad Street Property. Since opening in 1997, the NJPAC has attracted some major performers and hosted U.S. presidents and the Dalai Lama. Located 0.5 mile east is Newark Penn Station, serving the Newark Light Rail, New Jersey Transit, Amtrak, Conrail, PATH and the Newark City Subway system. New Jersey Transit is the third largest transportation provider in the country. Newark Penn Station is 12.1 miles southeast of New York Penn Station, affording access to Manhattan and other parts of New York.

According to a third-party market research report, the 765 Broad Street Property is located in the Newark/Urban Essex office submarket. Total inventory for the submarket as of fourth quarter 2018 was comprised of 1,074 buildings totaling approximately 29.7 million square feet. The quoted rental rate as of fourth quarter 2018 was $28.31 per square foot, which represents a 0.3% increase compared to the fourth quarter 2017 quoted rate of $28.22 per square foot. In addition, the Newark/Urban Essex office market fourth quarter 2018 vacancy rate was 12.5%, representing a decrease of 1.4% compared to the fourth quarter 2017 vacancy rate of 13.9%. The net absorption for the trailing four quarters as of the fourth quarter 2018 was 421,696. The submarket did not experience any deliveries over the past four quarters but had 5 buildings totaling 530,032 square feet under construction as of fourth quarter 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 765 Broad Street

The following table presents certain information relating to comparable buildings for the 765 Broad Street Property office leases:

Comparable Office Leases(1)
Property	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Base Rent PSF
765 Broad Street Property	NPS(2)	Various(2)	198,513(2)	14.6(2)	$18.80(2)
570 Broad Street	New Jersey Insurance Underwriting Association	Jul-18	7,457	7.3	$23.00
Federal Trust Building	Public Partnerships, LLC	Mar-18	6,600	6.3	$21.00
494 Broad Street	Service Employees International Union	Feb-19	14,450	14.0	$24.50
One Gateway Center	Gibbons PC	Sep-17	112,000	13.2	$29.00
First Union Bank Building	FoodWorks	Jun-17	10,255	5.0	$25.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 26, 2019 for the 765 Broad Street Property. Lease Term (years) reflects approximate lease remaining term at origination.

The following table presents certain information relating to comparable buildings for the 765 Broad Street Property retail leases:

Comparable Retail Leases(1)
Property	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Base Rent PSF
765 Broad Street Property	Wells Fargo(2)	Oct-10(2)	11,158(2)	1.5(2)	$33.02(2)
609 Broad Street	City National Bank	Jun-18	2,000	8.0	$55.00
869 Broad Street	7-Eleven	Mar-18	3,000	5.0	$40.00
799-805 Broad Street	Ashley Stewart	Jan-18	4,300	5.0	$61.98
150 Halsey Street	Mama’s Pizza	Jan-17	1,500	6.0	$37.82
150 Halsey Street	Turkish Pita	Mar-17	926	6.0	$39.47

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 26, 2019 for the 765 Broad Street Property. Lease Term (years) reflects approximate lease remaining term at origination.

The Borrower. The borrower is NJ Urban Realty Partners LLC, a New York limited liability company (the “765 Broad Street Borrower”). The 765 Broad Street Borrower is structured to be a single purpose bankruptcy-remote entity with one independent director.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are Jorge Madruga, Francesca Madruga, Amnon Shalhov, Rina Chaya-Shalhov, Eli Weiss, Justin DiMare (collectively, the “765 Broad Street Borrower Sponsors” or the “765 Broad Street Guarantors”). The 765 Broad Street Guarantors have experience developing, investing, owning and operating commercial real estate properties in the New York metropolitan statistical area. According to the most recent financial statement provided by the 765 Borrower Street Guarantors dated between December 31, 2018 to February 28, 2019, the 765 Broad Street Guarantors reported a collective net worth and liquidity of approximately $402.5 million and $60.0 million, respectively.

Jorge and Francesca Madruga are the owners and operators of Maddd Equities LLC, a full-service real estate development firm based in Floral Park, New York. Maddd Equities LLC has experience in a broad range of real estate disciplines including investment, development, construction and asset management. Maddd Equities LLC has acquired, owned, developed and operated properties across many asset classes, including residential, luxury high rise buildings, hotels, commercial, multifamily homes and vacant land. Maddd Equities LLC has developed over 1.0 million square feet of residential and commercial development, including more than 3,000 new affordable units. Maddd Equities LLC is also affiliated with Verbena Management LLC, a full-service management company that currently serves over 3,000 units in more than 33 buildings, plus 600,000 square feet of commercial space and 850 parking spaces in the New York metropolitan area.

Amnon Shalhov is the President of Joy Construction and an active real estate investor and developer. Eli Weiss is a principal and serves as the Director of Development for Joy Construction. Joy Construction is a diversified organization with affiliated entities in general construction and real estate development. Since its formation in 1995, Joy Construction has built and/or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 765 Broad Street

developed a diversified portfolio incluidng residential units, hospitality and commercial space. Joy Construction has executed both luxury and workforce housing construction. Justin DiMare is an Executive Managing Director in Newmark Knight Frank’s New York headquarters. Mr. DiMare joined Newmark Knight Frank in 2003, working in asset management. Maddd Equities and Joy Construction have partnered on several successful commercial real estate projects.

Property Management. The 765 Broad Street Property is managed by CBRE, Inc., a third-party management company that provides real estate services for owners, tenants, and investors worldwide. CBRE, Inc. currently manages more than 2.7 billion square feet worldwide, and has 34,000 professionals in 200 offices in the United States.

The management agreement dated March 1, 2019 has an initial term of one year with automatic annual renewals unless either party notifies the other of its intent not to renew with at least 60 days’ notice prior to the expiration date. The manager receives a monthly management fee of $4,750. The manager will also receive compensation for any additional construction or project management services requested by the 765 Broad Street Borrower.

Escrows and Reserves.

At origination, the 765 Broad Street Borrower deposited (i) $56,954 into a tax reserve; (ii) $55,504 into an insurance reserve; (iii) $271,519 into an NPS free rent reserve for free rent due under all of the NPS leases at the 765 Broad Street Property through year 2021; (iv) $226,868 into an NPS parking credit reserve for parking credits (rent offsets) owed to NPS under the lease through year 2021; (v) $332,612 into an NPS gap rent reserve for the debt service shortfall between origination through the expected outside date for NPS to take occupancy of its space and (vi) $4,852,814 into a rollover reserve for outstanding tenant improvements and leasing commissions. At origination, the 765 Broad Street Borrower deposited $4,763,371 into a reserve account for the an NPS lease commencement applying to the sixth floor space. Upon receipt of the signed lease for the sixth floor space on June 19, 2019, the $4,763,371 was released in full to the 765 Broad Street Borrower.

On each payment date, the 765 Broad Street Borrower is required to fund the following reserves with respect to the 765 Broad Street Mortgage Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $28,477); (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (initially $4,270) and (iii) $4,083 for ongoing replacement reserves, subject to a cap of $97,991. If at any time during the loan term, the balance of the capital reserve subaccount falls below $48,996, the 765 Broad Street Borrower is required to pay to lender $4,083 on each payment date thereafter until the balance of the capital reserve subaccount equals or exceeds the $97,991 cap.

Lockbox / Cash Management. The 765 Broad Street Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the 765 Broad Street Borrower was required to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. During a 765 Broad Street Cash Management Period (as defined below), funds deposited into the lockbox account will be swept by on a daily basis into the deposit account and applied and disbursed in accordance with the loan agreement.

A “765 Broad Street Cash Management Period” will commence upon lender giving notice to the 765 Broad Street Borrower and the lockbox bank of the occurrence of any of the following: (i) an event of default; (ii) the failure by the 765 Broad Street Borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.20x; or (iii) a 765 Broad Street Primary Tenant Sweep Period (as defined below) or the 765 Broad Street Primary Tenant (as defined below) giving notice of its intent to exercise its purchase option, and will end upon lender giving notice to 765 Broad Street Borrower and the clearing bank that the 765 Broad Street Cash Management Period has ended, which notice the lender will only be required to give if (1) the 765 Broad Street Mortgage Loan and all other obligations under the loan documents have been repaid in full, (2) there has been a full defeasance of the 765 Broad Street Mortgage Loan, (3) in the case of a 765 Broad Street Cash Management Period triggered by an event described in subclause (ii) above only, for six consecutive months since the commencement of the existing 765 Broad Street Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another 765 Broad Street Cash Management Period has occurred, and (C) the debt service coverage ratio is at least equal to 1.25x, (4) to the extent that the 765 Broad Street Cash Management Period commenced as a result of the occurrence of a 765 Broad Street Primary Tenant Sweep Period, a 765 Broad Street Primary Tenant Sweep Period cure has occurred and no event that would trigger another 765 Broad Street Cash Management Period has occurred, or (5) to the extent that the 765 Broad Street Cash Management Period commenced as a result of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 765 Broad Street

exercise the 765 Broad Street Primary Tenant’s purchase option, the 765 Broad Street Primary Tenant revokes the notice of intent to exercise such option.

“765 Broad Street Primary Tenant” means initially Newark Public School as tenant under the NPS lease, and thereafter any acceptable replacement tenant thereof occupying all or substantially all of the 765 Broad Street Primary Tenant premises.

“765 Broad Street Primary Tenant Sweep Period” commences upon (i) any termination of, or receipt by 765 Broad Street Borrower of a notice to terminate, the 765 Broad Street Primary Tenant lease; (ii) the 765 Broad Street Primary Tenant becoming the subject of a bankruptcy action; (iii) the 765 Broad Street Primary Tenant going dark with respect to a majority of the 765 Broad Street Primary Tenant premises, or (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under the 765 Broad Street Primary Tenant lease.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 10 – Rivertop Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 10 – Rivertop Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Rivertop Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,410,000	Title:	Fee
Cut-off Date Principal Balance:	$31,410,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.1%	Net Rentable Area (Units):	224
Loan Purpose:	Acquisition	Location:	Nashville, TN
Borrower:	CF Rivertop Multifamily DST	Year Built / Renovated:	2019 / N/A
Borrower Sponsor(1):	CFHZ Rivertop, LLC	Occupancy:	90.2%
Interest Rate:	3.30000%	Occupancy Date:	9/23/2019
Note Date:	10/4/2019	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	11/1/2029	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	120 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	89.5%
Amortization Type:	Interest Only	UW Revenues:	$4,162,557
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,471,622
Lockbox / Cash Management:	Springing	UW NOI:	$2,690,935
Additional Debt:	No	UW NCF:	$2,646,135
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$57,200,000 / $255,357
Additional Debt Type:	N/A	Appraisal Date:	8/14/2019

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$140,223
Taxes:	$496,396	$49,640	N/A	Maturity Date Loan / Unit:	$140,223
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.9%
Replacement Reserves:	$93,333	$3,733	N/A	Maturity Date LTV:	54.9%
Environmental Reserve:	$2,500	$0	N/A	UW NCF DSCR:	2.52x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,410,000	53.1%	Purchase Price	$57,120,000	96.6%
Borrower Sponsor Equity	27,749,355	46.9	Closing Costs	1,447,125	2.4
			Upfront Reserves	592,229	1.0
Total Sources	$59,159,355	100.0%	Total Uses	$59,159,355	100.0%

(1)	For a full description of the borrower sponsor, please refer to “The Borrower Sponsor” below.

(2)

For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Additionally, according to the master lease, the Rivertop Apartments Borrower (as defined below) funded $1,146,653 and the master tenant funded $100,000 into trust reserve accounts, which are separate from the Escrows and Reserves and are not collateral for the Rivertop Apartments Mortgage Loan (as defined below). Collectively, the initial Escrows and Reserves and the trust reserve accounts will be used to pay for (i) any improvements, replacements, or material repairs at the Rivertop Apartments Property (as defined below), (ii) all ancillary fees and costs related to the Rivertop Apartments Mortgage Loan, (iii) any tenant improvement allowances, (iv) any environmental costs, and (v) tax and insurance obligations. For more information on the master lease, please refer to “The Borrower” below.

(3)	Historical NOI is not available as the Rivertop Apartments Property was constructed in 2019.

The Loan. The Rivertop Apartments mortgage loan (the “Rivertop Apartments Mortgage Loan”) is a fixed-rate loan with an original and Cut-off Date principal balance of $31.41 million secured by the borrower’s fee simple interest in a 224-unit multifamily garden property located in Nashville, Tennessee (the “Rivertop Apartments Property”). The Rivertop Apartments Mortgage Loan has a 10-year term and is interest-only for the full term of the loan.

The Property. The Rivertop Apartments Property is a newly-constructed, Class A, garden-style apartment complex located at 5800 River Road in Nashville, Tennessee. The Rivertop Apartments Property is comprised of eight, three- and four-story

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 10 – Rivertop Apartments

residential buildings containing 224 units with seven different one-, two- and three-bedroom floor plans.  Rivertop Apartments Property amenities include a resort-style swimming pool, grilling stations, fire pits, bocce ball court, dog park, pet spa, garages, bike repair room, car charging station, and bike, canoe, kayak, and paddle board storage. The on-site leasing center features a business center, coffee bar, and fitness center. Unit amenities include nine-foot ceilings, granite countertops, stainless steel appliances, private balconies, walk-in closets, and full size washer/dryer units.

The Rivertop Apartments Property was constructed in 2019, and residents began to take occupancy in February 2019. As of September 23, 2019, the Rivertop Apartments Property was 90.2% occupied and 95.0% pre-leased. The Rivertop Apartments Borrower acquired the Rivertop Apartments Property in October 2019 for a purchase price of $57,120,000, which results in a loan-to-purchase price ratio of approximately 55.0%.

Environmental. According to a Phase I environmental assessment dated September 27, 2019, there was no evidence of any recognized environmental conditions at the Rivertop Apartments Property.

	Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
NAP	NAP	NAP	90.2%

(1)	Historical occupancy is not available as the Rivertop Apartments Property was constructed in 2019.

(2)	Current Occupancy is as of September 23, 2019.

The following table presents detailed information with respect to the unit mix of the Rivertop Apartments Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy(2)	Average Unit Size (SF)(2)	Avg. Monthly Rent Per Unit(2)
1 Bed/1 Bath	107	47.8%	93	86.9%	878	$1,465
2 Bed/2 Bath	98	43.8%	90	91.8%	1,134	$1,739
3 Bed/2 Bath	19	8.5%	19	100.0%	1,418	$2,087
Total/Wtd. Avg.	224	100.0%	202	90.2%	1,036	$1,638

(1)	Based on the underwritten rent roll.

(2)	Total/Wtd. Avg. is based on number of units of each unit type.

The Market. The Rivertop Apartments Property is located in the western portion of the Nashville-Davidson-Murfreesboro-Franklin, TN metropolitan statistical area (“Nashville MSA”). The Nashville MSA is one of the region’s fastest-growing economies in terms of job growth and population, attracting major corporate expansions and relocations from companies such as Amazon and AllianceBernstein. The Rivertop Apartments Property benefits from a location approximately eight miles west of downtown Nashville, with access to numerous employment, shopping, and entertainment centers. The Rivertop Apartments Property’s surrounding area is primarily serviced by Interstate 40, which is less than one mile east of the Rivertop Apartments Property, with other major thoroughfares including Charlotte Pike, White Bridge Pike, Old Hickory Boulevard, and Hillwood Boulevard. Immediate land uses near the Rivertop Apartments Property include retail and multifamily properties. The nearest shopping centers to the Rivertop Apartments Property and its surrounding area are located within 1.5 miles and include a shopping center anchored by Walmart and Lowe’s Home Improvement and a shopping center anchored by Target, Publix, and Costco.

According to a third-party market research report, the Rivertop Apartments Property is located within the Belle Meade/West Nashville submarket, which has a reported vacancy rate as of the second quarter of 2019 of 5.4%, with a submarket asking rent of $1,151 per unit per month and an effective rent of $1,087 per unit per month. The current effective rent for the submarket of $1,087 has increased 2.1% since the first quarter of 2019. According to a third-party market research report, the population within a one-, three- and five-mile radius was 3,771, 27,453 and 87,669, respectively. Additionally, the median household income within a one-, three- and five-mile radius was $56,392, $66,671 and $73,756, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 10 – Rivertop Apartments

Submarket Statistics(1)
Time	Effective Rent	Vacancy	Inventory (Units)	Net Absorption	Completions
2014	$919	1.8%	10,667	43	0
2015	$955	4.0%	11,077	159	410
2016	$1,037	5.4%	11,491	233	414
2017	$1,018	4.2%	11,813	453	322
2018	$1,040	4.9%	12,150	235	337
2019 Projection	$1,105	5.5%	12,567	318	417

(1)	Source: third-party market research report.

Underwritten Net Cash Flow(1)
	Underwritten	Per Unit	%(2)
Rents in Place	$3,966,624	$17,708	90.1%
Vacant Income	435,024	1,942	9.9
Gross Potential Rent	$4,401,648	$19,650	100.0%
(Vacancy/Credit Loss)	(462,173)	(2,063)	(10.5)
Other Income	223,082	996	5.1
Effective Gross Income	$4,162,557	$18,583	94.6%

Total Expenses	$1,471,622	$6,570	35.4%

Net Operating Income	$2,690,935	$12,013	64.6%

Total Replacement Reserve	44,800	200	1.1

Net Cash Flow	$2,646,135	$11,813	63.6%

(1)	Historical financials are not available as the construction of the Rivertop Apartments Property was completed in 2019.

(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Borrower. The borrowing entity for the Rivertop Apartments Mortgage Loan is CF Rivertop Multifamily DST (the “Rivertop Apartments Borrower”), a Delaware statutory trust and special purpose entity. Legal counsel to the Rivertop Apartments Borrower delivered a non-consolidation opinion in connection with the origination of the Rivertop Apartments Mortgage Loan. Under certain conditions included in the Rivertop Apartments Mortgage Loan documents, the Rivertop Apartments Borrower is permitted to convert from a Delaware statutory trust to a Delaware limited liability company. The Rivertop Apartments Borrower has master leased the Rivertop Apartments Property to a master lessee affiliated with the borrower sponsor. The master lessee is structured to be a single purpose entity. The master lessee’s interest in the master lease and all rents are assigned to the lender. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the Rivertop Apartments Mortgage Loan. There is no income underwritten from the master lease as the Rivertop Apartments Property was underwritten to the underlying property income. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsor. The nonrecourse carve-out guarantor is CF Real Estate Holdings, LLC, which is indirectly owned by Cantor Fitzgerald, L.P. (“Cantor Fitzgerald”). The borrower sponsor is CFHZ Rivertop, LLC, an entity that is 90.0% indirectly owned by Cantor Fitzgerald and 10.0% indirectly owned by Hamilton Zanze & Company (“Hamilton Zanze”). Founded in 1945, Cantor Fitzgerald is a global financial services firm that specializes in institutional equity, fixed income sales and trading, investment banking services, prime brokerage, and commercial real estate financing. Along with its subsidiaries and affiliates, Cantor Fitzgerald operates with approximately 12,000 employees in 32 cities worldwide.

Hamilton Zanze is a privately-held real estate company based in San Francisco, California, with a focus on multifamily investing, including the pursuit, acquisition, and hands-on operations of apartment communities in target markets.  Since its founding in 2001, Hamilton Zanze has acquired approximately $4.0 billion of multifamily real estate and has a current portfolio consisting of 81 properties with over 19,400 units.

Property Management. The Rivertop Apartments Property is managed by Mission Rock Residential, LLC, a borrower sponsor affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 10 – Rivertop Apartments

Escrows and Reserves. At origination, the Rivertop Apartments Borrower deposited in escrow (i) $496,396 for real estate taxes, (ii) $93,333 for capital improvements, and (iii) $2,500 for an environmental reserve for any potential required radon remediation with respect to one unit at the Rivertop Apartments Property for which testing is required to be completed by April 4, 2020.

Tax Escrows – On a monthly basis, the Rivertop Apartments Borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $49,640.

Insurance Escrows – The Rivertop Apartments Borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums for the Rivertop Apartments Property; provided, such monthly deposits will be waived so long as (i) no event of default exists and (ii) the Rivertop Apartments Borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserves – On a monthly basis, the Rivertop Apartments Borrower is required to escrow $3,733 (approximately $200 per unit per year) for replacement reserves.

Lockbox / Cash Management. The Rivertop Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Period (as defined below), the Rivertop Apartments Borrower is required to cause all revenues to be deposited within one business day of receipt by the Rivertop Apartments Borrower or property manager into a lockbox account controlled by the lender. During the continuance of a Cash Sweep Period, all funds on deposit in the lockbox account will be swept on each business day into a cash management account controlled by the lender and applied on each due date in accordance with the Rivertop Apartments Mortgage Loan documents.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default and will continue until such event of default is cured, (ii) any bankruptcy action of the Rivertop Apartments Borrower, master tenant, principal, or property manager and will continue until, solely as to the bankruptcy action of a property manager, the property manager is replaced with a qualified manager within 60 days in accordance with the Rivertop Apartments Mortgage Loan documents, or until such bankruptcy action is discharged, stayed or dismissed within 90 days (in no event will a Cash Sweep Period due to a bankruptcy of the Rivertop Apartments Borrower be cured), or (iii) any period that the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period is less than 1.30x and will continue until such time as the debt service coverage ratio for the immediately preceding three-month period is at least 1.35x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 11 – Ocean Edge Resort & Golf Club

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,957,940	Property Type – Subtype:	Hotel – Full Service
% of IPB:	3.0%	Net Rentable Area (Rooms)(4):	337
Loan Purpose:	Refinance	Location:	Brewster, MA
Borrowers:	Ocean Edge Resort LLC; Arbor	Year Built / Renovated:	1890, 1912, 1986, 1998, 2009 /
	Village LLC		2007-2019
Borrower Sponsor:	Corcoran Jennison Company, Inc.	Occupancy / ADR / RevPAR:	41.5% / $326.45 / $135.35
Interest Rate:	3.75000%	Occupancy / ADR / RevPAR Date:	6/30/2019
Note Date:	9/6/2019	4th Most Recent NOI (As of):	$8,970,194 (12/31/2016)
Maturity Date:	10/1/2029	3rd Most Recent NOI (As of)(5):	$9,061,409 (12/31/2017)
Interest-only Period:	None	2nd Most Recent NOI (As of)(5):	$9,769,847 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$10,047,629 (TTM 6/30/2019)
Original Amortization Term:	360 months	UW Occupancy / ADR / RevPAR:	41.5% / $326.45 / $135.35
Amortization Type:	Balloon	UW Revenues:	$34,716,217
Call Protection(2):	L(25),Def(92),O(3)	UW Expenses:	$24,920,254
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$9,795,963
Additional Debt(1):	Yes	UW NCF:	$8,345,606
Additional Debt Balance(1):	$39,943,920	Appraised Value / Per Room:	$135,400,000 / $401,780
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/30/2019

Escrows and Reserves	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$207,424
Taxes:	$246,722	$41,120	N/A	Maturity Date Loan / Room:	$163,513
Insurance:	$87,058	$43,529	N/A	Cut-off Date LTV:	51.6%
FF&E Reserves:	$1,450,357	5.0% of gross revenue from prior month	N/A	Maturity Date LTV:	40.7%
UW NCF DSCR:	2.15x
Other(3):	$2,650,000	Springing	$4,084,680	UW NOI Debt Yield:	14.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$70,000,000	100.0%	Payoff Existing Debt	$58,147,190	83.1%
Return of Equity	6,556,522	9.4
Upfront Reserves	4,434,137	6.3
Closing Costs	862,150	1.2
Total Sources	$70,000,000	100.0%	Total Uses	$70,000,000	100.0%

(1)	The Ocean Edge Resort & Golf Club Mortgage Loan, as defined in “The Loan” below, is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $70.0 million. The financial information presented in the chart above is based on the $70.0 million Ocean Edge Resort & Golf Club Whole Loan, as defined in “The Loan” below.

(2)	The borrowers may obtain the release of a vacant portion of land as described in the loan documents (the “Released Property”), provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Released Property and the portion of the Ocean Edge Resort & Golf Club Property (as defined below) that remains (the “Remaining Property”) are lawfully split into separate tax parcels, (iii) upon the lender’s request and as required for the Remaining Property to be managed and operated in the same manner as prior to the release of the Released Property, (a) any improvements on the Released Property are relocated to the Remaining Property and (b) the borrowers have caused to be recorded any necessary reciprocal easement agreements providing reciprocal rights between and across the Released Property and the Remaining Property, and (iv) if the debt yield after giving effect to the release based on the trailing 12 month period is less than 12.25%, the borrowers partially prepay the Ocean Edge Resort & Golf Club Whole Loan in an amount equal to the amount required to result in a debt yield after giving effect to the release based on the trailing 12 month period equal to 12.25% (no partial prepayment is required if the debt yield is equal to or greater than 12.25%).

(3)	Other reserve represents a seasonality reserve. On a monthly basis from and including June through and including September of each year, the borrowers are required to deposit an aggregate amount for any calendar year equal to the Seasonality Reserve Fully Funded Amount (as defined below). If the amount on deposit in the seasonality reserve on September 30th of any calendar year is less than the applicable Seasonality Reserve Fully Funded Amount for such year, then on or before October 30th of such calendar year, the borrowers are required to deposit sufficient additional funds (the “Seasonality Reserve Catch-up Deposit”) to cause the seasonality reserve to be equal to the then applicable Seasonality Reserve Fully Funded Amount. The “Seasonality Reserve Fully Funded Amount” means, for any calendar year, (i) $4,084,680 or (ii) in the event the borrowers fail to make any Seasonality Reserve Catch-up Deposit, the Seasonality Reserve Fully Funded Amount for the immediately following calendar year means $4,493,148.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 11 – Ocean Edge Resort & Golf Club

(4)	The Ocean Edge Resort & Golf Club Property is subject to five separate condominium association agreements. Of the 337 rooms, 43 are subject to condominium agreements, including the 13 units owned by individual condominium owners that are operated by the borrowers as part of the collateral via assigned rental management services agreements.

(5)	The increase in NOI from 2017 to 2018 is primarily due to increases in group/banquet bookings and revenue following the borrower sponsor hiring a new group/banquet manager in late 2016.

The Loan. The Ocean Edge Resort & Golf Club mortgage loan (the “Ocean Edge Resort & Golf Club Mortgage Loan”) is a fixed-rate loan with an original principal balance of $30.0 million and a cut-off date principal balance of approximately $29.96 million secured by the borrowers’ fee simple interest in a 337-room full service hotel and golf resort located in Brewster, Massachusetts (the “Ocean Edge Resort & Golf Club Property”). The Ocean Edge Resort & Golf Club Mortgage Loan is part of a whole loan (the “Ocean Edge Resort & Golf Club Whole Loan”) evidenced by two pari passu notes with an aggregate original principal balance of $70.0 million and an aggreagate cut-off date principal balance of approximately $69.9 million. The Ocean Edge Resort & Golf Club Whole Loan is serviced pursuant to the pooling and servicing agreement of the CF 2019-CF2 Trust. The Ocean Edge Resort & Golf Club Mortgage Loan has a 10-year term and amortizes on a 30-year amortization schedule.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$40,000,000	CF 2019-CF2	Yes
A-2	30,000,000	BBCMS 2019-C5	No
Total	$70,000,000

The loan sponsor and nonrecourse carve-out guarantor is Corcoran Jennison Company, Inc. (“Corcoran Jennison”), a Boston-based real estate development and management company. Corcoran Jennison was founded in 1971 by Joseph Corcoran and Gary Jennison and has over $3.5 billion in property development. The Corcoran Jennison portfolio primarily consists of multifamily, hospitality, office and retail assets located in 15 states, including 2,400 multifamily units and four hotels.

The Property. The Ocean Edge Resort & Golf Club Property is a 337-room full service, beach-front hotel and golf resort located on a 429-acre estate in Brewster, Massachusetts. The focal point of the resort is a mansion that was built in 1912 and overlooks Cape Cod Bay, while the majority of the remaining buildings at the Ocean Edge Resort & Golf Club Property were added between 1986 and 2009. The Ocean Edge Resort & Golf Club Property features a full-service day spa, a Jack Nicklaus designed 18-hole golf course with full-service clubhouse, private waterfront beach access, a 5,000 square foot members sports club, five restaurants, six swimming pools, two bike rental facilities with access to the 26-mile Cape Cod Rail Trail, nine tennis courts, a basketball court, three fitness centers, a children’s recreation center, a recreational pond for kayaking, paddle boarding and canoeing, and over 55,000 square feet of meeting space allowing for weddings, corporate events, and large meetings. The Ocean Edge Resort & Golf Club Property is a member of Associated Luxury Hotels International, a global sales organization that connects meeting and event professionals to a collection of more than 250 luxury hotels and resorts.

The guestrooms at the Ocean Edge Resort & Golf Club Property are housed within two separate components: the Mansion and the Villages. The Mansion, a AAA Four Diamond hotel, is the primary resort component located south of the coastline and north of Route 6A. The Mansion contains the main hotel building with two guestroom hotel wings (east and west) that were constructed in 1986 and a central ballroom wing that was added in 2009. The Mansion component is comprised of 121 guestrooms, of which 90 are traditional rooms located in the Mansion wings and 31 are Presidential Bay Collection villas (“Presidential Villas”) located in a cluster of two-story buildings. Six of the Presidential Villas are owned by individual condominium owners, while the remaining 25 are owned by the borrowers. Each of the Mansion wing guestrooms features a private porch or balcony, while the Presidential Villas feature a full kitchen, separate living area with a pull-out couch, washer and dryer, and a location nearest to the ocean and private beach. The Mansion wing guestrooms include a mix of deluxe or premier king rooms, deluxe or premier double-king or double-queen rooms, signature king rooms and grand corner suites. The Presidential Villas are comprised of standard two- and three-bedroom units with select waterfront and townhouse units. Guests on the Mansion side are offered an array of services and amenities including full concierge service, shuttle service, complimentary Wi-Fi, room service, dry cleaning, flower delivery service, and access to the private beach. Three food and beverage outlets are located on the Mansion side: the indoor/outdoor Ocean Terrace restaurant located on the top of the Mansion ballroom, the English tavern-style Bayzo’s Pub on the lower level of the main Mansion building, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 11 – Ocean Edge Resort & Golf Club

the beach-front Beach Bar. Also included within the Mansion component is the historic Carriage House building, which was constructed in 1890 and is now utilized for meetings and events.

Located south of the Mansion and south of Route 6A, the Villages are centered around the golf club and comprised of 216 units dispersed within several larger residential condominium developments. Units at the Villages feature a full kitchen, separate living area with a pull-out couch, washer and dryer, and private balcony or patio. The Villages are separated into the Britterige Village, Arbor Village, and Endicott/Edinborough Village. Britterige Village was built in 1998 and consists of 116, one-bedroom units located near the golf course, Blueberry Pond, and Cape Cod Rail Trail access. Arbor Village was built in 1998 and consists of 88, one-bedroom units with easy access to the golf course, pool and restaurants. Endicott/Edinborough Village was built in 1998 and consists of 12, two- and three-bedroom units located adjacent to the golf course. Seven of the 12 Endicott/Edinborough Village units are owned by individual condominium owners, while the remaining five units are owned by the borrower. Guests in the Villages are offered full concierge service, shuttle service, complimentary Wi-Fi, room service, dry cleaning, flower delivery service and complimentary transportation to and from numerous nearby public beaches. The Linx Tavern and Bar is located in the clubhouse and offers indoor and outdoor dining. There are two major pool complexes located in the Villages, the largest of which is the Arbor Pool complex, which contains an outdoor pool, toddler pool, hot tub, and the Shark Bah.

The borrower sponsor has owned the Ocean Edge Resort & Golf Club Property since the 1980s when the borrower sponsor opened the resort. The borrower sponsor has continually made improvements over the years. Since 2014, the borrower sponsor has invested over $10.5 million, including golf course renovations, updates to various restaurants and bars, network system upgrades, room renovations and FF&E upgrades, new siding and decks, and the addition of employee housing, the Beach House Spa, and the Beach Bar. In addition, the borrower sponsor plans to use a portion of loan proceeds to implement further renovations in the winter of 2019 amounting to approximately $6.0 million ($51,724 per room) on room renovations and FF&E upgrades on the 116 rooms at Britterige Village.

Surface parking lots are located throughout the resort at the front, rear and sides of the buildings, with a combined total of 748 spaces. There are three entry drives that provide access to the northern and southern portions of the Ocean Edge Resort & Golf Club Property.

The Ocean Edge Resort & Golf Club Property currently offers three membership tiers to local residents. The golf membership grants access to all of the resort’s amenities and facilities, the sport beach membership provides access to the beach and the tennis and fitness clubs, and the beach membership provides access to the beach and related facilities.

The Jack Nicklaus-designed 18-hole golf course opened in May 2008, after an $8.5 million redesign of the former golf course to improve playability and customize the greens to United States Golf Association specifications. All golf facilities at the Ocean Edge Resort & Golf Club Property are managed by a national third party golf and club management company, Troon Golf, L.L.C., via an agreement extending through December 2022. In general, the golf members account for approximately 70% of the golf course usage, while the resort guests account for the rest.

The Ocean Edge Resort & Golf Club Property is subject to five separate condominium association agreements. Of the 337 rooms, 43 are subject to condominium agreements, including the 13 units owned by individual condominium owners that are operated by the borrowers as part of the collateral via assigned rental management services agreements.

The Market. The Ocean Edge Resort & Golf Club Property is located in Brewster, Massachusetts, within Barnstable County, which had a 2018 year-round population of approximately 214,200. Boston, Massachusetts and Providence, Rhode Island are approximately 90 miles to the northwest and west, respectively. The Ocean Edge Resort & Golf Club Property is approximately 17 miles northeast of the Barnstable Municipal Airport and approximately 50 miles north of the Nantucket Memorial Airport. The Ocean Edge Resort & Golf Club Property is situated on both sides of Route 6A, the scenic route that traverses Brewster. Given the location along the coastline of Cape Cod Bay, Brewster is known for its beaches, such as Breakwater Beach and Bay Pines Beach. The Cape Cod Bay region consists of multiple cities, towns and islands, all of which have economies that are largely supported by tourism, recreation, shellfishing and fishing. The tourism industry brought approximately 4.0 million visitors to the Cape Cod National Seashore in 2018, according to a third-party market research report, with much of the tourism concentrated during the summer months of June through September.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 11 – Ocean Edge Resort & Golf Club

Additional leisure demand generators within the town of Brewster include the Cape Cod Rail Trail, the Cape Cod Museum of Natural History, and Nickerson State Park, a 1,900-acre park that offers more than 400 campsites, an amphitheater, bike paths, playgrounds, and other recreational sports and activities.

The appraiser determined 2018 market demand segmentation of 27% commercial, 38% meeting and group, 31% leisure, and 4% extended stay. The Ocean Edge Resort & Golf Club Property had 2018 demand segmentation of 25% commercial, 40% meeting and group, 30% leisure, and 5% extended stay.

The primary competitive set for the Mansion consists of six hotels and resorts, which range in size from 67 to 263 rooms and collectively contain an aggregate of 891 rooms.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Ocean Edge Resort & Golf Club – The Mansion			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	53.6%	$410.48	$220.07	52.6%	$418.71	$220.23	98.1%	102.0%	100.1%
2017	53.2%	$409.49	$217.90	53.5%	$424.41	$226.99	100.5%	103.6%	104.2%
2018	53.8%	$424.41	$228.51	52.6%	$422.03	$221.91	97.7%	99.4%	97.1%
TTM(3)	52.4%	$440.08	$230.58	55.3%	$414.20	$228.87	105.5%	94.1%	99.3%
(1)	Data provided by a third party market research report.

(2)	Includes White Elephant Hotel, Chatham Bars Inn, Wequassett Resort & Golf Club, Sea Crest Beach Hotel, Harbor View Hotel & Resort (excluding 2018), and Nantucket Inn.

(3)	TTM represents the trailing 12-month period ending June 30, 2019.

The primary competitive set for the Villages consists of four hotels and resorts, which range in size from 105 to 244 rooms and collectively contain an aggregate of 645 rooms.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Ocean Edge Resort & Golf Club – The Villages			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	53.8%	$163.11	$87.83	43.3%	$242.69	$105.14	80.5%	148.8%	119.7%
2017	52.0%	$171.85	$89.34	43.5%	$240.99	$104.79	83.6%	140.2%	117.3%
2018	53.7%	$171.21	$91.87	42.3%	$239.70	$101.37	78.8%	140.0%	110.3%
TTM(3)	50.8%	$177.99	$90.40	40.6%	$249.48	$101.22	79.9%	140.2%	112.0%
(1)	Data provided by a third party market research report.

(2)	Includes Four Points by Sheraton Eastham Cape Cod, The Cape Codder Resort & Spa, DoubleTree by Hilton Hotel Cape Cod Hyannis, and Hampton Inn Suites Cape Cod West Yarmouth.

(3)	TTM represents the trailing 12-month period ending June 30, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 11 – Ocean Edge Resort & Golf Club

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM(2)	Underwritten	Per Room(1)	% of Total Revenue(3)
Occupancy	40.3%	41.1%	40.9%	41.5%	41.5%
ADR	$319.48	$318.93	$325.04	$326.45	$326.45
RevPAR	$128.72	$130.99	$132.78	$135.35	$135.35

Room Revenue	$15,832,756	$16,111,931	$16,332,539	$16,648,190	$16,648,190	$49,401	48.0%
Food & Beverage Revenue	9,510,387	9,384,996	10,057,639	10,361,937	10,361,937	30,748	29.8
Other Departmental Revenue(4)	5,373,212	6,070,067	6,224,709	6,515,205	6,515,205	19,333	18.8
Other Revenue(5)	1,270,977	1,273,722	1,461,612	1,393,965	1,190,884	3,534	3.4
Total Revenue	$31,987,332	$32,840,716	$34,076,499	$34,919,298	$34,716,217	$103,015	100.0%

Room Expense	$4,043,612	$4,307,099	$4,344,846	$4,425,891	$4,435,054	$13,160	26.6%
Food & Beverage Expense	6,311,291	6,299,671	6,309,017	6,614,208	6,689,850	19,851	64.6
Other Departmental Expenses	2,947,064	3,481,667	3,525,379	3,632,509	3,684,918	10,934	56.6
Departmental Expenses	$13,301,967	$14,088,437	$14,179,242	$14,672,608	$14,809,821	$43,946	42.7%

Departmental Profit	$18,685,365	$18,752,279	$19,897,257	$20,246,690	$19,906,395	$59,069	57.3%

Operating Expenses	$8,106,816	$8,021,603	$8,370,372	$8,385,902	$8,207,382	$24,354	23.6%
Gross Operating Profit	$10,578,549	$10,730,676	$11,526,885	$11,860,788	$11,699,014	$34,715	33.7%

Management Fees	$818,761	$838,274	$866,526	$884,130	$878,611	$2,607	2.5%
Property Taxes	517,791	521,507	528,601	537,846	526,964	1,564	1.5
Property Insurance	271,803	309,486	361,911	391,183	497,476	1,476	1.4
Total Other Expenses	$1,608,355	$1,669,267	$1,757,038	$1,813,159	$1,903,051	$5,647	5.5%

Net Operating Income	$8,970,194	$9,061,409	$9,769,847	$10,047,629	$9,795,963	$29,068	28.2%
FF&E	1,279,493	1,313,629	1,363,060	1,396,772	1,450,357	4,304	4.2
Net Cash Flow	$7,690,701	$7,747,780	$8,406,787	$8,650,857	$8,345,606	$24,764	24.0%
(1)	Thirteen of the 337 rooms at the Ocean Edge Resort & Golf Club Property are owned by individual condominium owners and operated as part of the collateral via assigned rental management services agreements. The table includes cash flows from the 13 units under the rental management services agreements. Per Room values are based on 337 rooms.

(2)	TTM reflects the trailing 12-month period ending June 30, 2019.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item.

(4)	Other Departmental Revenue consists of membership dues, golf and spa revenue.

(5)	Other Revenue primarily consists of resort and guest fees, employee housing revenue, and in the case of historical periods only, revenue from non-collateral rental units that is excluded from Underwritten Other Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 12 – Loudoun Gateway II and III

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,410,000	Title:	Fee
Cut-off Date Principal Balance:	$29,410,000	Property Type - Subtype:	Office – Suburban
% of IPB:	2.9%	Net Rentable Area (SF):	179,864
Loan Purpose:	Acquisition	Location:	Sterling, VA
Borrower:	Pilot Virginia, LLC	Year Built / Renovated:	2000 / N/A
Sponsor:	Carter F. Sackman	Occupancy:	100.0%
Interest Rate:	3.70000%	Occupancy Date:	7/1/2019
Note Date:	10/3/2019	4th Most Recent NOI (As of):	$3,150,785 (12/31/2016)
Maturity Date:	11/1/2029	3rd Most Recent NOI (As of)(2):	$2,330,646 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,847,295 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,251,535 (TTM 8/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	85.0%
Amortization Type:	Interest Only	UW Revenues:	$4,661,997
Call Protection(1):	L(24),Def(93),O(3)	UW Expenses:	$1,751,031
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,910,966
Additional Debt:	No	UW NCF:	$2,415,012
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,300,000 / $252
Additional Debt Type:	N/A	Appraisal Date:	8/23/2019

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$164
Taxes:	$253,551	$41,392	N/A	Maturity Date Loan / SF:	$164
Insurance:	$38,861	$4,049	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$2,998	$2,998	N/A	Maturity Date LTV:	64.9%
TI/LC(3):	$18,736	$18,736	$1,124,150	UW NCF DSCR:	2.19x
Other(4):	$2,029,728	$0	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,410,000	61.0%	Purchase Price	$45,250,000	93.8%
Borrower Equity	$16,211,807	33.6%	Upfront Reserves	$2,343,874	4.9%
Buyer Credits(4)	$2,601,653	5.4%	Closing Costs	$629,586	1.3%
Total Sources	$48,223,460	100.0%	Total Uses	$48,223,460	100.0%

(1)	The Loudoun Gateway II and III borrower may release an unimproved portion of the Loudoun Gateway II and III Property (as defined below) provided, among other conditions, (i) no ongoing event of default, (ii) the partial prepayment of the debt in an amount equal to the greater of (a) $3,100,000 and (b) the value of the released property at the time of the release and (iii) payment of the applicable Yield Maintenance Premium (as defined in the loan documents) to the extent that such prepayment occurs at any time other than after August 2, 2029.

(2)	The drop in 3rd Most Recent NOI and Most Recent NOI is due to rent abatements granted to tenants extending leases and/or expanding space at the Loudoun Gateway II and III Property. Rent abatement in 2017 totaled $713,634 and in the TTM period ending August 31, 2019 totaled $1,082,243.

(3)	The TI/LC Initial Cap will be suspended upon CACI International Inc’s S&P credit rating falling to BB- or lower and be reinstated upon achieving a S&P credit rating of BB or higher.

(4)	Other Escrows and Reserves consists of $1,419,650 for tenant improvements and $610,078 of rent abatements granted to CACI International Inc. Buyer Credits include, among other items, the aforementioned rent abatements and tenant improvements which were paid by the prior owner of the Loudoun Gateway II and III Property and reserved by the lender at the time of the origination of the Loudoun Gateway II and III Mortgage Loan (as defined below).

The Loan. The Loudoun Gateway II and III mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 179,864 square foot office property located in Sterling, Virginia (the “Loudoun Gateway II and III Property”). The Loudoun Gateway II and III mortgage loan was originated by KeyBank and has an outstanding principal balance as of the Cut-off Date of $29,410,000 (the “Loudoun Gateway II and III Mortgage Loan”). The Loudoun Gateway II and III Mortgage Loan has a 10-year, interest-only term and, along with approximately $16.2 million of borrower equity was utilized for the purpose of acquiring the Loudoun Gateway II and III Property.

The Property. The Loudoun Gateway II and III Property is comprised of two adjacent, Class A office buildings located off Business Court approximately 3.1 miles north of Dulles International Airport in Sterling, Virginia which is part of the larger Washington, D.C. metro region.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 12 – Loudoun Gateway II and III

The buildings were constructed in 2000 with Loudoun Gateway II consisting of four stories containing 102,882 square feet and Loudoun Gateway III consisting of three stories containing 76,982 square feet. Each building resides on a separate parcel which together total approximately 13.2-acres and provide 853 parking spaces for a parking ratio of approximately 4.7 spaces per 1,000 square feet of net rentable area. The buildings are mostly rectangular in shape with a central core containing two elevators per building, stairwells and restroom facilities. The outer areas contain open and private office areas with conference and employee break rooms. Amenities include a first-floor, grab-and-go food service with an automated attendant at Loudoun Gateway II and a first-floor fitness center at Loudoun Gateway III. As of July 1, 2019, the Loudoun Gateway II and III Property was 100% occupied and from August 2015 through July 2019, occupancy has averaged 95.1%.

Access to the surrounding region is via north/south Route 28 which is approximately 0.5 miles from the Loudoun Gateway II and III Property. Route 28 connects to Route 7, approximately 5 miles to the north and to Route 267, approximately 1.8 miles to the south and to Dulles International Airport. Route 267 (also known as Dulles Access Road) runs in a northwesterly/southeasterly direction and connects to Leesburg, Virginia to the northwest and I-495 (also known as the Capital Beltway), I-66 and Washington D.C. approximately 27 miles to the southwest. Additionally, the Dulles Corridor Metrorail expansion project is expanding regional rail access to Dulles International Airport and Loudoun County. The future Loudoun Gateway Metrorail Station will be approximately 3.0 miles from the Loudoun Gateway II and III Property, will provide a commuter parking garage with approximately 1,900 spaces and is expected to be completed in 2020.

Major Tenants.

CACI International Inc (146,056 square feet; 81.2% of NRA; 79.5% of Base Rent): CACI International Inc (“CACI”; NYSE: CACI; rated BB+/Ba2 by S&P/Moody’s) is a Fortune 1000 Company founded in 1962 and headquartered in Arlington, Virginia. CACI is an information solutions and technology services provider to defense, intelligence, and federal civilian agencies. CACI’s business operations are primarily centered around business systems and process reengineering; hardware, software and system/platform integration for command, control, communication and computer networks and mission-critical support for cyber and electronic warfare operations; engineering services; enterprise information technology infrastructure and mission support supply chain management and logistics. For the fiscal year ending June 30, 2019, CACI reported revenues of approximately $5.0 billion and generated a three-year cumulative average growth rate (“CAGR”) for revenue 11.1%. CACI reported operating income for the same period of approximately $377.9 million and a three-year operating income CAGR of 14.2%.

In November 2013, CACI acquired the original tenant under the lease, Six3 Advanced Systems, Inc., and has subsequently expanded their space four times. Under the terms of the lease, CACI has two, five-year extension options. CACI currently leases 69,074 square feet of space in Loudoun Gateway II (67.1% of the building’s NRA) until July 31, 2027 with two termination options requiring at least nine months’ written notice and payment of a termination fee equal to all unamortized abated base rent and tenant improvement allowances, brokerage commissions amortized on a straight-line basis and assuming an interest rate of 7%. The first termination option permits CACI to terminate up to 30,000 square feet of space in Loudoun Gateway II effective September 4, 2023. The second termination option permits CACI to terminate up to 100% of their space in Loudoun Gateway II effective September 4, 2025. CACI currently leases 76,982 square feet of space in Loudoun Gateway III (100% of the building’s NRA) until July 31, 2027 with no termination options.

The Market. The Loudoun Gateway II and III Property is located in Sterling, Virginia in the northerly portion of the Washington-Arlington-Alexandria, DC-VA-MD-WV Core Based Statistical Area (the “Washington CBSA”), the seventh most populous metropolitan area in the United States. The Washington CBSA’s largest industry sectors include professional and business services, government, and education and health services which together account for 57.5% of non-farm employment. The Washington CBSA’s population is generally more educated and affluent as compared to the United States as a whole. The percentage of population with bachelor degrees in the Washington CBSA is estimated at 25.1% compared to 18.7% in the United States. For advanced degrees, the difference is 23.6% compared to 11.3%. Median household income in the Washington CBSA is estimated at $96,382 compared to $58,754 in the United States. Increasing demand for high technology services and the well-educated workforce is driving technology and biotechnology companies to invest in the region. One third-party assessment ranked the Washington CBSA as the United States’ third most powerful technology hub.

The city of Sterling is situated in Loudoun County, one of the fastest growing counties in the United States in terms of population with a 29% population growth since 2010. The county also has the highest business growth of counties in the state of Virginia as measured by the number of businesses established, GDP growth, new building permits and federal contracts awarded. Business growth is reported at 13.9%, 13.9% and 15.8% for 2018, 2017 and 2016, respectively. Loudoun County’s largest industry cluster is information and communications technology which accounts for 19% of all business establishments and 15% of the county’s employment. Loudoun County is also known as “Data Center Alley” and is home to the world’s largest concentration of data centers, the development of which began in the early 1990’s. It is estimated as much as 70% of the world’s internet traffic is routed through Loudoun County. The proximity of data centers is directly related to achievable network speeds and security and allows multiple data centers to be connected and act as backups for each other. Major industry players present in the county include Amazon Web Services, Google, Microsoft, CyrusOne, Digital Realty Trust, and Equinix. The east coast headquarters for Amazon Web Services is located approximately 4.0 miles to the southwest of the Loudoun Gateway II and III Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 12 – Loudoun Gateway II and III

According to the appraisal, the Loudoun Gateway II and III Property is located within the Northern Virginia office market and the Loudoun County office submarket. As of second quarter 2019, the Northern Virginia office market contained approximately 133.6 million square feet of office space with an overall vacancy rate of 19.3% and a direct weighted asking rental rate of $36.50 per square foot for Class A space. As of second quarter 2019, the Northern Virginia office market reported leasing activity of approximately 4.4 million square feet with approximately 2.8 million square feet under construction and positive net absorption of 591,208 square feet. For the same period, the Loudoun County office submarket contained approximately 5.8 million square feet of office space with an overall vacancy rate of 19.1% and a direct weighted asking rental rate of $28.31 for Class A space. The Loudoun County office submarket reported leasing activity of approximately 162,583 square feet with approximately 35,934 square feet being removed from the submarket and no reported absorption of space.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
CACI International Inc(3)	Ba2 / BB+ / NA	146,056	81.2%	$23.79	$3,474,736	79.5%	7/31/2027
Axios, Inc	Ba2 / BB+ / NA	14,153	7.9%	$26.44	$374,205	8.6%	5/31/2023
Northstrat, Inc	NA / NA / NA	10,692	5.9%	$26.44	$282,696	6.5%	11/30/2024
FTS International, LLC	NA / NA / NA	8,963	5.0%	$26.44	$236,982	5.4%	5/31/2023
Top Tenants		179,864	100.0%	$24.29	$4,368,619	100.0%

Vacant Space		0	0.0%

Collateral Total		179,864	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	CACI has two options to terminate varying portions of its space in the Loudoun Gateway II building with at least nine months’ written notice and payment of a termination fee equal to all unamortized abated base rent and tenant improvement allowances, brokerage commissions amortized on a straight-line basis and assuming an interest rate of 7%. The first termination option permits CACI to terminate up to 30,000 square feet of space in Loudoun Gateway II effective on September 4, 2023. The second termination option permits CACI to terminate up to 100% of their space in Loudoun Gateway II effective on September 4, 2025.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2023	2	23,116	12.9	611,187	14.0	23,116	12.9%	$611,187	14.0%
2024	1	10,692	5.9	282,696	6.5	33,808	18.8%	$893,884	20.5%
2025	0	0	0.0	0	0.0	33,808	18.8%	$893,884	20.5%
2026	0	0	0.0	0	0.0	33,808	18.8%	$893,884	20.5%
2027	1	146,056	81.2	3,474,736	79.5	179,864	100.0%	$4,368,619	100.0%
2028	0	0	0.0	0	0.0	179,864	100.0%	$4,368,619	100.0%
2029	0	0	0.0	0	0.0	179,864	100.0%	$4,368,619	100.0%
2030 & Beyond	0	0	0.0	0	0.0	179,864	100.0%	$4,368,619	100.0%
Total	4	179,864	100.0%	$4,368,619	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 12 – Loudoun Gateway II and III

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$3,828,885	$3,045,461	$3,643,079	$2,959,757	$4,368,619	$24.29	79.7%
Vacant Income	0	0	0	0	0	$0	0.0
Gross Potential Rent	$3,828,885	$3,045,461	$3,643,079	$2,959,757	$4,368,619	$24.29	79.7%
Total Reimbursements	899,327	861,974	794,090	819,488	1,116,083	$6.21	20.3
Net Rental Income	$4,728,213	$3,907,435	$4,437,169	$3,779,245	$5,484,702	$30.49	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(822,705)	($4.57)	(15.0)
Other Income	42,136	7,400	2,400	(1,775)	0	$0.00	0.0
Effective Gross Income	$4,770,349	$3,914,835	$4,439,569	$3,777,471	$4,661,997	$25.92	85.0%
Total Expenses	1,619,564	1,584,190	1,592,274	1,525,936	1,751,031	$9.74	37.6
Net Operating Income(5)	$3,150,785	$2,330,646	$2,847,295	$2,251,535	$2,910,966	$16.18	62.4%
Capital Expenditures	0	0	0	0	35,973	$0.20	0.8
TI/LC	0	0	0	0	459,981	$2.56	9.9
Net Cash Flow	$3,150,785	$2,330,646	$2,847,295	$2,251,535	$2,415,012	$13.43	51.8%
(1)	TTM reflects the trailing twelve-month period ending August 2019.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Historical Rents in Place are presented net of any applicable rent abatements afforded to tenants in accordance with their respective leases. At origination, the borrower deposited into escrow $610,078 for rent abatements granted to CACI.

(4)	Underwritten Rents in Place consist of in-place rents as of the July 1, 2019 rent roll and include underwritten contractual rent increases of $383,420 through December 2020.

(5)	The drop in 2017 and TTM Rents in Place is due to rent abatements granted to tenants extending leases and/or expanding space at the Loudoun Gateway II and III Property. Abated rent in 2017 totaled $713,634 and in the TTM period totaled $1,082,243.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 13 – Village at Knapp’s Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	2.8%	Net Rentable Area (SF):	143,287
Loan Purpose:	Refinance	Location:	Grand Rapids, MI
Borrower:	East Beltline Development II, LLC	Year Built / Renovated:	2011-2019 / N/A
Borrower Sponsors:	Christopher G. Brochert, William T. Mast and Daniel L. Stern	Occupancy:	91.0%
		Occupancy Date:	7/31/2019
Interest Rate:	3.65000%	4th Most Recent NOI (As of)(1):	NAV
Note Date:	10/10/2019	3rd Most Recent NOI (As of)(1):	NAV
Maturity Date:	11/1/2029	2nd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	12 months	Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	UW Economic Occupancy:	89.5%
Original Amortization Term:	360 months	UW Revenues:	$3,943,498
Amortization Type:	IO-Balloon	UW Expenses:	$1,036,596
Call Protection:	L(24),Def(90),O(6)	UW NOI:	$2,906,902
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$2,742,252
Additional Debt:	No	Appraised Value / Per SF:	$38,900,000 / $271
Additional Debt Balance:	N/A	Appraisal Date:	10/9/2019
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$199
Taxes(2):	$115,390	$38,463	N/A	Maturity Date Loan / SF:	$161
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	73.3%
Replacement Reserves:	$1,791	$1,791	$85,000	Maturity Date LTV:	59.3%
TI/LC(4):	$430,000	Springing	$430,000	UW NCF DSCR:	1.75x
Other(5):	$708,026	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	100.0%	Payoff Existing Debt	$26,120,898	91.7%
			Upfront Reserves	1,255,207	4.4
			Construction/Leasing Costs(6)	668,563	2.3
			Closing Costs	273,619	1.0
			Return of Equity	181,713	0.6
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%
(1)	Historical NOI is not available as the Village at Knapp’s Crossing Property (as defined below) was constructed in multiple phases between 2011 and 2019.
(2)	The Village at Knapp’s Crossing Mortgage Loan (as defined below) documents do not require ongoing monthly collections for taxes with respect to the portion of the Village at Knapp’s Crossing Property occupied by TJ Maxx as long as (i) no Major Tenant Trigger Event (as defined in the Village at Knapp’s Crossing Mortgage Loan documents) exists, (ii) no event of default exists, (iii) the borrower provides to the lender all tax bills and evidence that TJ Maxx has paid such applicable taxes prior to the due date, and (iv) the TJ Maxx lease is in full force and effect.
(3)	The Village at Knapp’s Crossing Mortgage Loan documents do not require ongoing escrows for insurance premiums as long as (i) no event of default exists and (ii) the borrower maintains a blanket insurance policy acceptable to the lender.
(4)	The borrower will be required to deposit $7,164 into the TI/LC reserve on a monthly basis if the balance of the TI/LC reserve falls below $430,000.
(5)	Initial Other reserves include a $669,512 outstanding tenant improvements reserve for 11 tenants with outstanding tenant improvement obligations and a $38,514 rent reserve for four tenants that have signed leases but are not yet in occupancy or have not yet begun paying rent.
(6)	At origination, the borrower paid various hard construction costs, development fees, and leasing commissions of $362,475, $208,783, and $97,305, respectively.

The Loan. The Village at Knapp’s Crossing mortgage loan has an outstanding principal balance as of the Cut-off Date of $28.5 million (the “Village at Knapp’s Crossing Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 143,287 square foot anchored retail shopping center located in Grand Rapids, Michigan (the “Village at Knapp’s Crossing Property”). The Village at Knapp’s Crossing Mortgage Loan has a 10-year term, and following a one-year interest only period, amortizes on a 30-year schedule. The borrowing entity for the loan is East Beltline Development II, LLC, a Michigan limited liability company and special purpose

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 13 – Village at Knapp’s Crossing

entity. The borrower sponsors and nonrecourse carve-out guarantors are Christopher G. Brochert, William T. Mast and Daniel L. Stern. Mr. Brochert and Mr. Stern are the founders and principals of Lormax Stern, a fully integrated commercial real estate investment firm specializing in the acquisition, development and operational oversight of anchored retail properties across the continental United States. Lormax Stern has acquired and developed more than 50 shopping centers with an aggregate of 20 million square feet. Mr. Mast is the president of Visser Brothers, Inc., a general contracting company based in Grand Rapids.

The Property. The Village at Knapp’s Crossing Property is a 143,287 square foot anchored retail shopping center located at 2078 East Beltline Avenue Northeast in Grand Rapids, Michigan. The improvements consist of nine separate single-story, retail buildings that were built in multiple phases with construction beginning in 2011 and ending in 2019. As of July 31, 2019, the Village at Knapp’s Crossing Property is 91.0% leased by 28 tenants, including major tenants TJ Maxx, Old Navy, Ulta Beauty, and Five Below. Additional national tenants at the Village at Knapp’s Crossing Property consist of P.F. Chang’s, Bravo Brio Restaurant Group, Skechers, Bath & Body Works, Orange Theory, PNC Bank, Potbelly and GNC. A D&W Fresh Market grocery store which is not part of the collateral shadow anchors the Village at Knapp’s Crossing Property and is located on the southern portion of the shopping center. The Village at Knapp’s Crossing Property contains 497 surface parking spaces with overall parking ratio of approximately 3.5 spaces per 1,000 square feet of net rentable area.

The Village at Knapp’s Crossing Property is situated on a 24.44-acre site at the intersection of the primary arterials of East Beltline Avenue Northeast and Knapps Street Northeast, approximately one mile to the east of Interstate 96. The intersection is also home to a Meijer grocery store and a Celebration Cinema movie theater. Traffic counts near the Village at Knapp’s Crossing Property along East Beltline Avenue Northeast average 42,400 vehicles per day. The immediate area consists of primarily retail, office and public use areas, with residential development removed from the main arterials.

Major Tenants.

TJ Maxx (22,950 square feet; 16.0% of NRA; 8.1% of Base Rent): TJ Maxx has a 10-year lease with an expiration of July 2029, four, five-year renewal options and no termination options. TJ Maxx is a subsidiary of TJX Companies, Inc. (NYSE: TJX) (rated A2/A+ by Moody’s/S&P) (“TJX”), an off-price apparel and home fashions retailer in the United States and worldwide. TJX brands in the United States include T.J. Maxx and Marshalls (combined, Marmaxx), HomeGoods, Sierra, and Homesense. TJX is a Fortune 500 company and operates more than 4,300 stores in nine countries, three e-commerce sites, and approximately 270,000 employees.

Old Navy (12,500 square feet; 8.7% of NRA; 8.4% of Base Rent): Old Navy has a five-year lease with an expiration of July 2024, three, five-year renewal options and no termination options. Founded in 1994, Old Navy is an American fashion retailer of men’s, women’s and children’s apparel and accessories with over 1,000 stores around the world. Old Navy is a division of Gap, Inc. (NYSE: GPS) (rated Baa2/BB+ by Moody’s/S&P), which is a worldwide omni-channel apparel retail company that offers products under the Gap, Banana Republic, Old Navy, Athleta, Intermix, Hill City, and Janie and Jack brands.

Ulta Beauty (10,080 square feet; 7.0% of NRA; 7.4% of Base Rent): Ulta Beauty (NASDAQ: ULTA) (“Ulta”) has a 10-year lease with an expiration of August 2029, two, five-year renewal options and no termination options. Ulta is the largest beauty retailer in the United States, providing cosmetics, fragrance, skin and hair care products, and salon services. Ulta offers more than 25,000 products from over 500 beauty brands across all categories and price points, including Ulta’s own private label. Each Ulta store includes a full-service salon featuring hair, skin and brow services. As of August 2019, Ulta operates 1,213 retail stores across 50 states.

The Market. The Village at Knapp’s Crossing Property is located in Grand Rapids, Kent County, Michigan. Grand Rapids has a 2018 population of approximately 1.1 million and is the second largest city in Michigan after Detroit. The Grand Rapids metropolitan area is known as a furniture-manufacturing center, as it is home to five major office furniture companies. The city and surrounding communities are economically diverse, contributing to the healthcare, information technology, automotive, aviation, consumer goods, and manufacturing industries.

The Village at Knapp’s Crossing Property is located in the Grand Rapids retail market and the Northeast Grand Rapids retail submarket. According to a third-party market research report as of the second quarter of 2019, the Grand Rapids retail market contains approximately 61.8 million square feet, with a vacancy rate of 3.5% and a market rent of $12.24 per square foot. The Northeast Grand Rapids retail submarket contains approximately 3.5 million square feet, with a vacancy rate of 6.2% and asking rent of $11.83 per square foot. According to a third-party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the Village at Knapp’s Crossing Property was 4,713, 46,849, and 156,668, respectively. The estimated 2019 average household income within a one-, three- and five-mile radius of the Village at Knapp’s Crossing Property was $115,370, $64,511, and $61,242, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 13 – Village at Knapp’s Crossing

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
TJ Maxx	A2 / A+ / NA	22,950	16.0%	$10.95	$251,303	8.1%	7/30/2029
Old Navy	Baa2 / BB+ / NA	12,500	8.7	$21.00	262,500	8.4	7/31/2024
Ulta Beauty	NA / NA / NA	10,080	7.0	$23.00	231,840	7.4	8/31/2029
Five Below	NA / NA / NA	8,500	5.9	$17.50	148,750	4.8	6/30/2029
Chow Hound	NA / NA / NA	7,000	4.9	$20.00	140,000	4.5	8/31/2028
P.F. Chang’s	NA / NA / NA	6,967	4.9	$20.16	140,450	4.5	11/30/2021
Bravo Brio Restaurant Group	NA / NA / NA	6,775	4.7	$35.80	242,550	7.8	12/31/2026
Skechers	NA / NA / NA	5,000	3.5	$25.00	125,000	4.0	7/31/2029
Woodhouse Day Spa	NA / NA / NA	5,000	3.5	$28.00	140,000	4.5	8/31/2028
Mission BBQ	NA / NA / NA	4,427	3.1	$22.75	100,714	3.2	10/31/2029
Top Ten Tenants		89,199	62.3%	$19.99	$1,783,107	57.1%

Non Top Ten Tenants		41,226	28.8%	$32.45	$1,337,814	42.9%

Occupied Collateral Total		130,425	91.0%	$23.93	$3,120,921	100.0%

Vacant Space		12,862	9.0%

Collateral Total		143,287	100.0%

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	12,862	9.0%	NAP	NAP	12,862	9.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	12,862	9.0%	$0	0.0%
2020	0	0	0.0	0	0.0	12,862	9.0%	$0	0.0%
2021	2	8,407	5.9	185,090	5.9	21,269	14.8%	$185,090	5.9%
2022	0	0	0.0	0	0.0	21,269	14.8%	$185,090	5.9%
2023	0	0	0.0	0	0.0	21,269	14.8%	$185,090	5.9%
2024	1	12,500	8.7	262,500	8.4	33,769	23.6%	$447,590	14.3%
2025	2	3,519	2.5	120,810	3.9	37,288	26.0%	$568,400	18.2%
2026	7	21,643	15.1	743,530	23.8	58,931	41.1%	$1,311,930	42.0%
2027	0	0	0.0	0	0.0	58,931	41.1%	$1,311,930	42.0%
2028	4	16,691	11.6	420,730	13.5	75,622	52.8%	$1,732,660	55.5%
2029	10	62,708	43.8	1,196,513	38.3	138,330	96.5%	$2,929,173	93.9%
2030 & Beyond	2	4,957	3.5	191,748	6.1	143,287	100.0%	$3,120,921	100.0%
Total	28	143,287	100.0%	$3,120,921	100.0%
(1)	Based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 13 – Village at Knapp’s Crossing

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,120,921	$21.78	70.8%
Vacant Income	385,860	2.69	8.8
Gross Potential Rent	$3,506,781	$24.47	79.6%
Total Reimbursements	900,180	6.28	20.4
Net Rental Income	$4,406,961	$30.76	100.0%
(Vacancy/Credit Loss)	(463,463)	(3.23)	(10.5)
Effective Gross Income	$3,943,498	$27.52	89.5%

Total Expenses	$1,036,596	$7.23	26.3%

Net Operating Income	$2,906,902	$20.29	73.7%

Total TI/LC, Capex/RR	164,650	1.15	4.2

Net Cash Flow	$2,742,252	$19.14	69.5%
(1)	Historical financial statements are not available as the Village at Knapp’s Crossing Property was constructed in multiple phases between 2011 and 2019.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place consist of in-place rents as of July 31, 2019, including (i) four tenants that have executed leases but not yet taken occupancy or begun paying rent, representing 6,739 square feet and approximately $38,514 of underwritten rent and (ii) underwritten contractual rent increases of $1,664 through February 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 14 – 200 North Warner Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,350,000	Title:	Fee
Cut-off Date Principal Balance:	$27,350,000	Property Type – Subtype:	Office - Suburban
% of IPB:	2.7%	Net Rentable Area (SF):	164,157
Loan Purpose:	Acquisition	Location:	King of Prussia, PA
Borrower:	Pembroke TCM North Warner LLC	Year Built / Renovated:	1982 / 2017
Borrower Sponsors(1):	Various	Occupancy(4):	80.1%
Interest Rate:	3.97300%	Occupancy Date:	8/15/2019
Note Date:	10/15/2019	4th Most Recent NOI (As of):	$1,338,104 (Annualized T-7 12/31/2016)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$1,217,029 (12/31/2017)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$1,577,990 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(5)(6):	$2,191,987 (TTM 07/01/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	83.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,161,037
Call Protection:	L(24),Def(91),O(5)	UW Expenses:	$1,449,007
Lockbox / Cash Management:	Hard / In Place	UW NOI(6):	$2,712,030
Additional Debt:	No	UW NCF:	$2,510,925
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,400,000 / $246
Additional Debt Type:	N/A	Appraisal Date:	8/27/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$167
Taxes:	$102,893	$25,723	N/A	Maturity Date Loan / SF:	$151
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	67.7%
Replacement Reserves:	$420,000	$2,736	N/A	Maturity Date LTV:	61.4%
TI/LC:	$1,465,000	$13,680	$2,200,000	UW NCF DSCR:	1.61x
Other(3):	$1,062,303	$0	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds	$27,350,000	65.3%	Purchase Price	$37,850,000	90.4%
Borrower’s Equity	14,503,404	34.7	Upfront Reserves	3,050,196	7.3
			Closing Costs	953,208	2.3
Total Sources	$41,853,404	100.0%	Total Uses	$41,853,404	100.0%

(1)	The borrower sponsors are John. B Vander Zwaag, Richard Hamlin, Janet Kaz, Benjamin Adams, Pembroke IV LLC, Pembroke North Warner Investors LLC, TCM North Warner LLC and TCM North Warner GP LLC.
(2)	Monthly insurance reserves of 1/12th of the annual insurance premiums will not be required as long as the borrower maintains a blanket policy acceptable to the lender.
(3)	Other Escrows includes $379,378 for HVAC replacement, $545,278 in outstanding tenant improvements and leasing commissions and $137,647 of free/gap rent.
(4)	Occupancy excludes two dark tenants totaling 8,199 square feet that continue to pay rent. Occupancy including the dark tenants equals 85.1%.
(5)	The increase in NOI from 12/31/2018 to TTM 7/1/2019 is primarily due to the execution of three leases and one renewal (antenna tenant) totaling 11,125 square feet for $371,233 of underwritten base rent.
(6)	The increase in NOI from TTM 7/1/2019 to UW NOI is primarily due to (i) rent steps totaling $132,579, (ii) a lease expansion accounting for $104,514 of underwritten base rent commencing in October 2019, and (iii) a new lease with Connective RX commencing in January 2020 for $146,547 of UW rent.

The Loan. The 200 North Warner Road mortgage loan (the “200 North Warner Road Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 164,157 square foot office property located in King of Prussia, Pennsylvania (the “200 North Warner Road Property”). The 200 North Warner Road Mortgage Loan was originated by Barclays Capital Real Estate Inc. and has an outstanding principal balance as of the Cut-off Date of $27,350,000.The 200 North Warner Road Mortgage Loan has a 10-year term and is interest-only for the first 60 months of the term followed by a 30-year amortization schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 14 – 200 North Warner Road

The Property. The 200 North Warner Road Property is a four-story, Class A, multi-tenant, office building with a total net rentable area of 164,157 square feet situated on a 12.1-acre site in King of Prussia, Pennsylvania. Built in 1982, the 200 North Warner Road Property was fully renovated in 2017 with upgrades including a new front entrance and windows, parking lot and landscaping updates and an extended lobby featuring a four-story atrium, a lounge area and grab-and-go food station. A conference room center and training room were also added, with over $4.2 million invested in the total renovation. The 200 North Warner Road Property also includes a total of 564 parking spaces, resulting in a parking ratio of 3.4 spaces per 1,000 SF. Leasing activity at the 200 North Warner Road Property since the beginning of 2018 comprises eight new leases totaling 46,778 SF, three renewals totaling 8,576 SF, and two expansions totaling 10,186 SF. As of August 15, 2019, the 200 North Warner Road Property was 85.1% leased to 20 different tenants across various industries. Excluding two dark tenants leasing a combined 8,199 square feet, the physical occupancy was 80.1%.

Major Tenants.

AT&T Mobility (NYSE: T; Moody’s/S&P/Fitch: Baa2/BBB/A-; 15.2% of NRA; 16.9% of underwritten rent) (“AT&T”) is the largest tenant at the 200 North Warner Road Property. AT&T is the world’s largest telecommunications company, and the second largest provider of mobile telephone services in the United States and the largest provider of fixed telephone services in the United States. In 2018, AT&T was ranked #9 on the Fortune 500 List of the largest United States corporations. As of year-end 2018, AT&T had a $226.9 billion market capitalization, and revenues of $170 billion. AT&T’s offices at the 200 North Warner Road Property are used by the company’s mobility segment. AT&T has been at the 200 North Warner Road Property since 2002, and its lease is scheduled to expire in September 2022. AT&T has two, three-year extension options remaining. In 2002, AT&T originally leased 111,614 square feet and between 2012 and 2017, downsized to its current net rentable area of 24,884 SF. AT&T’s downsizing resulted in the foreclosure of the previous loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for more details.

During the continuance of an AT&T Trigger Event (as defined below), excess cash will be swept into a rollover reserve account. An “AT&T Trigger Event” will commence if one or more of the following has occurred: (i) upon the earlier of (a) December 31, 2021 or (b) upon AT&T giving notice of its intent not to renew 75% or more of its space, (ii) AT&T has abandoned or vacated 75% or more of its space, (iii) AT&T, any parent company or any guarantor of its lease is subject to bankruptcy proceedings, (iv) the AT&T lease has been terminated, or (v) AT&T becomes delinquent in payments under its lease beyond applicable cure periods. In the case of an AT&T Trigger Event described in clauses (i), (ii), (iv) or (v) above, no cash sweep will occur if (i) AT&T has given notice of renewal under its lease, (ii) AT&T has agreed to remain in possession of 75% or more of its space at a rent of $26.50 per square foot or greater or (iii) the AT&T space has been re-leased under a qualified replacement lease. In the case of an AT&T Trigger Event described in clause (iii) above, no cash sweep will be occur if the AT&T lease is affirmed by AT&T in a bankruptcy proceeding or the receipt of a tenant estoppel satisfactory to the lender.

Acriscure, LLC/ Odell Studner (12.0% of NRA; 12.1% of underwritten rent) (“Odell Studner”) is the second largest tenant at the 200 North Warner Road Property. Odell Studner is an insurance brokerage and consulting firm. The Philadelphia Business Journal recognized the company as the 10th largest insurance brokerage in the local area. Odell Studner has been at the 200 North Warner Road Property since 2016, and has recently expanded its premises at the 200 North Warner Road Property. The initial lease of 15,393 square feet expires in November 2023 and the 4,269 square foot lease for its expansion space expires in November 2026. Odell Studner has one, five-year extension for the 15,393 square foot portion of its leased space.

Arco Design/Build Northeast (7.8% of NRA; 8.7% of underwritten rent) (“Arco”) is the third largest tenant at the 200 North Warner Road Property. Arco is a consulting, design and construction company, which serves as an owner and operator of industrial facilities that support logistics and supply chain operations. This tenant has been at the 200 North Warner Road Property since 2014 and has expanded its premises in 2017 and in 2019. The leases expire in July 2024.

Quadgen Wireless Solutions (7.4% of NRA; 9.0% of underwritten rent) (“Quadgen”) is the fourth largest tenant at the 200 North Warner Road Property. Quadgen is a network and engineering services company, which enables customers to deploy new technologies, improve network capacity, reduce costs and optimize network performance. Quadgen’s space at the 200 North Warner Road Property serves as its corporate headquarters. The company employs approximately 800 people and has an additional headquarters in Bengaluru, India. Quadgen has been a tenant at the 200 North Warner Road Property since 2018, with a lease scheduled to expire in October 2025. Quadgen has one, five-year renewal option remaining and has a termination option effective following October 2023.

Velocitel, Inc. (S&P: B; 7.0% of NRA; 8.5% of underwritten rent) (“Velocitel”) is the fifth largest tenant at the 200 North Warner Road Property. Velocitel provides site-acquisition, design, engineering, implementation, upgrade, maintenance, and radio frequency compliance services for wireless infrastructure. Since the company was founded in 1987, Velocitel has designed, constructed, and deployed over 50,000 wireless sites. In 2017, Velocitel was acquired by QualTek, a leading provider of engineering, construction, fulfillment and project management services to the telecommunications industry. Both companies are now headquartered in King of Prussia, Pennsylvania. Velocitel has been at the 200 North Warner Road Property since 2012 and expanded its premises in 2017. Both of Velocitel’s leases expire in September 2022 with no renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 14 – 200 North Warner Road

The Market. The 200 North Warner Road Property is located in the center of King of Prussia, Pennsylvania, approximately 20 miles from the Philadelphia central business district. The 200 North Warner Road Property is located one block from the King of Prussia Mall, which is the largest mall in the U.S. in terms of retail space and offers over 400 stores, three food courts and other dining options. The 200 North Warner Road Property is also situated across the street from the King of Prussia Town Center, which is a mixed-use development town known as the Village at Valley Forge. The Village at Valley Forge is a 122-acre space that is home to residential housing, including five new residential developments, office space, hospitality, a Wegmans Food Market, the Children’s Hospital of Philadelphia, dining, and entertainment.

The 200 North Warner Road Property also has immediate access to the major thoroughfares of the region, at the intersection of the Schuylkill Expressway (I-76) and Route 202, and is in close proximity to Route 422 and the Pennsylvania Turnpike. Vehicular access to each of these thoroughfares can be reached from the 200 North Warner Road Property each within a few minutes. Furthermore, the 200 North Warner Road Property is situated in the Philadelphia Main Line Area, one of the wealthiest areas in the Philadelphia MSA, with the median household incomes within one-, three-, and five- mile-radii of the 200 North Warner Road Office Property of $79,436, $100,922, and $88,054 respectively. The population within the same parameters is 4,792, 59,631, and 174,738, respectively.

The 200 North Warner Road Property is located in the suburban Philadelphia office market and the King of Prussia/Valley Forge submarket. As of the second quarter of 2019, the suburban Philadelphia market had an inventory of 60.3 million square feet and a vacancy rate of 15.7%. The King of Prussia/Valley Forge submarket had an inventory of 16.75 million square feet, a vacancy rate of 13.1%, and an average asking rate of $27.35 per square foot as of the end of the second quarter of 2019.

The appraiser identified 25 competitive office complexes. These competitors amount to approximately 2.4 million square feet of office space with a vacancy rate of 11.0%. The asking rent among the competitive properties that reported ranged from $19.50 PSF to $38.25 per square foot.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
AT&T	Baa2 / BBB / A-	24,884	15.2%	$26.93	$670,172	16.9%	9/30/2022(2)
Odell Studner	NA / NA / NA	19,662	12.0	$24.50	481,661	12.1	Various(3)
Arco	NA / NA / NA	12,834	7.8	$26.92	345,476	8.7	7/31/2024
Quadgen	NA / NA / NA	12,199	7.4	$29.30	357,385	9.0	10/31/2025(4)
Velocitel	NA / B / NA	11,440	7.0	$29.50	337,480	8.5	09/30/2022
Major Tenants / Wtd. Avg.		81,019	49.4%	$27.06	$2,192,174	55.2%
Non Major Tenants / Wtd. Avg.		58,646	35.7%	$30.39	$1,782,354	44.8%
Occupied Collateral Total / Wtd. Avg.		139,665	85.1%	$28.46	$3,974,527	100.0%

Vacant Space		24,492	14.9%

Collateral Total		164,157	100.0%

(1)	Based on underwritten rent roll dated August 15, 2019.
(2)	AT&T has two, three-year extension options at its then-fair market rent.
(3)	Odell Studner has one, five-year extension option on its 15,393 square foot space at its then-fair market rent. The 4,269 SF space has no renewal options. The 15,393 square foot space has a lease expiration date of November 30, 2023 and the 4,269 square foot space has a lease expiration of November 30, 2026.
(4)	QuadGen has one, five-year extension option at 95% of its then-fair market rent. QuadGen also has the right to terminate its lease effective as of October 31, 2023 upon 270 days prior written notice to the borrower and the payment of a termination fee in an amount equal to the sum of the unamortized balance of the leasing commissions actually paid by landlord in connection with the lease, the unamortized total cost of landlord work, and the unamortized balance of all other leasing costs, calculated on a straight-line basis over the lease term at an 8% interest rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5

No. 14 – 200 North Warner Road

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring(3)	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	24,492	14.9%	NAP	NAP	24,492	14.9%	NAP	NAP
2019 & MTM	0	0	0	$0	0%	24,492	14.9%	$0	0%
2020	2	3,569	2.2	98,439	2.5	28,061	17.1%	$98,439	2.5%
2021	1	2,211	1.3	54,744	1.4	30,272	18.4%	$153,183	3.9%
2022	6	48,321	29.4	1,408,282	35.4	78,593	47.9%	$1,561,465	39.3%
2023	4	30,299	18.5	790,807	19.9	108,892	66.3%	$2,352,271	59.2%
2024	3	14,938	9.1	450,104	11.3	123,830	75.4%	$2,802,376	70.5%
2025	3	17,699	10.8	523,430	13.2	141,529	86.2%	$3,325,805	83.7%
2026	3	17,486	10.7	502,175	12.6	159,015	96.9%	$3,827,980	96.3%
2027	1	5,142	3.1	146,547	3.7	164,157	100.0%	$3,974,527	100.0%
2028	0	0	0.0	0	0.0	164,157	100.0%	$3,974,527	100.0%
2029	0	0	0.0	0	0.0	164,157	100.0%	$3,974,527	100.0%
2030 & Beyond	0	0	0.0	0	0.0	164,157	100.0%	$3,974,527	100.0%
Total	23	164,157	100.0%	$3,974,527	100.0%

(1)	Based on the underwritten rent roll dated August 15, 2019.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the initial expiration date of the lease, which are not reflected in the table.
(3)	Includes the two tenants that have gone dark, goBalto, Inc. (4,631 NRA Expiring in February 2023 / $136,601 underwritten Base Rent Expiring) and LCC Design Services (3,568 NRA Expiring in December 2020 / $87,666 underwritten Base Rent Expiring).

Operating History and Underwriting Net Cash Flow
	2016(1)	2017	2018(2)	TTM(2)(3)(4)	Underwritten(4)	Per Square Foot	%(5)
Rents in Place(6)	$2,837,323	$2,588,889	$2,896,685	$3,506,418	$3,974,527	$24.21	80.2%
Vacant Income	0	0	0	0	698,022	4.25	14.1
Gross Potential Rent	$2,837,323	$2,588,889	$2,896,685	$3,506,418	$4,672,549	$28.46	94.3%
Total Reimbursements	182,281	231,184	309,098	259,560	281,064	$1.71	5.7
Net Rental Income	$3,019,604	2,820,073	$3,205,783	$3,765,977	$4,953,613	$30.18	100.0%
Other Income	0	0	15,860	0	0	$0	0.0
(Vacancy/Credit Loss)(7)	245,574	207,879	234,654	133,807	792,576	$4.83	17.0
Effective Gross Income	$2,774,030	$2,612,194	$2,986,990	$3,632,170	$4,161,037	$25.35	84.0%
Total Expenses	$1,435,926	$1,395,164	$1,409,000	$1,440,183	$1,449,007	$8.83	34.8
Net Operating Income	$1,338,104	$1,217,029	$1,577,990	$2,191,987	$2,712,030	$16.52	65.2%
Cap Ex, Total TI/LC	0	0	0	0	201,105	$1.23	4.8
Net Cash Flow	$1,338,104	$1,217,029	$1,577,990	$2,191,987	$2,510,925	$15.30	60.3%

(1)	Represents annualized values based on June to December 2016 data.
(2)	The increase in NOI from 2018 to TTM is primarily due to the execution of three leases and one renewal (antenna tenant) totaling 11,125 square feet for $371,233 of underwritten base rent.
(3)	TTM reflects the trailing 12-month period ending July 1, 2019.
(4)	The increase in NOI from TTM to Underwritten is primarily due to (i) rent steps totaling $132,579, (ii) a lease expansion accounting for $104,514 of underwritten base rent commencing in October 2019, and (iii) a new lease with Connective RX commencing in January 2020 for $146,547 of underwritten rent.
(5)	% column represents percent of Net Rental Income for all revenue lines, represents percent of Gross Potential Rent for Vacancy/Credit Loss and represents percent of Effective Gross Income for the remainder of the fields.
(6)	Underwritten Rents in Place includes $132,579 of rent steps.
(7)	Vacancy/Credit Loss for the historical financial periods represents free rent adjustments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5
No. 15 – Moffett Towers II – Buildings 3 & 4

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.5%	Net Rentable Area (SF):	701,266
Loan Purpose:	Refinance	Location:	Sunnyvale, CA
Borrower:	MT2 B3-4 LLC	Year Built / Renovated:	2019 / N/A
Borrower Sponsor:	Jay Paul Company	Occupancy:	100.0%
Interest Rate:	3.76386%	Occupancy Date:	6/19/2019
Note Date:	6/19/2019	4th Most Recent NOI (As of)(7):	NAV
Anticipated Repayment Date(2):	7/6/2029	3rd Most Recent NOI (As of)(7):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(7):	NAV
Original Term:	120 months	Most Recent NOI (As of)(7):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	97.5%
Amortization Type:	ARD – Interest Only	UW Revenues:	$57,629,637
Call Protection(3):	L(24),Grtr1%orYM(4), DeforGrtr1%orYM(85),O(7)	UW Expenses:	$11,259,997
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$46,369,641
Additional Debt(1):	Yes	UW NCF:	$46,224,616
Additional Debt Balance(1):	$325,000,000 / $155,000,000 / $85,000,000	Appraised Value / Per SF(8):	$790,000,000 / $1,127
Additional Debt Type(1):	Pari Passu / B-Notes / Mezzanine	Appraisal Date(8):	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Total Debt
Taxes:	$525,523	$87,587	N/A	Cut-off Date Loan / SF:	$499	$841
Insurance(4):	$0	Springing	N/A	Maturity Date Loan / SF:	$499	$841
Replacement Reserves(5):	$0	Springing	N/A	Cut-off Date LTV:	44.3%	74.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	44.3%	74.7%
Other(6):	$39,293,262	Springing	Various	UW NCF DSCR:	3.46x	1.91x
				UW NOI Debt Yield:	13.2%	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$350,000,000	59.3%	Payoff Existing Debt(9)	$408,943,870	69.3%
B-Notes(1)	155,000,000	26.3	Upfront Reserves	39,818,785	6.7
Mezzanine Loan	85,000,000	14.4	Closing Costs(10)	26,972,612	4.6
			Return of Equity	114,264,733	19.4
Total Sources	$590,000,000	100.0%	Total Uses	$590,000,000	100.0%

(1)	The Moffett Towers II – Buildings 3 & 4 mortgage loan is part of a whole loan evidenced by (i) 11 senior pari passu notes with an aggregate original principal balance of $350.0 million and (ii) three subordinate B-notes with an aggregate original principal balance of $155.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the Moffett Towers II – Buildings 3 & 4 Senior Loan (as defined below). Based on the Moffett Towers II – Buildings 3 & 4 Whole Loan (as defined below), the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 63.9%, 2.40x and 9.2%, respectively. Additionally, an $85.0 million mezzanine loan was funded concurrently with the origination of the Moffett Towers II – Buildings 3 & 4 Whole Loan. Including the Moffett Towers II – Buildings 3 & 4 Whole Loan and Moffett Towers II – Buildings 3 & 4 Mezzanine Loan (as defined below), the total Cut-off Date LTV, total UW NCF DSCR and total UW NOI Debt Yield are 74.7%, 1.91x and 7.9%, respectively.

(2)

The Moffett Towers II – Buildings 3 & 4 Whole Loan is structured with an anticipated repayment date of July 6, 2029 (the “ARD”). If the Moffett Towers II – Buildings 3 & 4 Whole Loan is not paid off before the ARD, then the Moffett Towers II – Buildings 3 & 4 Whole Loan will accrue interest at the Adjusted Interest Rate (as defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred. In addition, from and after the ARD, all excess cash flow from the Moffett Towers II – Buildings 3 & 4 Property after the payment of the reserves for tax and insurance, and mortgage and mezzanine interest calculated at the initial interest rate will be applied (i) first, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Senior Loan, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the entire Moffett Towers II – Buildings 3 & 4 Senior Loan, (ii) second, if the Moffett Towers II – Buildings 3 & 4 Senior Loan has been repaid in full, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B Notes in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B Notes, (iii) third, if lender elects, to make reserve payments for capital expenditures, (iv) fourth, to pay operating costs, (v) fifth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Senior Loan until the entire outstanding principal balance is paid, (vi) sixth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5
No. 15 – Moffett Towers II – Buildings 3 & 4

Notes until the entire outstanding principal balance is paid, (vii) seventh, to the payment of accrued interest under the Moffett Towers II – Buildings 3 & 4 Senior Loan and (viii) eighth, to the payment of accrued interest under the Moffett Towers II – Buildings 3 & 4 B Notes. The final maturity date of the Moffett Towers II – Buildings 3 & 4 Whole Loan is June 6, 2034.

(3)	Defeasance of the Moffett Towers II – Buildings 3 & 4 Whole Loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the Moffett Towers II – Buildings 3 & 4 Whole Loan to be securitized or (ii) June 19, 2022. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in November 2019. The actual lockout period may be longer.

(4)	The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the Moffett Towers II – Buildings 3 & 4 Property is insured under a blanket insurance policy in accordance with the Moffett Towers II – Buildings 3 & 4 Whole Loan documents.

(5)	Upon the occurrence of a Trigger Period (as defined below), the borrower is required to escrow $12,085 for ongoing replacement reserves. A “Trigger Period” will commence following in occurrence of (i) July 6, 2029; (ii) an event of default under the Moffett Towers II – Buildings 3 & 4 Whole Loan or Moffett Towers II – Buildings 3 & 4 Mezzanine Loan; (iii) a Low DSCR Period (as defined below); or (iv) a Lease Sweep Period as defined in the Moffett Towers II – Buildings 3 & 4 Whole Loan documents. A ”Low DSCR Period” will commence if (i) the Moffett Towers II – Buildings 3 & 4 Property is not fully leased to either (a) Facebook or (b) one or more investment grade entities pursuant to lease(s) that is substantially on the same or better terms as the Facebook lease and (ii) the debt service coverage ratio is less than 1.90x for the Moffett Towers II – Buildings 3 & 4 Whole Loan or the combined debt service coverage ratio for the Moffett Towers II – Buildings 3 & 4 Whole Loan and Moffett Towers II – Buildings 3 & 4 Mezzanine Loan is less than 1.50x.

(6)	At origination, the borrower escrowed $16,127,329 to fund a free rent reserve covering the period from August 2019 to December 2019 and $23,165,933 for outstanding tenant improvements and leasing commissions for Facebook. Upon the occurrence of a Lease Sweep Period as defined in the Moffett Towers II – Buildings 3 & 4 Whole Loan documents, the borrower will be required to escrow $1,031,600 on each monthly payment date during the continuance of such Lease Sweep Period up to the Lease Sweep and Debt Service Reserve Cap as defined in the Moffett Towers II – Buildings 3 & 4 Whole Loan documents.

(7)	Historical NOI is unavailable for the Moffett Towers II – Buildings 3 & 4 Property since it was built in 2019.

(8)	The appraised value is a prospective market value that assumes that any remaining construction costs have been paid and Facebook, the sole tenant, has taken occupancy, completed construction and commenced rental payments (expected January 1, 2020 for Building 3 and December 1, 2019 for Building 4, pursuant to its leases). The borrower reserved $23,165,933 for remaining construction costs and $16,127,329 representing 100% of the free rent. Facebook has taken possession of its space and is currently constructing its interior improvements. The as-is appraised value is $726.0 million as of May 3, 2019 and is inclusive of deductions for rent concessions and outstanding tenant improvements and leasing commissions, equating to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 48.2%.

(9)	In May 2018, Goldman Sachs Bank USA (“GS Bank”) funded a $795.0 million loan to an affiliate of the borrower to construct the Moffett Towers II – Buildings 3 & 4 Property. GS Bank subsequently syndicated $690.0 million of such loan to third parties, including one syndication partner who placed its $100.0 million allocation on a warehouse line with GS Bank. GS Bank retained $105.0 million of such loan on its balance sheet. The Moffett Towers II – Buildings 3 & 4 Whole Loan was used in part to pay off the existing GS Bank loan.

(10)	Approximately $18.4 million of closing costs are expenses associated with Level 10 Construction LP, an affiliate of the borrower.

The Loan. The Moffett Towers II – Buildings 3 & 4 mortgage loan is part of a whole loan evidenced by (i) 11 senior pari passu promissory notes with an aggregate original principal balance of $350,000,000 (the “Moffett Towers II – Buildings 3 & 4 Senior Loan”) and (ii) three B-notes with an aggregate original principal balance of $155,000,000, which are subordinate to the Moffett Towers II – Buildings 3 & 4 Senior Loan (the “Moffett Towers II – Buildings 3 & 4 B-Notes,” and together with the Moffett Towers II – Buildings 3 & 4 Senior Loan, the “Moffett Towers II – Buildings 3 & 4 Whole Loan”). The Moffett Towers II – Buildings 3 & 4 Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in 701,266 square feet of office buildings located in Sunnyvale, California. Promissory Note A-1-E, with an aggregate original principal balance of $25,000,000 will be included in the BBCMS 2019-C5 Trust. The Moffett Towers II – Buildings 3 & 4 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MFTII 2019-B3B4 Trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—Moffett Towers II—Buildings 3 & 4” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Moffett Towers II – Buildings 3 & 4 Whole Loan requires interest-only payments through the ARD and accrues interest at a rate of 3.76386% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the Moffett Towers – Buildings 3 & 4 Whole Loan will accrue interest at a rate of the greater of (a) 5.26386% per annum, (b) the 10-year swap rate on the ARD plus 150 basis points or (c) the default rate as defined in the loan documents (the “Adjusted Interest Rate”). In addition, to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied as described in footnote (2) above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5
No. 15 – Moffett Towers II – Buildings 3 & 4

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$2,750,000	MFTII 2019-B3B4	No
Note A-2-A	$1,125,000	MFTII 2019-B3B4	No
Note A-3-A	$1,125,000	MFTII 2019-B3B4	No
Note A-1-B	$65,000,000	BBCMS 2019-C4	(1)
Note A-1-C	$50,000,000	BANK 2019-BNK19	No
Note A-1-D	$49,750,000	WFCM 2019-C52	No
Note A-1-E	$25,000,000	BBCMS 2019-C5	No
Note A-2-B	$34,450,000	CD 2019-CD8	No
Note A-2-C	$43,175,000	CGCMT 2019-GC41	No
Note A-3-B	$65,550,000	GSMS 2019-GC42	No
Note A-3-C	$12,075,000	CGCMT 2019-GC41	No
Note B-1	$85,250,000	MFTII 2019-B3B4	Yes(1)
Note B-2	$34,875,000	MFTII 2019-B3B4	Yes(1)
Note B-3	$34,875,000	MFTII 2019-B3B4	Yes(1)
Total	$505,000,000
(1)	When a control appraisal period is in effect, Note A-1-B will be the controlling note, and the Directing Certificateholder will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—Moffett Towers II – Buildings 3 & 4” in the Preliminary Prospectus.

The Property. The Moffett Towers II – Buildings 3 & 4 property (the “Moffett Towers II – Buildings 3 & 4 Property”) consists of two identical, newly-constructed eight-story buildings totaling 701,266 square feet of Class A office space 100.0% leased to Facebook through May 31, 2034 and located in Sunnyvale, California. The Moffett Towers II – Buildings 3 & 4 Property is the third and final phase of the approximately 1.8 million square foot, five-building Moffett Towers II campus and is situated on 13.4 acres of the 47.4 acre campus. In addition to approximately $80.5 million in allocated land acquisition costs, according to the borrower sponsor, the construction and development of the collateral buildings, exclusive of tenant-funded build outs, will result in approximately $506.2 million of capital improvements to the Moffett Towers II – Buildings 3 & 4 Property, comprised of approximately $483.0 million in construction costs and approximately $23.2 million in tenant improvement allowances which were reserved at origination. The Moffett Towers II – Buildings 3 & 4 Property also features access to a 59,648 square foot non-collateral fitness/amenities building and separate parking structures with an overall parking ratio of 3.3 spaces per 1,000 square feet. With respect to the fitness/amenities space and parking structures, the borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement made by Moffett Towers II Association LLC, an affiliate of the borrower sponsor, and the owner of the non-collateral common area buildings at the Moffett Towers II campus. As of June 19, 2019, the Moffett Towers II – Buildings 3 & 4 Property was 100.0% leased to Facebook.

The sole tenant at the Moffett Towers II – Buildings 3 & 4 Property is Facebook, Inc. (701,266 square feet; 100.0% of the NRA; 100.0% of underwritten office rent; May 31, 2034 lease expiration). Facebook, Inc. (“Facebook”) is leasing both buildings on two separate 350,633 square-foot triple-net leases, each with two seven-year extension options and no termination options. Facebook is a global technology and media company focused on building products that enable people to connect and share information with friends and family through mobile devices, personal computers and other digital platforms. Facebook’s products include Facebook, Instagram, Messenger, WhatsApp and Oculus. As of year-end 2018, daily and monthly active users were 1.52 billion and 2.32 billion, respectively, representing a 9.0% increase year-over-year. Facebook’s 2018 revenue was $55.84 billion, up 37.4% from year-end 2017. Facebook executed its leases at the Moffett Towers II – Buildings 3 & 4 Property in March 2018 and took possession of the spaces in May and June 2019. According to the borrower sponsor, Facebook is expected to begin its first phase of build out of Building 3 and move employees in by the end of 2019 or early 2020. The last building which Facebook expects to phase in will be Building 4. Facebook is expected to begin its first phase of build out of Building 3 and move employees in by the end of 2019 or early 2020. The last building which Facebook expects to phase in will be Building 4.

The Moffett Towers II – Buildings 3 & 4 Property features access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”). To govern access to the Common Area Spaces, the borrower is subject to a declaration of covenants, conditions, restrictions, easement and charges agreement (the “CCR”) made by MT II LLC, an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5
No. 15 – Moffett Towers II – Buildings 3 & 4

affiliate of the borrower sponsor. The CCR grants the borrower non-exclusive easement rights over the Common Area Spaces. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the borrower and the owners of buildings 1, 2 and 5. The Association is obligated to maintain insurance coverage for the Common Area Spaces and is also responsible for the maintenance of the Common Area Spaces, subject to the terms of the Facebook leases. The CCR delineates shares of the voting interest in the Association based on the number of buildings at the Moffett Towers II campus, with each completed building entitled to a proportionate share of the voting interest. Each building is entitled to a one-fifth share (20.0%) share of the voting interest in the Association.

The Market. The Moffett Towers II – Buildings 3 & 4 Property is located in Moffett Park, in Sunnyvale, California within the Silicon Valley. Moffett Park is an approximately 519-acre area comprised of recently redeveloped office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google, Hewlett Packard, Juniper Networks, Amazon, Lockheed Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II – Buildings 3 & 4 Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in Los Angeles. The Santa Clara County Transit System station is located across the street from the Moffett Towers II campus and services the surrounding residential communities. Moffett Towers II is comprised of five buildings owned by members of Moffett Towers II Association, LLC, whose current members include the Moffett Towers II – Buildings 3 & 4 borrower and three other members, all of which are currently indirectly owned by the parent of the borrower sponsor. See “Description of the Mortgage Pool—Competition from Certain Nearby Properties” in the Preliminary Prospectus.

According to the appraisal, the Moffett Towers II – Buildings 3 & 4 Property is located in the Moffett Park office submarket of Silicon Valley. As of the first quarter of 2019, the submarket contained approximately 10.3 million square feet of office inventory with a vacancy rate of approximately 0.8%. The overall triple-net asking rental rate for office space in Sunnyvale, which includes the Moffett Park submarket, is $6.55 per square foot per month.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	U/W Rent PSF(2)(3)	U/W Rent(2)(3)	% of Total U/W Rent	Lease Expiration Date
Facebook(4)(5)	NR/NR/NR	701,266	100.0%	$65.98	$46,272,943	100.0%	5/31/2034
Major Tenants / Wtd. Avg.		701,266	100.0%	$65.98	$46,272,943	100.0%

Other Tenants / Wtd. Avg.		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total / Wtd. Avg.		701,266	100.0%	$65.98	$46,272,943	100.0%

Vacant Space		0	0.0%

Collateral Total		701,266	100.0%

(1)	Based on the underwritten rent roll.

(2)	U/W Rent PSF and U/W Rent include straight-line rent for Facebook from February 2020 through the end of Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces at the Moffett Towers II – Buildings 3 & 4 Property but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.

(3)	U/W Rent PSF and U/W Rent include average rent for each of the two Facebook leases from February 2020 through the expiration of Facebook’s lease term and excludes the related amenities rent.

(4)	Facebook has two, seven-year renewal options at 95% of the fair market rent at the time of the renewal.

(5)	Pursuant to its leases, Facebook has the right of first refusal to purchase Building 3 and/or Building 4 upon a proposed sale to a direct competitor (which currently includes Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation, subject to change each year and capped at four entities).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5
No. 15 – Moffett Towers II – Buildings 3 & 4

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	U/W Rent Expiring(2)(3)	% of U/W Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative U/W Rent Expiring	Cumulative % of U/W Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030 & Beyond	2	701,266	100.0	46,272,943	100.0	701,266	100.0%	$46,272,943	100.0%
Total	2	701,266	100.0%	$46,272,943	100.0%
(1)	Based on the underwritten rent roll.

(2)	U/W Rent Expiring includes straight-line rent for Facebook from February 2020 through the end of Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces in the Moffett Towers II – Buildings 3 & 4 Property but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.

(3)	U/W Rent Expiring includes average rent for each of the two Facebook leases from February 2020 through the expiration of Facebook’s lease term and excludes the related amenities rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5
No. 15 – Moffett Towers II – Buildings 3 & 4

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot(1)	%(2)
Rents in Place(3)	$37,708,475	$52.00	63.8%
Amenities Rent	1,282,857	1.77	2.2
Straight-line Office Rent(3)	8,564,468	11.81	14.5
Straight-line Amenities Rent	291,524	0.40	0.5
Vacant Income	0	0.00	0.0
Gross Potential Rent	$47,847,323	$65.98	80.9%
Total Reimbursements	11,259,997	15.53	19.1
Net Rental Income	$59,107,320	$81.51	100.0%
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)(4)	(1,477,683)	(2.04)	(2.5)
Effective Gross Income	$57,629,637	$79.48	97.5%

Total Expenses	$11,259,997	$15.53	19.5%

Net Operating Income	$46,369,641	$63.95	80.5%

Total TI/LC, Capex/RR	145,025	0.20	0.3

Net Cash Flow	$46,224,616	$63.75	80.2%
(1)	Based on 725,126 square feet which is inclusive of 23,860 square feet of the non-collateral fitness/amenities building. The amenities building is a two-story structure located at the center of the Moffett Towers II campus that contains 59,648 square feet of the NRA. Each building is assessed a 20.0% portion of the square footage for common use of this facility.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Straight-line Office Rent includes straight-line rent for Facebook from February 2020 through the end of Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces at the Moffett Towers II – Buildings 3 & 4 Property but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. Rent PSF and underwritten rent reflect annualized amounts due in February 2020, after the dates in which Facebook is required to commence paying rent. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.

(4)	The underwritten economic vacancy is 2.5%. The Moffett Towers II – Buildings 3 & 4 Property was 100.0% physically occupied as of June 19, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C5
Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Vice President

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Assistant Vice President

KeyBank CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Joe DeRoy, Jr.	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeffrey Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2735
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President

Natixis CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Andrew Taylor	andrew.taylor@natixis.com	(212) 891-5702
Managing Director

Sophia Ouyang	sophia.ouyang@natixis.com	(212) 891-5772
Vice President

Donald MacMaster	donald.macmaster@natixis.com	(212) 891-5730
Vice President

Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Adam Ansaldi	adam.ansaldi@sgcib.com	(212) 278-6126
Managing Director

Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	Justin.cappuccino@sgcib.com	(212) 278-6393
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.